FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-16

Free Writing Prospectus

Structural and Collateral Term Sheet

$774,467,699

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$690,244,000

(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-NXS4

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Natixis Real Estate Capital LLC

Silverpeak Real Estate Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-NXS4

November 12, 2015

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner

Deutsche Bank Securities Co-Manager		Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. or Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certificate Structure

I.       Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$23,517,000	30.000%	(7)	2.66	01/16 – 09/20	44.7%	15.4%
A-2A	AAAsf/AAA(sf)/Aaa(sf)	$66,792,000	30.000%	(7)	4.77	09/20 – 09/20	44.7%	15.4%
A-2B	AAAsf/AAA(sf)/Aaa(sf)	$66,792,000	30.000%	(7)	4.92	09/20 – 11/20	44.7%	15.4%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$100,000,000	30.000%	(7)	9.73	07/25 – 09/25	44.7%	15.4%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$238,283,000(8)	30.000%	(7)	9.85	09/25 – 11/25	44.7%	15.4%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$46,743,000	30.000%	(7)	7.35	11/20 – 07/25	44.7%	15.4%
A-S	AAAsf/AAA(sf)/Aa2(sf)	$40,659,000	24.750%	(7)	9.93	11/25 – 11/25	48.1%	14.3%
X-A	AAAsf/AAA(sf)/NR	$582,786,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-B	AA-sf/AAA(sf)/NR	$44,532,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
B	AA-sf/AA-(sf)/A2(sf)	$44,532,000	19.000%	(7)	9.93	11/25 – 11/25	51.8%	13.3%
C	A-sf/A-(sf)/NR	$37,756,000	14.125%	(7)	9.93	11/25 – 11/25	54.9%	12.5%
X-D	BBB-sf/BBB-(sf)/NR	$44,532,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
D	BBBsf/BBB(sf)/NR	$25,170,000	10.875%	(7)	9.93	11/25 – 11/25	56.9%	12.1%

Non-Offered Certificates
X-F	BB-sf/BB-(sf)/NR	$19,361,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-G	B-sf/B-(sf)/NR	$8,713,000(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
X-H	NR/NR/NR	$36,787,698(19)	N/A	Variable(20)	N/A	N/A	N/A	N/A
A-4FL	AAAsf/AAA(sf)/Aaa(sf)(21)	$238,283,000(22)(23)	30.000%	LIBOR plus [ ](24)	9.85	09/25 – 11/25	44.7%	15.4%
A-4FX	AAAsf/AAA(sf)/Aaa(sf)	$0(22)(23)	30.000%	(7)	9.85	09/25 – 11/25	44.7%	15.4%
E	BBB-sf/BBB-(sf)/NR	$19,362,000	8.375%	(7)	9.93	11/25 – 11/25	58.5%	11.7%
F	BB-sf/BB-(sf)/NR	$19,361,000	5.875%	(7)	9.93	11/25 – 11/25	60.1%	11.4%
G	B-sf/B-(sf)/NR	$8,713,000	4.750%	(7)	9.93	11/25 – 11/25	60.9%	11.3%
H	NR/NR/NR	$36,787,698	0.000%	(7)	9.93	11/25 – 11/25	63.9%	10.8%

Notes:

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, expected to be dated November 12, 2015 (the “Free Writing Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates in the aggregate.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2A, A-2B, A-3, A-4, A-4FX, A-SB, A-S, B, C, D, E, F, G and H Certificates and the Class A-4FX regular interest in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	Represents the maximum initial principal balance of the Class A-4 Certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $238,283,000.

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2A, A-2B, A-3, A-4, A-SB and A-S Certificates and the Class A-4FX regular interest outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2A, A-2B, A-3, A-4, A-SB and A-S Certificates and the Class A-4FX regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the principal balance of the Class B Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)

The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate notional amount of the Class X-D Components. The Notional Amount of Class X-D Component D will be equal to the principal balance of the Class D Certificates outstanding from time to time. The Notional Amount of Class X-D Component E will be equal to the principal balance of the Class E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(14)	The Class X-D Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class X-D Components. The pass-through rate for Class X-D Component D for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. The pass-through rate for Class X-D Component E for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(18)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)	The Class X-H Certificates are notional amount certificates. The Notional Amount of the Class X-H Certificates will be equal to the principal balance of the Class H Certificates outstanding from time to time. The Class X-H Certificates will not be entitled to distributions of principal.

(20)	The pass-through rate for the Class X-H Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(21)	The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-4FX regular interest. The ratings of Fitch, KBRA and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-4FL Certificates from a floating interest rate to a fixed rate following a default under the swap agreement. See “Ratings” in the Private Placement Memorandum.

(22)	The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX Certificates will be $238,283,000. The aggregate principal balance of the Class A-4FL and A-4FX Certificates will at all times equal the principal balance of the Class A-4FX regular interest. The maximum initial principal balance of the Class A-4FL certificates is $238,283,000. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $238,283,000.

(23)	The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX regular interest. The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.

(24)	The pass-through rate applicable to the Class A-4FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-4FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Issue Characteristics

II.      Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	29	39	$351,905,365	45.4%
Natixis Real Estate Capital LLC	25	26	301,293,596	38.9
Silverpeak Real Estate Finance LLC	8	8	121,268,737	15.7
Total	62	73	$774,467,699	100.0%

Loan Pool:

Cut-off Date Balance:	$774,467,699
Number of Mortgage Loans:	62
Average Cut-off Date Balance per Mortgage Loan:	$12,491,414
Number of Mortgaged Properties:	73
Average Cut-off Date Balance per Mortgaged Property(1):	$10,609,147
Weighted Average Mortgage Interest Rate:	4.616%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	49.3%
Weighted Average Original Term to Maturity or ARD (months):	110
Weighted Average Remaining Term to Maturity or ARD (months):	108
Weighted Average Original Amortization Term (months)(2):	354
Weighted Average Remaining Amortization Term (months)(2):	353
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.77x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.9%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	57.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	1.6%
% of Mortgage Loans with Single Tenants(3):	21.6%

(1)	With respect to the One Court Square mortgage loan, the Keurig Green Mountain mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan, each of which is part of a loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that is allowed under the terms of any mortgage loan. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property),that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing”.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 68.6% of the mortgage pool (53 mortgage loans) has scheduled amortization, as follows:

37.5% (24 mortgage loans) provides for an interest-only period followed by an amortization period; and

31.1% (29 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 31.4% of the mortgage pool (9 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 58.3% and 2.17x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 59.5% of the mortgage pool (29 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	68.4% of the pool
Insurance:	52.2% of the pool
Capital Replacements:	66.5% of the pool
TI/LC:	59.4% of the pool(1)
(1) The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

84.3% of the mortgage pool (59 mortgage loans) features a lockout period, then defeasance only until an open period;

9.0% of the mortgage pool (one mortgage loan) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

6.7% of the mortgage pool (two mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Issue Characteristics

III.     Issue Characteristics

Securities Offered:	$690,244,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirteen classes (Classes A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B, C, D, X-A, X-B and X-D), which are offered pursuant to a registration statement filed with the SEC.
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Natixis Real Estate Capital LLC (“Natixis”) and Silverpeak Real Estate Finance LLC (“SPREF”).
Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC
Co-Managers:	Deutsche Bank Securities Inc. and Natixis Securities Americas LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Trust Advisor:	Pentalpha Surveillance LLC
Initial Majority Subordinate Certificateholder:	RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2015 (or, in the case of any mortgage loan that has its first due date in January 2016, the date that would have been its due date in December 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 9, 2015.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2016.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2016.
Rated Final Distribution Date:	The Distribution Date in December 2048.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A, X-B and X-D Certificates) and $1,000,000 for the Class X-A, X-B and X-D Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

IV.         Characteristics of the Mortgage Pool(1)

A.          Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/Rooms	Cut-off Date Balance Per SF/Room	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
Natixis	One Court Square	Long Island City	NY	1 / 1	$70,000,000	9.0%	Office	1,401,609	$225	49.2%	49.2%	2.51x	10.4%
WFB	Keurig Green Mountain	Burlington	MA	1 / 1	50,000,000	6.5	Office	280,560	278	64.4	64.4	2.05	9.7
SPREF	Renaissance Phoenix Downtown	Phoenix	AZ	1 / 1	48,938,577	6.3	Hospitality	525	93,216	60.0	49.0	1.75	13.6
WFB	Robertson’s Creek Shopping Center	Flower Mound	TX	1 / 1	48,000,000	6.2	Retail	329,800	146	73.8	67.7	1.29	8.5
WFB	WPC Self Storage VIII	Various	Various	10 /1	35,575,000	4.6	Self Storage	704,364	51	57.8	57.8	1.82	8.8
WFB	CityPlace I	Hartford	CT	1 / 1	34,275,000	4.4	Office	884,366	90	69.2	69.2	1.87	10.8
Natixis	Mendham Shopping Center	Mendham	NJ	1 / 1	26,680,000	3.4	Retail	79,940	334	73.7	64.8	1.29	8.3
WFB	One Park Square	Albuquerque	NM	1 / 1	25,725,000	3.3	Mixed Use	248,553	104	75.0	64.3	1.60	10.9
Natixis	Payless Self Storage	Richmond	CA	1 / 1	22,000,000	2.8	Self Storage	143,321	154	64.7	64.7	1.94	8.9
SPREF	Somerset Park	Raleigh	NC	1 / 1	20,500,000	2.6	Office	206,829	99	75.1	69.1	1.28	9.3
Top Three Total/Weighted Average				3 / 3	$168,938,577	21.8%				56.8%	53.6%	2.15x	11.1%
Top Five Total/Weighted Average				5 / 14	$252,513,577	32.6%				60.2%	56.9%	1.94x	10.3%
Top Ten Total/Weighted Average				10 / 19	$381,693,577	49.3%				64.0%	60.2%	1.83x	10.1%
Non-Top Ten Total/Weighted Average				52 / 54	$392,774,122	50.7%				63.8%	54.8%	1.71x	11.4%

(1)	With respect to the One Court Square mortgage loan, the Keurig Green Mountain mortgage loan and the CityPlace I mortgage loan, each of which is part of a loan combination, Cut-off Date Balance Per Square Foot/Room, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

B.          Summary of Pari Passu Loan Combinations

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
One Court Square	Natixis	$80,000,000	WFCM 2015-NXS3	Yes(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	$70,000,000	WFCM 2015-NXS4	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	$60,000,000	(2)	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	$55,000,000	(2)	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	Natixis	$50,000,000	(2)	No(1)	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Keurig Green Mountain	WFB	$50,000,000	WFCM 2015-NXS4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$27,895,480	(3)	No	TBD	TBD
CityPlace I	WFB	$45,000,000	WFCM 2015-C31	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	WFB	$34,275,000	WFCM 2015-NXS4	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Yosemite Resorts	Natixis	$66,000,000	WFCM 2015-NXS3	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	Natixis	$19,000,000	WFCM 2015-NXS4	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC

(1)	The One Court Square loan combination will be serviced under the WFCM 2015-NXS3 pooling and servicing agreement, however control rights similar to the rights of the subordinate control representative will be held by the holder of the controlling pari passu companion loan Note A-1.

(2)	The related pari passu companion loan Note A-1, Note A-2 and Note A-5 are currently held by Natixis or an affiliate. Note A-1 represents the controlling note and is expected to be held by Natixis or an affiliate until loan maturity. Note A-2 and Note A-5 are expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 and Note A-5 will not be split further.

(3)	The related pari passu companion loan Note A-2 is currently held by an affiliate of WFB and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

C.           Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)(2)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)(2)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
17	SPREF	Linda Vista Apartments	$12,500,000	1.6%	$12,500,000	$0	4. 370%	2.82x	2.82x	17.7%	8.9%	47.6%	95.2%
Total/Weighted Average			$12,500,000	1.6%	$12,500,000	$0	4. 370%	2.82x	2.82x	17.7%	8.9%	47.6%	95.2%

(1)	Total Debt Interest Rate for the Linda Vista mortgage loan reflects the interest rate on the first mortgage loan. There is no interest due under the subordinate mortgage loan.

(2)	No interest or principal is due under such subordinate mortgage, which is only enforceable in the event that the borrower fails to comply with certain Housing and Urban Development standards. Moreover, if no event of default occurs under subordinate mortgage by 2023, the subordinate mortgage will be forgiven.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

D.          Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut- off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
1	Natixis	One Court Square	Long Island City	NY	Office	$70,000,000	9.0%	CD 2005-CD1
7	Natixis	Mendham Shopping Center	Mendham	NJ	Retail	26,680,000	3.4	BSCMS 2006-PW11
9	Natixis	Payless Self Storage	Richmond	CA	Self Storage	22,000,000	2.8	WFRBS 2011-C3
11	Natixis	Yosemite Resorts	El Portal	CA	Hospitality	18,927,884	2.4	CMLT 2008-LS1
14	WFB	Bed Bath & Beyond Center	Yonkers	NY	Retail	16,437,129	2.1	BSCMS 2006-PW12
18	WFB	Oak Ridge Estates	Monroe	MI	Manufactured Housing Community	12,350,000	1.6	BSCMS 2006-T22
21	WFB	Greenbelt Self Storage Plus	Lanham	MD	Self Storage	10,200,000	1.3	GECMC 2005-C4
22	Natixis	2024 West 6th Street	Los Angeles	CA	Mixed Use	10,200,000	1.3	LBUBS 2005-C5
24	WFB	Kabuki Theater	San Francisco	CA	Retail	10,100,000	1.3	MLCFC 2006-4
25	Natixis	Dels Village	Boonton	NJ	Retail	9,970,000	1.3	BSCMS 2007-PW15
28	Natixis	Springhill Suites-Sacramento Airport	Sacramento	CA	Hospitality	9,500,000	1.2	BACM 2006-2
31	SPREF	Hampton Inn & Suites - Sun City	Bluffton	SC	Hospitality	7,989,674	1.0	JPMCC 2005-LDP1
32	SPREF	Holiday Inn Roanoke	Roanoke	VA	Hospitality	7,954,796	1.0	BACM 2005-5
35	Natixis	Farm Fresh at Princess Anne	Virginia Beach	VA	Retail	7,100,000	0.9	GECMC 2005-C3
38	SPREF	Hillcrest Shopping Center	Birmingham	AL	Retail	6,300,000	0.8	CD 2006-CD2
39	Natixis	2065 West 6th Street	Los Angeles	CA	Mixed Use	6,300,000	0.8	LBUBS 2005-C5
43	WFB	Walgreens - Pittsburgh	Pittsburgh	PA	Retail	5,610,139	0.7	MSC 2006-HQ8
46	WFB	Laurel Bay	San Diego	CA	Retail	5,237,278	0.7	CSMC 2006-C1
52	WFB	Walgreens - Mansfield, OH	Mansfield	OH	Retail	3,586,018	0.5	MSC 2005-HQ7
62	WFB	Walgreens - Port Neches, TX	Port Neches	TX	Retail	1,480,157	0.2	MSC 2006-T21
	Total					$267,923,075	34.6%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

E. Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2A & Class A-2B(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2A & A-2B Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	Natixis	One Court Square	NY	Office	$70,000,000	9.0%	$70,000,000	52.4%	1,401,609	$225	2.51x	10.4%	49.2%	49.2%	57	57
2	WFB	Keurig Green Mountain	MA	Office	50,000,000	6.5	50,000,000	37.4	280,560	278	2.05	9.7	64.4	64.4	59	59
27	WFB	Indiana Business Park	CA	Industrial	9,650,000	1.2	9,343,289	7.0	149,792	64	1.36	8.8	64.3	62.3	35	59
56	WFB	Merrillville Office Center	IN	Office	2,593,400	0.3	2,377,629	1.8	55,731	47	1.41	10.2	69.2	63.4	0	58
Total/Weighted Average					$132,243,400	17.1%	$131,720,918	98.6%			2.23x	10.0%	56.4%	56.2%	55	58
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2A and A-2B Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2A and A-2B Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information take no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2A and A-2B Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

F.     Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	22	$235,452,869	30.4%	67.1%	58.7%	1.47x	9.6%	9.0%	4.656%
Anchored	11	170,797,444	22.1	69.6	61.1	1.40	9.3	8.7	4.685
Single Tenant	7	33,818,147	4.4	62.6	50.0	1.49	10.2	9.9	4.686
Unanchored	3	22,837,278	2.9	59.6	54.3	1.66	9.7	9.3	4.509
Shadow Anchored	1	8,000,000	1.0	55.9	55.9	2.38	11.7	10.5	4.350
Office	7	188,959,970	24.4	61.5	60.2	2.06	10.2	9.3	4.297
CBD	2	104,275,000	13.5	55.8	55.8	2.30	10.5	9.6	4.175
Suburban	4	83,043,400	10.7	68.5	66.0	1.78	9.8	8.8	4.440
Medical	1	1,641,570	0.2	71.4	53.2	1.35	10.9	9.3	4.760
Hospitality	14	146,574,083	18.9	64.0	52.0	1.89	14.0	12.2	4.935
Full Service	6	92,072,952	11.9	63.7	51.5	1.79	13.7	11.6	4.972
Limited Service	7	38,921,303	5.0	62.3	51.3	2.07	15.1	13.6	4.982
Extended Stay	1	15,579,827	2.0	69.9	56.8	2.00	13.6	12.3	4.600
Self Storage	14	76,288,805	9.9	60.0	57.2	1.75	8.9	8.7	4.548
Self Storage	14	76,288,805	9.9	60.0	57.2	1.75	8.9	8.7	4.548
Mixed Use	5	49,182,608	6.4	72.0	63.1	1.52	10.4	9.6	4.782
Office/Retail	1	25,725,000	3.3	75.0	64.3	1.60	10.9	9.9	4.650
Multifamily/Retail	3	18,037,500	2.3	70.4	64.1	1.38	8.9	8.4	4.449
Retail/Office	1	5,420,108	0.7	63.0	54.3	1.60	12.8	12.2	6.513
Industrial	4	41,585,690	5.4	62.3	56.4	1.43	9.9	8.8	4.826
Flex	3	24,885,690	3.2	61.6	55.7	1.49	9.5	8.8	4.640
Warehouse	1	16,700,000	2.2	63.5	57.5	1.35	10.5	8.8	5.102
Multifamily	3	20,041,674	2.6	55.3	50.0	2.38	15.0	14.4	4.495
Garden	3	20,041,674	2.6	55.3	50.0	2.38	15.0	14.4	4.495
Manufactured Housing Community	1	12,350,000	1.6	51.0	51.0	2.99	12.9	12.7	4.170
Manufactured Housing Community	1	12,350,000	1.6	51.0	51.0	2.99	12.9	12.7	4.170
Other	3	4,032,000	0.5	57.9	53.2	1.44	9.1	9.1	4.766
Leased Fee	3	4,032,000	0.5	57.9	53.2	1.44	9.1	9.1	4.766
Total/Weighted Average:	73	$774,467,699	100.0%	63.9%	57.4%	1.77x	10.8%	9.9%	4.616%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the One Court Square mortgage loan, the Keurig Green Mountain mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan, each of which is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

G.     Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	12	$122,489,369	15.8%	64.1%	57.4%	1.79x	11.1%	10.4%	4.516%
Northern California	6	65,022,264	8.4	64.0	58.0	2.01	12.0	11.3	4.540
Southern California	6	57,467,106	7.4	64.2	56.7	1.55	10.1	9.4	4.488
New York	4	96,232,129	12.4	51.4	49.5	2.26	10.1	9.6	4.084
Texas	7	80,677,157	10.4	66.2	60.3	1.62	10.4	9.9	4.556
Arizona	3	64,174,267	8.3	60.0	49.6	1.71	12.7	10.5	4.765
New Jersey	5	63,643,284	8.2	71.5	61.3	1.42	9.5	9.1	4.861
Massachusetts	1	50,000,000	6.5	64.4	64.4	2.05	9.7	9.0	4.300
Other(4)	41	297,251,493	38.4	66.4	59.0	1.68	10.9	9.9	4.815
Total/Weighted Average	73	$774,467,699	100.0%	63.9%	57.4%	1.77x	10.8%	9.9%	4.616%

(1)	The mortgaged properties are located in 26 states and Puerto Rico.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the One Court Square mortgage loan, the Keurig Green Mountain mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan, each of which is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(3)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(4)	Includes 20 other states and Puerto Rico.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,480,157 - 2,000,000	5	$8,332,900	1.1%
2,000,001 - 3,000,000	4	10,310,965	1.3
3,000,001 - 4,000,000	5	18,067,560	2.3
4,000,001 - 5,000,000	2	8,857,019	1.1
5,000,001 - 6,000,000	7	39,194,608	5.1
6,000,001 - 7,000,000	4	26,185,198	3.4
7,000,001 - 8,000,000	6	45,661,404	5.9
8,000,001 - 10,000,000	5	48,486,497	6.3
10,000,001 - 15,000,000	9	101,433,131	13.1
15,000,001 - 20,000,000	5	86,244,840	11.1
20,000,001 - 30,000,000	4	94,905,000	12.3
30,000,001 - 50,000,000	5	216,788,577	28.0
50,000,001 - 70,000,000	1	70,000,000	9.0
Total:	62	$774,467,699	100.0%
Average:	$12,491,414

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.10 - 1.20	2	$5,066,175	0.7%
1.21 - 1.30	2	13,620,000	1.8
1.31 - 1.40	5	97,380,000	12.6
1.41 - 1.50	6	57,829,112	7.5
1.51 - 1.60	10	83,550,151	10.8
1.61 - 1.70	6	40,072,115	5.2
1.71 - 1.80	6	59,572,837	7.7
1.81 - 1.90	6	75,446,620	9.7
1.91 - 2.00	3	27,891,931	3.6
2.01 - 2.50	11	207,203,156	26.8
2.51 - 3.00	4	94,485,602	12.2
3.01 - 3.05	1	12,350,000	1.6
Total:	62	$774,467,699	100.0%
Weighted Average:	1.93x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.10 - 1.20	3	$8,716,175	1.1%
1.21 - 1.30	4	105,150,000	13.6
1.31 - 1.40	10	83,131,035	10.7
1.41 - 1.50	10	90,030,045	11.6
1.51 - 1.60	8	57,363,135	7.4
1.61 - 1.70	3	15,495,991	2.0
1.71 - 1.80	5	81,310,197	10.5
1.81 - 1.90	4	80,445,940	10.4
1.91 - 2.00	3	45,569,501	5.9
2.01 - 2.25	6	95,925,698	12.4
2.26 - 2.50	2	12,494,380	1.6
2.51 - 2.75	2	73,985,602	9.6
2.76 - 2.99	2	24,850,000	3.2
Total:	62	$774,467,699	100.0%
Weighted Average:	1.77x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	43	$469,917,493	60.7%
Acquisition	19	304,550,205	39.3
Total:	62	$774,467,699	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
3.893 - 4.000	1	$70,000,000	9.0%
4.001 - 4.250	2	17,960,139	2.3
4.251 - 4.500	17	193,651,389	25.0
4.501 - 4.750	21	292,269,825	37.7
4.751 - 5.000	10	116,258,031	15.0
5.001 - 5.250	2	26,813,321	3.5
5.251 - 5.500	4	28,684,561	3.7
5.501 - 6.250	4	23,410,325	3.0
6.251 - 6.513	1	5,420,108	0.7
Total:	62	$774,467,699	100.0%
Weighted Average:	4.616%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.7 - 8.0	2	$13,620,000	1.8%
8.1 - 9.0	12	189,552,418	24.5
9.1 - 10.0	11	149,410,457	19.3
10.1 - 11.0	13	204,501,243	26.4
11.1 - 12.0	6	25,075,114	3.2
12.1 - 13.0	4	41,170,725	5.3
13.1 - 14.0	6	102,633,799	13.3
14.1 - 15.0	3	10,069,165	1.3
15.1 - 16.0	3	21,949,176	2.8
16.1 - 18.0	1	12,500,000	1.6
18.1 - 19.4	1	3,985,602	0.5
Total:	62	$774,467,699	100.0%
Weighted Average:	10.8%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
7.5 - 8.0	4	$88,300,000	11.4%
8.1 - 9.0	20	291,418,738	37.6
9.1 - 10.0	11	154,729,361	20.0
10.1 - 11.0	11	106,066,205	13.7
11.1 - 12.0	3	25,181,958	3.3
12.1 - 13.0	5	60,267,493	7.8
13.1 - 14.0	3	16,543,805	2.1
14.1 - 15.0	3	15,474,536	2.0
15.1 - 17.0	1	12,500,000	1.6
17.1	1	3,985,602	0.5
Total:	62	$774,467,699	100.0%
Weighted Average:	9.9%

(1)	With respect to the One Court Square mortgage loan, the Keurig Green Mountain mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not takes into account of any subordinate debt (whether or not secured by the related mortgaged property),that is allowed under the terms of such mortgage loan. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	4	$132,243,400	17.1%
120	58	642,224,299	82.9
Total:	62	$774,467,699	100.0%
Weighted Average:	110 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
57 - 59	4	$132,243,400	17.1%
115 - 119	58	642,224,299	82.9
Total:	62	$774,467,699	100.0%
Weighted Average:	108 months

ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	9	$243,450,000	31.4%
120	1	1,480,157	0.2
180	1	3,586,018	0.5
300	7	39,237,497	5.1
360	44	486,714,027	62.8
Total:	62	$774,467,699	100.0%
Weighted Average(3):	354 months
(2)		The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)		Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Non-Amortizing	9	$243,450,000	31.4%
118	1	1,480,157	0.2
179	1	3,586,018	0.5
297 - 300	7	39,237,497	5.1
355 - 360	44	486,714,027	62.8
Total:	62	$774,467,699	100.0%
Weighted Average(5):	353 months
(4)		The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5)		Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard/Springing Cash Management	24	$337,813,701	43.6%
Springing	24	193,488,234	25.0
Hard/Upfront Cash Management	5	123,071,708	15.9
Soft/Springing Cash Management	5	95,580,250	12.3
None	4	24,513,805	3.2
Total:	62	$774,467,699	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout / Defeasance / Open	59	$652,930,199	84.3%
GRTR 1% or YM / GRTR 1% or YM or D / Open	1	70,000,000	9.0
Lockout / GRTR 1% or YM / Open	2	51,537,500	6.7
Total:	62	$774,467,699	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
43.8 - 45.0	1	$10,500,000	1.4%
45.1 - 50.0	2	82,500,000	10.7
50.1 - 55.0	5	27,047,758	3.5
55.1 - 60.0	12	156,860,668	20.3
60.1 - 65.0	11	148,094,648	19.1
65.1 - 70.0	15	137,058,515	17.7
70.1 - 75.0	15	191,906,109	24.8
75.1	1	20,500,000	2.6
Total:	62	$774,467,699	100.0%
Weighted Average:	63.9%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0.2 - 20.0	1	$1,480,157	0.2%
20.1 - 25.0	1	3,586,018	0.5
25.1 - 40.0	2	14,485,602	1.9
40.1 - 45.0	2	15,121,575	2.0
45.1 - 50.0	8	176,553,439	22.8
50.1 - 55.0	13	84,403,128	10.9
55.1 - 60.0	17	171,665,207	22.2
60.1 - 65.0	12	172,197,573	22.2
65.1 - 69.2	6	134,975,000	17.4
Total:	62	$774,467,699	100.0%
Weighted Average:	57.4%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	24	$290,044,500	37.5%
Amortizing Balloon	28	239,493,042	30.9
Interest-only, Balloon	8	193,450,000	25.0
Interest-only, ARD	1	50,000,000	6.5
Fully Amortizing	1	1,480,157	0.2
Total:	62	$774,467,699	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
24	5	$50,862,500	6.6%
36	3	46,300,000	6.0
48	1	16,700,000	2.2
60	14	169,432,000	21.9
84	1	6,750,000	0.9
Total:	24	$290,044,500	37.5%
Weighted Average:	50 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1	31	$386,246,070	49.9%
2	15	161,461,576	20.8
3	12	189,263,583	24.4
4	3	29,541,674	3.8
5	1	7,954,796	1.0
Total:	62	$774,467,699	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-D, X-F, X-G and X-H Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements may be reduced first on the Class F Certificates, then on the Class E Certificates and Class X-D Component E, pro rata and the Class D Certificates and Class X-D Component D, pro rata, and then on the Class C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class F, E, D, C, B and A-S Certificates, then to the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest (with any losses on the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C, D, E and F Certificates and Class X-D Components are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2A, A-2B, A-3, A-4, A-SB, X-A, X-B, X-F, X-G and X-H Certificates and Class A-4FX regular interest: To interest on the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, X-A, X-B, X-F, X-G and X-H Certificates and the Class A-4FX regular interest, pro rata, according to their respective interest entitlements.

2.	Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To principal on the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2A Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-2B Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, on a pro rata basis, to principal on the Class A-4 Certificates and the Class A-4FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, based on their respective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.	Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and Class A-4FX regular interest: To reimburse the holders of the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.

Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest), to principal on the Class A-S Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.

Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2A, A-2B, A-3, A-4, A-SB and A-S Certificates and the Class A-4FX regular interest), to principal on the Class B Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.

Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S and B Certificates and the Class A-4FX regular interest), to principal on the Class C Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.	Class D Certificates and Class X-D Component D: To make distributions on the Class D Certificates and Class X-D Component D as follows: (a) first, to interest on the Class D Certificates and Class X-D Component D, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B and C Certificates and the Class A-4FX regular interest), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8.	Class E Certificates and Class X-D Component E: To make distributions on the Class E Certificates and Class X-D Component E as follows: (a) first, to interest on the Class E Certificates and Class X-D Component E, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B, C and D Certificates and the Class A-4FX regular interest), to principal on the Class E Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class E Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

9.	Class F Certificates: To make distributions on the Class F Certificates as follows: (a) first, to interest on the Class F Certificates, in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B, C, D, E Certificates and the Class A-4FX regular interest), to principal on the Class F Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class F Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

10.	After the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B and C Certificates, the Class A-4FX regular interest and the Class D, E and F Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class G and H Certificates sequentially in that order in a manner analogous to the Class F Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B, C, D and E Certificates and Class A-4FX regular interest, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates) and the Class A-4FX regular interest for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2A, A-2B, A-3, A-4, A-SB and A-S Certificates and Class A-4FX regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FX and A-4FL Certificates) and the Class A-4FX regular interest for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2A, A-2B, A-3, A-4, A-SB and A-S Certificates and Class A-4FX regular interest as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-F, X-G, X-H, F, G, H, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B, C, D, E, F, G and H Certificates, and the Class A-4FX regular interest will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class H; second, to Class G; third, to Class F; fourth, to Class E; fifth, to Class D; sixth, to the Class C; seventh, to the Class B; eighth, to the Class A-S; and, finally, pro rata, to Classes A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class B, C, D, E and F Certificates and the Class X-D Components) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class F, E, D, C, B and A-S Certificates, and the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest (with any write-offs on the Class A-1, A-2A, A-2B, A-3, A-4 and A-SB Certificates and the Class A-4FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2A, A-2B, A-3, A-4, A-SB or A-S Certificates or the Class A-4FX regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-D Component D and Class X-D Component E will be reduced by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

the amount of all losses that are allocated to the Class D and E Certificates, respectively, as write-offs in reduction of their respective Certificate Principal Balances. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each of the One Court Square mortgage loan, the Keurig Green Mountain mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan but not the related companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except (a) that interest payments on the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, X-A, X-B, X-F, X-G and X-H Certificates and the Class A-4FX regular interest would be affected on a pari passu basis, (b) interest payments on the Class D Certificates and Class X-D Component D would be affected on a pari passu basis and according to the alphabetical designation of the Class D Certificates and (c) interest payments on the Class E Certificates and Class X-D Component E would be affected on a pari passu basis and according to the alphabetical designation of the Class E Certificates).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer will have the primary obligation to make any servicing advances with respect to the Keurig Green Mountain loan combination. The master servicer under the WFCM 2015-NXS3 securitization will have the primary obligation to make any servicing advances with respect to the One Court Square loan combination and the Yosemite Resorts loan combination. The master servicer under the WFCM 2015-C31 securitization will have the primary obligation to make any servicing advances with respect to the CityPlace I loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2A, A-2B, A-3, A-4, A-SB, A-S, B, C, D and E Certificates and the Class A-4FX regular interest have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of the “subordinate class”, which means: (a) during a “subordinate control period”, the most subordinate class among the Class G and H Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class G and H Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class G Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period (other than with respect to the One Court Square loan combination, the CityPlace I loan combination and the Yosemite Resorts loan combination), (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class G Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions (other than with respect to the One Court Square loan combination, the CityPlace I loan combination and the Yosemite Resorts loan combination). A “senior consultation period” will exist as long as either (i) the Class G certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class G certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions (other than with respect to the One Court Square loan combination, the CityPlace I loan combination and the Yosemite Resorts loan combination), and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Keurig Green Mountain mortgage loan, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loans as described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to the One Court Square loan combination, the related loan combination will be serviced under the WFCM 2015-NXS3 pooling and servicing agreement, however control and consultation rights similar to those rights described above will be held by the holder of the One Court Square controlling pari passu companion loan, which is currently Natixis Real Estate Capital LLC, except that under the WFCM 2015-NXS3 pooling and servicing agreement, solely with respect to the One Court Square loan combination, a subordinate control period will be deemed to be in effect at all times. In addition, the WFCM 2015-NXS3 trust and each holder of a non-controlling pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the holder of the One Court Square controlling pari passu companion loan.

Also, notwithstanding any contrary description set forth above, with respect to the Keurig Green Mountain mortgage loan, the holder of the pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above.

Also, notwithstanding any contrary description set forth above, with respect to the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan, in general the related loan combination will be serviced under the WFCM 2015-C31 pooling and servicing agreement and WFCM 2015-NXS3 pooling and servicing agreement, respectively, which grant the related subordinate class representative control rights that may include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the CityPlace I loan combination and the Yosemite Resorts loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFCM 2015-C31 and WFCM 2015-NXS3 securitization, respectively, but any collective consultation period or senior consultation period under the WFCM 2015-C31 and WFCM 2015-NXS3 securitization, respectively, will operate to prevent the exercise of the consultation rights of the subordinate class representative hereof.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority subordinate certificateholder or the subordinate class representative is (i) a borrower, a mortgagor or a manager of a mortgaged property or any affiliate thereof, (ii) any person that owns, directly or indirectly, 25% or more of a borrower, mortgagor or manager of a mortgaged property, (iii) any person that owns, directly or indirectly, 25% or more of a beneficial interest in any mezzanine lender of any mezzanine loan related to a mortgage loan that has accelerated such mezzanine loan or commenced foreclosure proceedings as set forth in clause (iv) or (iv) any mezzanine lender (or any affiliate thereof) of any mezzanine loan related to a Mortgage Loan that has accelerated such mezzanine loan (unless (a) acceleration was automatic under such mezzanine loan, (b) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender and (c) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings with respect to such mezzanine loan against the equity interests in the borrower(s) of such mortgage loan (each, a “borrower party”), the majority subordinate certificateholder and the subordinate class representative will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “excluded loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a subordinate class certificateholder is a borrower party, such subordinate class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such subordinate class certificateholder will be referred to as an “excluded controlling class holder”.

Replacement of Special Servicer by General Vote of Certificateholders:	During any ”collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

Excluded Special Servicer	In the event that, with respect to any mortgage loan, the Special Servicer is a borrower party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as a “excluded special servicer loan”), and, during a subordinate control period, the majority subordinate certificateholder or subordinate class representative on its behalf,will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. During a collective consultation period, a senior consultation period and a subordinate control period if the excluded special servicer loan is also an excluded loan, upon resignation of the Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class G or H Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. In the case of the Keurig Green Mountain loan combination, pursuant to the related intercreditor agreement and the pooling and servicing agreement, if the special servicer offers to sell to any person (or offers to purchase) for cash such mortgage loan during such time as the related loan combination constitutes a defaulted mortgage loan under the pooling and servicing agreement and the related intercreditor agreement, then in connection with any such sale, the special servicer is required to sell both the mortgage loan and the related pari passu companion loan as a single whole loan. The sale of a defaulted loan (other than the One Court Square mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Keurig Green Mountain mortgage loan, consultation rights of the holders of the related pari passu companion loan, as described in the Free Writing Prospectus.

In the case of the One Court Square mortgage loan, the CityPlace I mortgage loan and the Yosemite Resorts mortgage loan, pursuant to the related intercreditor agreement and the WFCM 2015-C31 pooling and servicing agreement or the WFCM 2015-NXS3 pooling and servicing agreement, as applicable, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan(s) as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Certain Terms and Conditions

consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or any senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2A, A-2B, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, D, E and F Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.

Loan Combinations:

Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as One Court Square, Keurig Green Mountain, CityPlace I and Yosemite Resorts secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu or subordinate in right of payment with the trust mortgage loan. We refer to each such group of mortgage loans as a “loan combination”. The Keurig Green Mountain loan combination will be principally serviced under the pooling and servicing agreement. The One Court Square loan combination and the Yosemite Resorts loan combination will be principally serviced under the WFCM 2015-NXS3 pooling and servicing agreement and the CityPlace I loan combination will be principally serviced under the WFCM 2015-C31 pooling and servicing agreement.

As of the closing date, the companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Loan Combinations”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

ONE COURT SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

ONE COURT SQUARE

One Court Square
1 Court Square
Long Island City, NY 11101
MANHATTAN
QUEENS
BROOKLYN
Upper East Side
East River
Roosevelt Island
Queensbridge
Queens Bridge Park
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Long Island City
Hunters Point
Greenpoint
Murray Hill
Kips Bay
Newtown Creek
Queens-Midtown Tunnel
Long Island Expressway
LONG ISLAND RAILROAD
East River Ferry
Gantry Plaza State Park
Hunters Point South Park
Franklin D. Roosevelt Four Freedoms Park
Goldwater Memorial Hospital
NY Public Library - Roosevelt Is.
Firefighters Field
Ravenswood Generating Station
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
JetBlue Corporate Headquarters
Fisher Landau Center for Art 3 blocks
U.S. Citizenship & Immigration Services
CUNY School of Law
Queens Library at Court Square
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
To Wall Street/ Pier 11
FDR Drive
E. 75th St.
E. 72nd St.
E. 65th St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 42nd St.
E. 38th St.
E. 34th St.
E. 30th St.
1st Ave.
York Ave.
Main St.
Vernon Blvd.
9th St.
10th St.
11th St.
12th St.
21st St.
27th St.
30th St.
36th Ave.
37th Ave.
38th Ave.
40th Ave.
42nd Rd.
43rd Ave.
44th Ave.
44th Rd.
44th Dr.
45th Ave.
45th Rd.
46th Ave.
46th Rd.
47th Ave.
47th Rd.
48th Ave.
49th Ave.
51st Ave.
Borden Ave.
Thomson Ave.
Jackson Ave.
Crescent St.
Skillman Ave.
5th St.
2nd St.
Dutch Kills
McGuinness Blvd.
Provost St.
Henry St.
Humboldt St.
Commercial St.
Clay St.
Dupont St.
Eagle St.
Freeman St.
Green St.
Huron St.
India St.
Java St.
Kent St.
Franklin St.
West St.
Greenpoint Ave.
Calyer St.
Meserole Ave.
ROOSEVELT ISLAND
QUEENSBORO PLAZA
23RD ST/ ELY AVE
45TH RD/ COURTHOUSE SQ
COURT SQ/ LONG ISLAND CITY
21ST ST
HUNTERS POINT
VERNON/ JACKSON AVE
LONG ISLAND CITY
E. 34th St./ Midtown
Hunters Point South/ L.I. City
GREENPOINT AVENUE
25
495
BRONX
MANHATTAN
NEW JERSEY
NEW YORK CITY
QUEENS
BROOKLYN
Fort Lee
Secaucus
Union City
Hoboken
Jersey City
Astoria
LaGuardia Airport
Flushing
Jamaica
Bedford-Stuyvesant
Kew Gardens
Ozone Park
Park Slope
Brooklyn Heights
Flatbush
Canarsie
Bensonhurst
Sheepshead Bay
Upper New York Bay
Jamaica Bay
John F. Kennedy Intl. Airport
Atlantic Ocean
Port Washington
Great Neck
Elmont
Valley Stream
Woodmere
Lawrence
Far Rockaway
Rockaway Beach
Coney Island
Belt Pkwy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

No. 1 – One Court Square

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$70,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	9.0%			Size:	1,401,609 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$224.74
Borrower Name:	Waterbridge Court Square Holdings LLC			Year Built/Renovated:	1989/2014
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.893%			Property Manager:	Tenant-managed
Note Date:	September 1, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2020			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2015)
Loan Term (Original):	60 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI(5):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(5):	NAV
Call Protection:	GRTR 1% or YM(27),GRTR 1% or YM or D(29),O(4)			Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu, Future Mezzanine
				U/W Revenues(6):	$54,976,719
				U/W Expenses(6):	$22,110,231
				U/W NOI(6):	$32,866,488
				U/W NCF(6):	$31,254,638
				U/W NOI DSCR(1)(6):	2.64x
Escrows and Reserves(4):				U/W NCF DSCR(1)(6):	2.51x
				U/W NOI Debt Yield(1)(6):	10.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(6):	9.9%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$640,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 30, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	49.2%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	The One Court Square Loan Combination (as defined below), totaling $315,000,000, is comprised of five pari passu notes (Notes A-1, A-2, A-3, A-4 and A-5). The non-controlling Note A-3 had an original principal balance of $70,000,000, has an outstanding principal balance of $70,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS4 Trust. The controlling Note A-1 had an original principal balance of $50,000,000 and will be held by Natixis Real Estate Capital LLC. The non-controlling Notes A-2 and A-5 had an original principal balance of $60,000,000 and $55,000,000, respectively, are currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such notes) and are expected to be contributed to a future trust or trusts. The non-controlling Note A-4 had an original principal balance of $80,000,000, and was contributed to the WFCM 2015-NXS3 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Court Square Loan Combination.

(2)	See “The Sponsors” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Historical financials are not available. Citibank, N.A.'s lease is a triple net lease, wherein Citibank, N.A. is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.

(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “One Court Square Loan Combination”) that is evidenced by five pari passu promissory notes (Notes A-1, A-2, A-3, A-4 and A-5) secured by a first mortgage encumbering a class A office complex located in Long Island City, New York (the “One Court Square Property”). The One Court Square Loan Combination was originated on September 1, 2015 by Natixis Real Estate Capital LLC. The One Court Square Loan Combination had an original principal balance of $315,000,000, has an outstanding principal balance as of the Cut-off Date of $315,000,000 and accrues interest at an interest rate of 3.893% per annum. The One Court Square Loan Combination had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments through the term of the One Court Square Loan Combination. The One Court Square Loan Combination matures on September 5, 2020.

The non-controlling Note A-3, which will be contributed to the WFCM 2015-NXS4 Trust, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000. The controlling Note A-1 had an original principal balance of $50,000,000 and is held by Natixis Real Estate Capital LLC. The non-controlling Notes A-2 and A-5 had an original principal balance of $60,000,000 and $55,000,000, respectively, are currently held by Natixis Real Estate Capital LLC and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

ONE COURT SQUARE

are expected to be contributed to a future trust or trusts. The non-controlling Note A-4 had an original principal balance of $80,000,000, and was contributed to the WFCM 2015-NXS3 Trust. Each of the mortgage loans evidenced by Notes A-1, A-2, A-4 and A-5 are referred to herein as the “One Court Square Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—Loan Combinations—The One Court Square Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the One Court Square Loan Combination in whole or in part. The borrower has the right to prepay the One Court Square Loan Combination in whole or in part on any date before June 5, 2020, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Court Square Loan Combination is prepayable without penalty on or after June 5, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$315,000,000	94.0%	Loan payoff(1)	$290,000,000	86.6%
Sponsor’s new cash contribution	19,932,157	6.0	B-note payoff	25,000,000	7.5
			Closing costs	19,932,157	6.0
Total Sources	$334,932,157	100.0%	Total Uses	$334,932,157	100.0%

(1)	The One Court Square Property was previously securitized in the CD 2005-CD1 transaction.

The Property. The One Court Square Property is a class A, LEED Silver certified office complex located in Long Island City, New York in the borough of Queens. The One Court Square Property is comprised of a 50-story tower and two low-rise buildings connected via a glass rotunda and bridge with landscaped plaza. The One Court Square Property is the tallest building in the state of New York outside of Manhattan, with unobstructed views of the New York City skyline. The One Court Square Property contains in the aggregate approximately 1,538,747 square feet of gross rentable area, as per re-measurement based on current market practices, situated on approximately 1.9 acres. The One Court Square Property is currently 100.0% leased to Citibank, N.A. (‘‘Citibank’’ or “Citi”) pursuant to a triple-net lease. As per the current lease, the total gross leasable area is 1,401,609 square feet. The One Court Square Property was built-to-suit for Citibank and has been fully-leased by Citibank since construction in 1989. Between 2012 and 2014, Citibank fully renovated and modernized 15 floors of the One Court Square Property, while upgrading the pantries and bathrooms on an additional 10 floors. Citibank spent approximately $100.0 million ($71.19 per square foot) on these renovations. The One Court Square Property has a multi-level lobby of white marble, tinted glass, and black terrazzo flooring. The One Court Square Property contains many amenities including a fitness center and dining services, an ATM, a florist, a newsstand, a beauty salon, a shoe repair shop, a gourmet coffee stand, and a branch of the Queens Public Library. Citibank is rated A+/A1/A by Fitch/Moody’s/S&P and is the consumer and corporate banking arm of Citigroup, Inc. (‘‘Citigroup’’) (NYSE: C). Citigroup, headquartered in New York City, is one of the largest financial services holding company in the world, providing a range of financial services to consumer and corporate customers around the globe. In the second quarter of 2015, Citigroup reported net income of $4.8 billion on revenues of $19.5 billion, compared to net income of $181.0 million on revenues of $19.3 billion for the second quarter of 2014. Citibank has retail operations in more than 100 countries and over 1,400 offices, more than half of which are located in the United States. Citibank offers banking services to consumers and small businesses, offering deposits and loans, and utilizing Citigroup’s range of financial services, by offering insurance and investment products. There are approximately 5,000 Citibank employees working at the One Court Square Property in various divisions that include consumer banking, retail banking, credit cards and compliance. The credit card unit of Citibank is one of the largest users of space in the One Court Square Property. As of December 1, 2015, the One Court Square Property is 100.0% leased to Citibank.

The following table presents certain information relating to the tenancy at the One Court Square Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Citibank(1)	A+/A1/A	1,401,609	100.0%	$25.51	$35,760,000	100.0%	5/11/2020(2)
Total Major Tenant		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Occupied Collateral Total		1,401,609	100.0%	$25.51	$35,760,000	100.0%

Vacant Space		0	0.0%

Collateral Total		1,401,609	100.0%

(1)	Citibank subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

(2)	Citibank has five, five-year extension options at 95.0% of fair market value, with 15 months prior notice, for either (i) the entire premises; (ii) a portion of the premises containing not less than three continuous office floors on or above the sixth floor plus all/or any portion of the retail space and/or storage space located in the lobby and/or sub-concourse, the mechanical areas, rooftop areas, and the 3rd floor and/or 4th floor and/or 50th floor, whether or not the same is contiguous to any other portion of the extension premises or (iii) all or any portion of the premises comprising retail space and/or storage space located in the lobby and/or concourse areas of the building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

ONE COURT SQUARE

The following table presents certain information relating to the lease rollover schedule at the One Court Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	1,401,609	100.0%	1,401,609	100.0%	$35,760,000	$25.51
2021	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2022	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2023	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2024	0	0	0.0%	1,401,609	100.0%	$0	$0.00
2025	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Thereafter	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Vacant	0	0	0.0%	1,401,609	100.0%	$0	$0.00
Total/Weighted Average	1	1,401,609	100.0%			$35,760,000	$25.51

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the One Court Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Citi lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Court Square Property:

Cash Flow Analysis(1)

	In Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$35,760,000	$35,760,000	65.0%	$25.51
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	22,110,231	40.2	15.77
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(2,893,512)(2)	(5.3)	(2.06)
Effective Gross Income	$35,760,000	$54,976,719	100.0%	$39.22

Total Operating Expenses	$0	$22,110,231	40.2%	$15.77
Net Operating Income	$35,760,000	$32,866,488	59.8%	$23.45
TI/LC	0	1,401,609	2.5	1.00
Capital Expenditures	0	210,241	0.4	0.15
Net Cash Flow	$35,760,000	$31,254,638	56.9%	$22.30

NOI DSCR(3)	2.87x	2.64x
NCF DSCR(3)	2.87x	2.51x
NOI DY(3)	11.4%	10.4%
NCF DY(3)	11.4%	9.9%

(1)	Historical financials were not available. Citibank’s lease is a triple net lease, in which Citibank is responsible for direct payment of taxes, insurance, utilities, and other operating expenses.

(2)	The underwritten economic vacancy is 5.0%. The One Court Square Property is 100.0% physically occupied as of December 1, 2015.

(3)	Based on the One Court Square Loan Combination.

Appraisal. As of the appraisal valuation date of July 30, 2015, the One Court Square Property had an “as-is” appraised value of $640,000,000, a “go dark” value of $580,000,000 and a land value of $308,100,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 12, 2015, there was no evidence of any recognized environmental condition at the One Court Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

ONE COURT SQUARE

Market Overview and Competition. The One Court Square Property is located in Long Island City, Queens, New York, and is built directly above the Court Square subway station, providing access to Midtown Manhattan, as well as other destinations in Manhattan, Brooklyn and Queens via the (E), (M), (G) and (7) trains. The One Court Square Property is one subway stop (approximately three minutes) from Citibank’s East 53rd Street Midtown Manhattan campus (which includes 399 Park Avenue, Citigroup Center (601 Lexington Avenue), and 875 Lexington Avenue). In 2011, the Court Square subway station was renovated for approximately $47.6 million, $33.7 million of which was contributed by Citigroup. Citigroup also built a new entrance to the Court Square complex at Jackson Avenue and 23rd Street. Access to the (F) train and the elevated (N), (Q) and (R) trains are also within a few blocks of the One Court Square Property. All subway trains along with the East River Ferry and the nearby Queensborough Bridge and Long Island Railroad’s Hunters Point Avenue Station provide access to the entire New York metropolitan area from the One Court Square Property. Access to Grand Central Station, Penn Station, and the Port Authority Bus Terminal is available from the One Court Square Property without transferring trains via the subway lines listed above.

The One Court Square Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 90,000 people. Major office tenants include Citibank, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space since 2003, 20 hotels since 2008 and 8,600 apartment units since 2006; and an additional 22,500 apartment units are in the planning/construction phase. Long Island City’s population grew over 25.0% between 2000 and 2010, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents bringing the total population to approximately 160,000 by 2018. Long Island City is home to LaGuardia Community College (40,000 students/staff), which was joined by the City University of New York School of Law (600 students/staff), at Two Court Square in August of 2012. Cornell University and Technion Institute of Technology is expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

Per the appraisal, the One Court Square Property is located in the Northwest Queens office submarket, which contained 13.3 million square feet of office space and reported a direct vacancy of 4.5% as of the second quarter of 2015. The appraiser’s concluded gross market rent for the One Court Square Property is $47.00 per square foot, which is in line with the competitive set average but 25.0% higher than the current Citibank gross rent ($37.61 per square foot), based on the One Court Square Property re-measurement.

The following table presents certain information relating to comparable office properties to the One Court Square Property:

Competitive Set(1)

	One Court Square (Subject)	2 Court Square	2 Gotham Center	One Pierrepont Plaza	4 Metrotech Center	15 Metrotech Center	Dumbo Heights
Location	Long Island City, NY	Long Island City, NY	Long Island City, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Distance from Subject	--	--	1.0 miles	5.8 miles	5.7 miles	5.6 miles	5.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1989/2014	2007/NAV	2008/NAV	1988/NAV	1993/NAV	2003/NAV	2015/NAV
Stories	50	17	21	19	25	19	9-12
Total GLA	1,401,609 SF	600,000 SF	3,500,000 SF	655,598 SF	1,300,000 SF	670,000 SF	959,130 SF
Occupancy	100%	100%	100%	88%	100%	100%	60% Pre-leased

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Waterbridge Court Square Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Court Square Loan Combination. Waterbridge Court Square Holdings LLC is 100.0%, owned by Court Square SREF Property Investors JV, LLC, a joint venture controlled and owned by the sponsors. Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P. and Savanna Real Estate (PIV) Fund IIA, L.P. are the guarantors of certain nonrecourse carveouts under the One Court Square Loan Combination. OCS Master LP (“Junius”) is a limited guarantor of certain nonrecourse carveouts under the One Court Square Loan Combination.

The Sponsors. The sponsors are Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P.; Savanna Real Estate (PIV) Fund IIA, L.P. (collectively “Savanna”) and Junius. Savanna is a New York City-based real estate investment and development firm founded in 1992 by Christopher Schlank and Nicholas Bienstock, with a senior management team averaging 17 years of experience in the commercial real estate industry. Since inception, Savanna has invested $2.8 billion of total capital across 13.0 million square feet of real estate in the northeast United States. Savanna has completed 31 investments since the inception of Fund I, all of which have been in the greater New York and Tri-State area, where Savanna continues to focus its investment activity. Savanna has executed a wide variety of transactions, including office, retail, residential, and industrial investments. Junius is a specialized real estate investment unit of the J.P. Morgan Private Bank, a division of J.P. Morgan Asset Management. Junius operates as an investment boutique with a singular focus on executing high yield real estate equity and debt investments. J.P. Morgan Asset Management is owned by J.P. Morgan Chase & Co., one of the largest banking institutions in the world.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

ONE COURT SQUARE

Pursuant to the joint venture agreement among the sponsors, Junius has certain notice and cure rights (which rights were recognized by the lender) with respect to any event of default related to a scheduled monthly payment on the One Court Square Loan Combination, which cure rights are limited to no more than six times during the term of the One Court Square Loan Combination.

Escrows. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for replacement reserves, provided (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease and (ii) Citi is obligated to make and pay for capital improvements and repairs pursuant to the terms of the Citi lease. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the loan documents do not require monthly escrows for real estate taxes and insurance premiums as long as (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease; (ii) Citi is obligated to pay the real estate taxes and insurance premiums (or is permitted to self-insure) pursuant to the terms of the Citi lease; (iii) with respect to insurance premiums, Citi has not made an “Insurance Election” (as defined below) under the Citi lease and (iv) the borrower provides the lender with evidence acceptable to the lender of timely payment of such taxes and insurance premiums (if applicable), with respect to insurance premiums, only if Citi is no longer self-insuring. At any time during the last two years of the term of the Citi lease, either prior to the occurrence of a casualty or after the occurrence of a casualty to which resulting damage has been restored (other than de minimis items of work), Citi or its corporate successor may elect (“Insurance Election”) to require the landlord to maintain the insurance coverages set forth in the Citi lease by delivering written notice to the landlord.

Lockbox and Cash Management. The One Court Square Loan Combination is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The One Court Square Loan Combination requires all rents to be transmitted directly into a lockbox account. Prior to the occurrence of a Cash Management Period or Senior Debt Service Cash Management Period (each as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period or Senior Debt Service Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account. Upon the occurrence of a Citi Cash Management Trigger Event (as defined below), an amount not to exceed, in the aggregate, $40.00 per rentable square foot multiplied by the square footage of the One Court Square Property that has not been (i) renewed or leased by Citi, or (ii) leased to an acceptable replacement tenant pursuant to the terms of the loan agreement with all costs for tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and the applicable tenant being in occupancy and having commenced rent payment (the “Citi Reserve Cap”), are required to be deposited into the reserve for the Citi lease (the “Citi Reserve”), provided that deposits will no longer be required to be made to the Citi Reserve at any time following the date on which the Citi Reserve has reached the Citi Reserve Cap.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Citi Cash Management Trigger Event; or (iii) the creation of a senior debt service structure, if for purposes of this clause (iii) only, Citi no longer qualifies as a Citi Credit Tenant in Good Standing (as defined below). A Cash Management Period will end upon any of the following: with respect to each of clauses (i) through (iii) above, the Citi lease is renewed for the entire building or the Citi lease is terminated or is not renewed for the entire building and the One Court Square Property is rented to tenant(s) who have taken occupancy and have commenced paying rent under one or more lease agreements entered into in accordance with the terms of the loan agreement, and all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date have been paid, expired (in the case of free rent) or remain on account in a reserve, subject to the requirements of the loan documents and the Citi Reserve; with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, (a) the Citi Reserve Cap has been deposited in the Citi Reserve, (b) the One Court Square Property achieves a net cash flow debt yield of 8.0% based on new leases or the renewal of the Citi lease, or (c) the borrower posts a letter of credit in accordance with the loan documents; or with respect to clause (iii), Citi then qualifies as a Citi Credit Tenant in Good Standing.

A “Citi Cash Management Trigger Event” will commence upon the date which (a) Citi becomes subject to a bankruptcy proceeding; (b) Citi goes “dark” for in 80% or more of the rentable square feet area or vacates the One Court Square Property and in either case does not maintain a senior long-term debt rating by a Nationally-Recognized Statistical Rating Agency (“NRSRO”) of at least BBB-; (c) Citi is in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (d) Citi terminates the Citi lease or (e) as of December 11, 2018, the date which is eighteen months prior to the expiration of the Citi lease, either (A) Citi has not renewed its lease or given notice electing to exercise its renewal option or entered into a new lease with the borrower on terms acceptable to the lender or (B) the One Court Square Property has not been leased to another tenant(s) in accordance with the terms of the loan agreement, with all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and such tenant(s) being in occupancy and paying rent.

A “Citi Credit Tenant in Good Standing” means with respect to Citi at any time: (i) Citi is the sole the tenant with respect to the entire One Court Square Property; (ii) Citi is not in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (iii) Citi’s senior long-term debt rating by a NRSRO is not less than BBB-, and (iv) no Cash Management Period is in effect for a reason other than clause (iii) of such definition.

A “Senior Debt Service Cash Management Period” will commence upon the lender giving notice to the borrower and the clearing bank following the creation of a Mezzanine Loan (as defined below) or a senior/subordinate loan structure and provided Citi qualifies as a Citi Credit Tenant in Good Standing.

Property Management. The One Court Square Property is managed by Citibank.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

ONE COURT SQUARE

Assumption. The borrower has the right to transfer the One Court Square Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS4 Certificates and similar confirmations from each rating agency rating securities backed by any of the One Court Square Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower may enter into a mezzanine loan (a “Mezzanine Loan”) with an institutional investor reasonably acceptable to the lender, and on terms and pursuant to a structure reasonably acceptable to the lender in all respects. At the closing of the Mezzanine Loan (i) the aggregate loan-to-value ratio (including the One Court Square Loan Combination and the Mezzanine Loan) will not exceed 75.0%, and (ii) the aggregate underwritten debt service coverage ratio is at least 1.10x. All Mezzanine Loan documents will be subject to the lender’s consent. The Mezzanine Loan will be subject to an intercreditor agreement reasonably acceptable to the lender in all respects.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the One Court Square Property. According to the Citi lease, the tenant is required to obtain terrorism insurance in such amounts and types of coverage that are commercially available; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of comparable buildings that are real estate investment trusts and taking into account the tenancy of such buildings (including the One Court Square Property); provided, that, if the tenant is self-insuring with respect to the base elements, the tenant will only be required to obtain terrorism insurance to the extent available at commercially reasonable rates. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event; provided, however, if the Citi lease is in effect and Citi is either self-insuring or providing the insurance for the entire One Court Square Property then the terms and provisions of the Citi lease will govern and satisfy the insurance requirements under the loan documents. Citi has elected to self-insure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

KEURIG GREEN MOUNTAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

KEURIG GREEN MOUNTAIN

Keurig Green Mountain
53 South Avenue
Burlington, MA 01803
Billerica
Wilmington
Burlington
Bedford
Woburn
Lexington
Winchester
Concord
Arlington
Medford
Belmont
Waltham
Somerville
CAMBRIDGE
Boston 9 miles
MIDDLESEX COUNTY
Country Club of Billerica
Nutting Lake
Middlesex Community College
Bedford VA Medical Center
Patriot Golf Course
Spring Brook Park
Tel NEXX, Inc.
Progress Software
Joule Unlimited Technologies
iRobot Corp.
MITRE Center
Network Drive at Northwest Park
Citrix
Northwest Park
Burlington Mall
Oracle
New England Executive Park
IBM
Burlington Crossroads
Wayside Commons
Northeastern University - Burlington Campus
Simonds Park
Mill Pond Reservoir
Middlesex Superior Court
Forest Park
Woburn Mall
Mishawum Lake
MISHAWUM
Lurie Center for Autism-Mass General
BMC Software
Integration Partners
CSA Medical
Agilent Technologies
MIT Lincoln Laboratory
Hanscom Field
Hanscom Air Force Base
MINUTEMAN NATIONAL HISTORIC PARK
Pine Meadows Country Club
Lexington Golf Club
Willards Woods
Lincoln Park
The Great Meadow
Choate Medical Center
Horn Pond
Woburn Country Club
New England Rehabilitation Hospital
Winchester Country Club
Turkey Hill Park
Upper Mystic Lake
Lower Mystic Lake
WINCHESTER CENTER
WEDGEMERE
WEST MEDFORD
MBTA LOWELL LINE
Shire
Concert Pharmaceuticals
Synageva Biopharma
Constant Contact
Autodesk
Belmont Country Club
Spy Pond
Cambridge Reservoir
Allen Rd
Cook St
Bicknell Rd
Westwood St
Fox Hill Rd
Cambridge St
Lexington Rd
Middlesex Tpke
Bedford St
Terrace Hall Ave
Lexington St
Winn St
Center St
School St
Wyman St
Salem St
Montvale Ave
Bedford Rd
Green St
Russell St
East St
Adams St
Lowell St
Hartwell Ave
Massachusetts Ave
Woburn St
Winchester Dr
Ridge St
High St
Mystic St
Bacon St
Grove St
Main St
Washington St
Highland Ave
Waltham St
Marrett Rd
Spring St
Summer St
Cambridge Tpke
Concord Ave
Trapelo Rd
Winter St
Smith St
Gray St
River St
Concord River
Claremont
Concord
MAINE
Rochester
NEW HAMPSHIRE
Portsmouth
Keene
Manchester
Hampton
Merrimack
Newburyport
Nashua
Haverhill
Atlantic Ocean
Lawrence
Lowell
Gloucester
Fitchburg
Peabody
Leominster
Burlington
Salem
MASSACHUSETTS
Lynn
Massachusetts Bay
Cambridge
Newton
BOSTON
Worcester
Framingham
Quincy
CAPE COD NATIONAL SEASHORE
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
Cape Cod Bay
CONN.
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

No. 2 – Keurig Green Mountain

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$50,000,000			Location:	Burlington, MA
% of Initial Pool Balance:	6.5%			Size:	280,560 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$277.64
Borrower Name:	ARCP OFC Burlington MA (Phase 2), LLC			Year Built/Renovated:	2014/NAP
Sponsor:	Cole Corporate Income Operating Partnership II, LP			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	October 7, 2015			3rd Most Recent Occupancy(3):	NAP
Anticipated Repayment Date:	November 1, 2020			2nd Most Recent Occupancy(3):	NAP
Maturity Date:	November 1, 2030			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2015)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(3):	NAP
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(3):	NAP
Call Protection:	L(25),GRTR 1% or YM(31),O(4)			Most Recent NOI(3):	NAP
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$10,112,224
				U/W Expenses:	$2,559,069
				U/W NOI:	$7,553,155
				U/W NCF:	$6,991,512
				U/W NOI DSCR(1):	2.22x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.05x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$121,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 28, 2015
Replacement Reserves	$0	$0	NAP	Cut-off Date LTV Ratio(1):	64.4%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	64.4%

(1)	The Keurig Green Mountain Loan Combination (as defined below), with an original principal balance totaling $77,895,480, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $50,000,000, has an outstanding principal balance of $50,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS4 Trust. The non-controlling Note A-2 had an original principal balance of $27,895,480 and is expected to be contributed to a future trust. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Keurig Green Mountain Loan Combination.

(2)	See “Escrows” section.

(3)	The Keurig Green Mountain Property was constructed in 2014, therefore historical operating information is not available.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Keurig Green Mountain Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in an office building located in Burlington, Massachusetts (the “Keurig Green Mountain Property”). The Keurig Green Mountain Loan Combination was originated on October 7, 2015 by Wells Fargo Bank, National Association. The Keurig Green Mountain Loan Combination had an original principal balance of $77,895,480, has an outstanding principal balance as of the Cut-off Date of $77,895,480 and accrues interest at an interest rate of 4.300% per annum. The Keurig Green Mountain Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 1, 2020 and the final maturity date is November 1, 2030. In the event the Keurig Green Mountain Loan Combination is not paid off in full on or before the ARD, the borrower will be required to make payments of principal and interest based on an interest rate equal to the initial mortgage rate plus 3.000% per annum. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Keurig Green Mountain Loan Combination. See “Description of the Mortgage Pool—ARD Loan” and “—Loan Combinations—The Keurig Green Mountain Loan Combination” in the Free Writing Prospectus.

Note A-1, which will be contributed to the WFCM 2015-NXS4 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the controlling interest in the Keurig Green Mountain Loan Combination. Note A-2 (the “Keurig Green Mountain Companion Loan”), which is expected to be contributed to a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

KEURIG GREEN MOUNTAIN

future trust, had an original principal balance of $27,895,480 and represents the non-controlling interest in the Keurig Green Mountain Loan Combination. The lender provides no assurance that such non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to prepay the Keurig Green Mountain Loan Combination in whole, but not in part, on any date before August 1, 2020, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Keurig Green Mountain Loan Combination is prepayable without penalty on or after August 1, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$77,895,480	64.5%	Purchase price	$119,839,200	99.3%
Sponsor’s new cash contribution	42,807,675	35.5	Closing costs	863,955	0.7

Total Sources	$120,703,155	100.0%	Total Uses	$120,703,155	100.0%

The Property. The Keurig Green Mountain Property is a six-story, class A office building totaling 280,560 square feet and located in Burlington, Massachusetts, approximately 12.5 miles northwest of the Boston central business district. Built in 2014, the Keurig Green Mountain Property is situated on a 3.8-acre parcel. The Keurig Green Mountain Property is comprised of six stories of office space above four levels of above-ground garage parking. The Keurig Green Mountain Property was constructed on a build-to-suit basis for Keurig Green Mountain, Inc. (“Keurig”) and is attached via skybridge to an adjacent 150,673 square foot research and development facility (which the sponsor also owns but is not part of the collateral for the Keurig Green Mountain Loan Combination), which is also 100.0% leased to Keurig. Amenities at the Keurig Green Mountain Property include a fitness center, cafeteria, coffee bar on each floor, executive suites, a rooftop patio and four levels of above-ground garage parking. The Keurig Green Mountain Property contains 512 parking spaces (451 garage spaces and 61 surface spaces), which results in a parking ratio of 1.82 spaces per 1,000 square feet of rentable area, and has access to an additional 363 surface spaces on an adjacent parcel via a permanent easement agreement, equating to 875 total parking spaces and a parking ratio of 3.12 per 1,000 square feet of rentable area.

According to news reports, the Keurig Green Mountain Property serves as a critical location for Keurig and is reportedly the largest build-to-suit lease in New England. The Keurig Green Mountain Property and the connected research and development building create a campus-like setting, allowing Keurig to consolidate resources in a single location, providing for enhanced collaboration while expanding innovation efforts and new product development capabilities. Keurig is a personal beverage system company widely known for its’ “pod” system of individual home coffee brewers. As of February 2015, Keurig had more than 6,000 employees, 80 brands and 575 beverage varieties, Keurig is a market-leader within the home beverage industry. In February 2014, the Coca-Cola Company purchased a 10.0% stake in Keurig, and increased their interest to 16.0% in May 2014. As of December 1, 2015, the Keurig Green Mountain Property was 100.0% leased.

The following table presents certain information relating to the tenancy at the Keurig Green Mountain Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Keurig	NR/NR/NR	280,560	100.0%	$29.90	$8,388,744	100.0%	11/14/2029(1)
Occupied Collateral Total		280,560	100.0%	$29.90	$8,388,744	100.0%

Vacant Space		0	0.0%

Collateral Total		280,560	100.0%

(1)	Keurig has four, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

KEURIG GREEN MOUNTAIN

The following table presents certain information relating to the lease rollover schedule at the Keurig Green Mountain Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	280,560	100.0%	280,560	100.0%	$8,388,744	$29.90
Vacant	0	0	0.0%	280,560	100.0%	$0	$0.00
Total/Weighted Average	1	280,560	100.0%			$8,388,744	$29.90

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Keurig Green Mountain Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	12/1/2015(3)
NAP	NAP	100.0%	100.0%

(1)	The Keurig Green Mountain Property was constructed in 2014, therefore historical operating information is not available.

(2)	Information obtained from the Keurig lease.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Keurig Green Mountain Property:

Cash Flow Analysis(1)

	In-Place	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,388,744	$8,388,744	83.0%	$29.90
Grossed Up Vacant Space	0	0	0.0	0.00
Total Reimbursables	0	2,142,917	21.2	7.64
Other Income	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	(419,437)(2)	(4.1)	(1.50)
Effective Gross Income	$8,388,744	$10,112,224	100.0%	$36.04

Total Operating Expenses	$0	$2,559,069(3)	25.3%	$9.12

Net Operating Income	$8,388,744	$7,553,155	74.7%	$26.92
TI/LC	0	491,503	4.9	1.75
Capital Expenditures	0	70,140	0.7	0.25
Net Cash Flow	$8,388,744	$6,991,512	69.1%	$24.92

NOI DSCR(4)	2.46x	2.22x
NCF DSCR(4)	2.46x	2.05x
NOI DY(4)	10.8%	9.7%
NCF DY(4)	10.8%	9.0%

(1)	The Keurig Green Mountain Property was constructed in 2014, therefore historical operating information is not available.

(2)	The underwritten economic vacancy is 5.0%. The Keurig Green Mountain Property is 100.0% leased as of December 1, 2015.

(3)	Keurig benefits from a Tax Increment Financing (“TIF”), which results in a reduced property tax expense relating to Keurig. The TIF will expire in 2029. Current taxes were underwritten, of which Keurig is responsible for the payment.

(4)	DSCRs and debt yields are based on the Keurig Green Mountain Loan Combination.

Appraisal. As of the appraisal valuation date of July 28, 2015, the Keurig Green Mountain Property had an “as-is” appraised value of $121,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

KEURIG GREEN MOUNTAIN

Environmental Matters. According to a Phase I environmental site assessment dated June 19, 2015, the historical activities prior to construction of the Keurig Green Mountain Property represent a controlled recognized environmental condition. Tyco Electronics, now known as TE Connectivity (rated “A-“ by both S&P and Fitch), the responsible party, will continue periodic limited groundwater monitoring and remediation activities as a result of the discovery of volatile organic compounds in the 1980’s. Substantial remediation activities also occurred prior to the redevelopment of the site.

Market Overview and Competition. The Keurig Green Mountain Property is located in Burlington, Massachusetts, approximately 12.5 miles northwest of the Boston central business district. The Keurig Green Mountain Property benefits from its location along the Route 128 (Interstate 95 – located 0.5 miles south) loop, which affords accessibility to other regional highways and the Boston central business district. The Route 128 corridor is considered a technology hub due to the numerous higher educational institutions in the Boston area. In 2014, Massachusetts-based companies received over $3.5 billion in venture capital investment, behind only California in terms of total investment. In addition, during 2014, 23 Boston-area companies completed IPOs for a total of $2.5 billion. Over 40.0% of college graduates stay in the Boston area after graduation, leading to a young, highly educated workforce.

The Keurig Green Mountain Property also benefits from surrounding retail uses and executive housing. Located directly east of the Keurig Green Mountain Property is the Simon-owned Burlington Mall, an approximate one-million square foot super regional mall anchored by Macy’s, Sears, Lord & Taylor and Nordstrom. Moreover, the nearby Third Avenue mixed-use redevelopment, anchored by Wegman’s and luxury retailers, such as Mitchell Gold and Carter’s Diamond and Fine Jewelers, will create a high-end shopping and restaurant destination similar to Boston’s Back Bay but in a suburban setting. These developments have been fueled by Burlington’s demographics: according to the appraisal, the estimated 2015 population within a three- and five-mile radius of the Keurig Green Mountain Property is 55,062 and 161,692, respectively, and the average household income within the same three- and five-mile radii was $136,940 and $133,170, respectively. According to the appraisal, the median home value within a one-mile radius of the Keurig Green Mountain Property is $682,584.

According to a third-party market research report, the Keurig Green Mountain Property is located within the Route 128 North submarket of the Boston office market. As of the third quarter of 2015, the submarket reported an inventory of 86 office properties totaling approximately 13.0 million square feet with a 9.7% vacancy rate. The Burlington office micro-market exhibited an 8.7% vacancy rate based on a total inventory of 8.1 million square feet during the same time period. The rental rates in Burlington increased 19.0% from 2013 to 2014. The appraiser concluded to a market rent for the Keurig Green Mountain Property of $30.00 per square foot, triple-net.

The following table presents certain information relating to comparable office properties for the Keurig Green Mountain Property:

Competitive Set(1)

	Keurig Green Mountain (Subject)	400 Wheeler Road	400 First Avenue	275 Wyman Street	500 Totten Pond Road	5 Wall Street	850 Winter Street
Location	Burlington, MA	Burlington, MA	Needham, MA	Waltham, MA	Waltham, MA	Burlington, MA	Waltham, MA
Distance from Subject	--	0.7 mile	14.6 miles	6.4 miles	7.1 miles	2.2 miles	8.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2014/NAP	2017/NAP	2015/NAP	2015/NAP	2016/NAP	2008/NAV	2008/NAV
Stories	10	5	6	5	6	5	3
Total GLA	280,560 SF	280,000 SF	280,892 SF	302,000 SF	245,000 SF	181,700 SF	180,039 SF
Occupancy(2)	100%	100%	100%	100%	92%	100%	100%

(1)	Information obtained from the appraisal. The appraisal did not include a competitive set; the properties shown were provided as rent comparables.

(2)	For buildings that have not yet been completed, occupancy is based on the percentage leased.

The Borrower. The borrower is ARCP OFC Burlington MA (Phase 2), LLC, a Delaware limited liability company and single purpose entity with two independent directors. Cole Corporate Income Operating Partnership II, LP is the guarantor of certain nonrecourse carveouts under the Keurig Green Mountain Loan Combination.

The Sponsor. The sponsor is Cole Corporate Income Operating Partnership II, LP, a subsidiary of Cole Office & Industrial REIT, Inc. (“CCIT II”). Formed in February 2013, CCIT II primarily acquires office and industrial properties leased on a long-term basis to creditworthy tenants. As of August 31, 2015 CCIT II owned 25 properties comprising approximately 7.7 million square feet of commercial space in 15 states, acquired for a total cost of approximately $783.8 million. CCIT II is an investment program of Cole Capital, the investment manager with over 35 years of commercial real estate experience, with real estate acquisitions exceeding $20.0 billion since inception. American Realty Capital, who purchased Cole Capital in February 2014, revealed prior accounting irregularities and restated earnings for several periods. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Keurig Green Mountain Property is insured under an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The Keurig Green Mountain Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly into such lockbox account. The loan documents also

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

KEURIG GREEN MOUNTAIN

require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.85x at the end of any fiscal quarter; (iii) the occurrence of an Anchor Tenant Trigger Event (as defined below); and (iv) the ARD, if the Keurig Green Mountain Loan Combination has not been repaid in full. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.90x for six consecutive calendar months; and with regard to clause (iii), upon the occurrence of an Anchor Tenant Cure Event (as defined below). A Cash Trap Event period triggered by clause (iv) will not expire until the full repayment of the Keurig Green Mountain Loan Combination.

An “Anchor Tenant Trigger Event” will occur upon the earlier of (1) any voluntary or involuntary bankruptcy filing filed by or against Keurig (including any successors, assigns, or any replacement tenant); (2) Keurig going dark; (3) the occurrence of a default under the Keurig lease that exists beyond any applicable notice and cure period and results in the termination of the Keurig lease; and (4) Keurig’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), as tested quarterly, falling below $177.0 million.

An “Anchor Tenant Cure Event” means, with regard to clause (1), upon Keurig emerging from bankruptcy and the lease being affirmed, assumed or assigned pursuant to a bankruptcy court or, if rejected, at least 90.0% of the Keurig Green Mountain Property has been re-tenanted to an acceptable replacement tenant or tenants who are in occupancy and paying full, unabated rent; with regard to clause (2), Keurig (including any successors, assigns, or any replacement tenant) being in occupancy of at least 90.0% of the Keurig Green Mountain Property and paying full unabated rent; with regard to clause (3), the date on which at least 90.0% of the Keurig Green Mountain Property has been re-tenanted to an acceptable replacement tenant or tenants who are in occupancy and paying full, unabated rent; and with regard to clause (4), the earlier of (a) Keurig’s quarterly EBITDA being greater than $177.0 million or (b) the balance of the excess cash flow subaccount equaling or exceeding $10.6 million (which equals one year of rent and reimbursements for Keurig), provided that Keurig’s EBITDA is greater than $118.0 million for such calendar quarter (stated differently: if Keurig’s EBITDA, as tested quarterly, falls below $118.0 million, the excess cash flow sweep will continue uncapped until such EBITDA exceeds $118.0 million). For calculation of the EBITDA triggers, Keurig’s initial EBITDA as stated in the loan documents is $235,998,000 as of June 27, 2015. Last, Keurig is required to provide a letter of credit to the borrower totaling approximately $3.1 million (the “Keurig LOC”) if Keurig’s EBITDA falls below $50.0 million prior to September 22, 2022 for two consecutive calendar quarters. The lease authorizes the borrower to draw on the Keurig LOC, and the loan documents require the borrower to draw upon the Keurig LOC. The Keurig LOC proceeds are considered rents that must be deposited into lender-controlled accounts (see “Lockbox and Cash Management” section).

Property Management. The Keurig Green Mountain Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Keurig Green Mountain Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates and similar confirmations from each rating agency rating any securities backed by the Keurig Green Mountain Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Keurig Green Mountain Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

RENAISSANCE PHOENIX DOWNTOWN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

RENAISSANCE PHOENIX DOWNTOWN

USPHS-Phx. Indian Medical Ctr.
W. Osborn Rd.
Osborn Rd
E. Osborn Rd.
Phoenix Country Club
51
St. Joseph's Hospital
Phoenix College
Park Central
W. Thomas Rd.
Thomas Rd
E. Thomas Rd.
Phoenix Children's Hospital
Encanto 9 Hole Golf Course
Enchanted Island Amusement Park
N. 19th Ave.
N. 7th Ave.
N. Central Ave.
METRO Light Rail
N. 16th St.
N. 7th St.
Squaw Peak Pkwy
Phoenix-Wickenburg Hwy
Encanto
AZ Veterans Memorial Coliseum
Encanto Park
PHOENIX
Coronado Park
AZ State Fairgrounds
W. McDowell Rd.
McDowell
Banner-University Medical Center Phoenix
17
Burton Barr Central Library
Phoenix Trolley Museum
Papago Frwy
10
Japanese Garden of Friendship
Phoenix Center for the Arts
W. Roosevelt St.
E. Roosevelt St.
Renaissance Phoenix Downtown
50 East Adams Street
Phoenix, AZ 85004
Roosevelt
ASU Downtown Campus
Arizona Center
St. Luke's Medical Center
N. 17th Ave.
N. 15th Ave.
Univ. of Arizona College of Medicine
Downtown
Univ. Park
Van Buren
W. Van Buren St.
E. Van Buren St.
Papago Frwy
Black Canyon Frwy
State Capitol
Comerica Theatre
Phoenix City Hall
Phoenix Convention Center
AZ State Library
Bolin Memorial Park
W. Washington St.
3rd St
12th St
METRO Light Rail
Superior Court of Arizona
Jefferson St
E. Jefferson St.
Supreme Court of Arizona
Talking Stick Resort Arena
Chase Field
Liberty Mutual
S. 19th Ave.
S. 17th Ave.
S. 7th Ave.
Bank of America Tower
Honeywell Aerospace
W. Grant St.
Phoenix Sky Harbor International Airport
S. 15th Ave.
S. Central Ave.
S. 1st Ave.
S. 3rd Ave.
S. 7th St.
W. Buckeye Rd.
E. Buckeye Rd.
Maricopa Frwy
Rio Salado Habitat Restoration Area
Salt River (Dry)
Southside
S. 16th St.
Deer Valley
Desert Ridge
Sun City
Peoria
Scottsdale
El Mirage
Glendale
Paradise Valley
Maryvale
Avondale
Tolleson
Mesa
Laveen
South Mountain
Tempe
Gilbert
Chandler
Ahwatukee Foothills
Komatke
Sun Lakes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

No. 3 – Renaissance Phoenix Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$49,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$48,938,577			Location:	Phoenix, AZ
% of Initial Pool Balance:	6.3%			Size(2):	525 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$93,216
Borrower Name:	PHXhotel LLC			Year Built/Renovated(2):	1975/2011
Sponsor:	Steven Cohn			Title Vesting:	Leasehold
Mortgage Rate:	4.770%			Property Manager:	Renaissance Hotel Operating Company
Note Date:	October 30, 2015			3rd Most Recent Occupancy (As of)(3):	54.3% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	51.8% (12/31/2013)
Maturity Date:	November 6, 2025			Most Recent Occupancy (As of)(3):	56.5% (12/31/2014)
IO Period:	NAP			Current Occupancy (As of)(3)(4):	66.2% (9/30/2015)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	$2,908,428 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(3):	$4,288,776 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of)(3):	$6,339,515 (TTM 9/30/2015)
Additional Debt:	NAP
Additional Debt Type:	NAP

				U/W Revenues:	$25,658,740
				U/W Expenses:	$18,983,272
Escrows and Reserves(1):				U/W NOI:	$6,675,468
				U/W NCF:	$5,392,531
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.17x
Taxes	$0	Springing	NAP	U/W NCF DSCR:	1.75x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	13.6%
FF&E Reserve	$0	Springing	NAP	U/W NCF Debt Yield:	11.0%
Seasonality Reserve	$0	(1)	NAP	As-Is Appraised Value:	$81,600,000
Adams Street Reserve	$6,000,000	$0	NAP	As-Is Appraisal Valuation Date:	September 1, 2015
Ground Rent	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.0%
GPLET Reserve	$0	$11,967	NAP	LTV Ratio at Maturity or ARD:	49.0%

(1)	See “Escrows” section.

(2)	See “The Property” section.

(3)	See “Cash Flow Analysis” section.

(4)	Current occupancy is based on a stabilized room count of 525, which includes seven rooms that are currently out of service and are being renovated.

The Mortgage Loan. The mortgage loan (the “Renaissance Phoenix Downtown Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a full service hotel located in Phoenix, Arizona (the “Renaissance Phoenix Downtown Property”). The Renaissance Phoenix Downtown Mortgage Loan was originated on October 30, 2015 by Silverpeak Real Estate Finance LLC. The Renaissance Phoenix Downtown Mortgage Loan had an original principal balance of $49,000,000, has an outstanding principal balance as of the Cut-off Date of $48,938,577 and accrues interest at an interest rate of 4.770% per annum. The Renaissance Phoenix Downtown Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Renaissance Phoenix Downtown Mortgage Loan matures on November 6, 2025.

Following the lockout period, the borrower has the right to defease the Renaissance Phoenix Downtown Mortgage Loan in whole, but not in part, on any date before August 6, 2025. In addition, the Renaissance Phoenix Downtown Mortgage Loan is prepayable without penalty on or after August 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

RENAISSANCE PHOENIX DOWNTOWN

Sources and Uses

Sources			Uses
Original loan amount	$49,000,000	100.0%	Loan payoff	$42,339,800	86.4%
			Reserves	6,000,000	12.2
			Closing costs	660,200	1.3
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%

The Property. The Renaissance Phoenix Downtown Property is an 18-story, 525-room full service hotel comprised of two buildings located on an approximate 1.3-acre site in the Phoenix, Arizona central business district. The Renaissance Phoenix Downtown Property is comprised of 270 queen rooms, 173 king rooms, 43 queen studio suites, 28 king studio suites, two executive queen suites, two executive king suites, and seven rooms (including the presidential suite) that are currently out of service and are being renovated. The rooms are expected to be online in 2016. Each guestroom features a dresser, 32” flat-panel television, work desk with chair, an armchair, bedside tables, lighting fixtures, an iPod docking station and alarm clock, a safe and a coffeemaker. The suites feature a larger living space and additional amenities such as a microwave and a small refrigerator. Amenities at the Renaissance Phoenix Downtown Property include a full-service restaurant (Marston’s Café), a lobby bar (Icon), approximately 50,000 square feet of meeting and event space, a fitness center, a club lounge (Elevate), a business center, a salon, an outdoor swimming pool, a gift shop, vending areas and a skyline terrace. Renaissance Phoenix Downtown Property offers structured parking totaling 260 spaces, resulting in a parking ratio of 0.5 spaces per room.

The Renaissance Phoenix Downtown Property was originally constructed in 1975 and was acquired by the sponsor, Steven Cohn, in 1986 for approximately $12.3 million. Since acquisition, the sponsor has invested approximately $30.1 million ($57,248 per key) of capital in the Renaissance Phoenix Downtown Property. The Renaissance Phoenix Downtown Property was operated as a Wyndham prior to undergoing an approximately $15.0 million property improvement plan (“PIP”) and a brand conversion to a Renaissance by Marriott, which officially opened in December 2011. Approximately $11.9 million of the $15.0 million PIP has been completed to date, including upgrades to the guestrooms, public areas and building exterior. Approximately $3.0 million of additional work is expected to be completed by 2018, although there is no required timeline for completion per the management agreement. The remaining PIP includes work on the public restrooms, elevator modernization, restaurant work, renovation of the corner guestrooms and other punch-list items. Funds for the remaining PIP work will be provided through operating cash flow through a waterfall split between the borrower and the property manager (see “Escrows” section). The management agreement with Renaissance Hotel Operating Company, a subsidiary of Marriott International, Inc., expires on December 31, 2041, with an automatic 10-year renewal (unless the property manager gives the borrower notice at least one year prior to expiration).

Phoenix Downtown Adams Street Activation Project. The city of Phoenix has proposed a comprehensive renovation of a two block span of Adams Street in downtown Phoenix (“Adams Street Activation Project”) that is intended to improve the immediate neighborhood surrounding the Renaissance Phoenix Downtown Property, which includes the area on Adams Street between Central Avenue and Second Street, adjacent to the Renaissance Phoenix Downtown Property. The Adams Street Activation Project includes new landscaping, improvements to the interior of the Renaissance Phoenix Downtown Property along Adams Street, new access points to the Renaissance Phoenix Downtown Property from Adams Street, and improvements to the Renaissance Phoenix Downtown Property facade. The Renaissance Phoenix Downtown Property is expected to relocate its main entrance and guest drop off from Adams Street to First Street, which is expected to allow for better pedestrian traffic along Adams Street, as well as expansion of the patio dining and retail access. Furthermore, improvements along Adams Street are expected to include infrastructure upgrades to allow for large scale public events. The Adams Street Activation Project is also expected to include the addition of public art, enhanced streetscapes, parallel street parking, increasing of shade with trees and canopies, installing bike racks and bike share facilities, and improving signage and lighting.

The cost of the specific work relating to the Renaissance Phoenix Downtown Property is approximately $9.5 million and is expected to be completed within 12 to 18 months of the origination of the Renaissance Phoenix Downtown Mortgage Loan. Approximately $6.0 million of the cost was reserved at origination, while the remaining $3.5 million will be funded by Marriott International, Inc. See “Escrows” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

RENAISSANCE PHOENIX DOWNTOWN

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Renaissance Phoenix Downtown Property:

Cash Flow Analysis(1)

	2013	2014	TTM 9/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	51.8%	56.5%	66.8%	66.2%
ADR	$131.39	$138.41	$146.93	$146.93
RevPAR	$68.02	$78.14	$98.11	$97.22

Total Revenue	$18,691,620	$22,001,825	$25,658,740	25,658,740	100.0%	$48,874
Total Department Expenses	8,135,655	9,223,662	9,653,235	9,653,235	37.6	18,387
Gross Operating Profit	$10,555,965	$12,778,163	$16,005,504	$16,005,504	62.4%	$30,487

Total Undistributed Expenses	7,173,537	7,968,387	9,114,259	8,857,671	34.5	16,872
Profit Before Fixed Charges	$3,382,428	$4,809,776	$6,891,246	$7,147,833	27.9%	$13,615

Total Fixed Charges(2)	474,000	521,000	551,731	472,366	1.8	900

Net Operating Income	$2,908,428	$4,288,776	$6,339,515	$6,675,468	26.0%	$12,715
FF&E	934,581	1,100,091	1,282,937	1,282,937	5.0	2,444
Net Cash Flow	$1,973,847	$3,188,685	$5,056,578	$5,392,531	21.0%	$10,271

NOI DSCR	0.95x	1.40x	2.06x	2.17x
NCF DSCR	0.64x	1.04x	1.64x	1.75x
NOI DY	5.9%	8.8%	13.0%	13.6%
NCF DY	4.0%	6.5%	10.3%	11.0%

(1)	Historically, the Renaissance Phoenix Downtown Property was operated as a Wyndham until its conversion to a Renaissance by Marriott in December 2011. The Renaissance Phoenix Downtown Property was still stabilizing and undergoing renovations during 2013 and 2014, resulting in decreased operating performance.

(2)	The Renaissance Phoenix Downtown Property benefits from a Government Property Lease Excise Tax (“GPLET”) abatement through 2031 provided by the city of Phoenix, which results in a reduced property tax expense. The U/W Total Fixed Charges include a property tax expense of $303,392 based on the ten-year average of the future abated payments. The estimated 2015 unabated property tax expense of the Renaissance Phoenix Downtown Property is $1,040,894. Based on the estimated 2015 unabated property tax expense, the U/W NOI DSCR and the U/W NCF DSCR are 1.93x and 1.51x, respectively. See “Ground Lease” section.

Appraisal. As of the appraisal valuation date of September 1, 2015, the Renaissance Phoenix Downtown Property had an “as-is” appraised value of $81,600,000. The appraiser also concluded to an “as-completed” value as of October 1, 2016 of $92,400,000 assuming the completion of the capital improvements and an “as-stabilized” value of $97,900,000 as of October 1, 2018 assuming an as-stabilized RevPar of $120.55.

Environmental Matters. According to the Phase I environmental site assessment dated September 8, 2015, there was no evidence of any recognized environmental conditions at the Renaissance Phoenix Downtown Property.

Market Overview and Competition. The Renaissance Phoenix Downtown Property is located in the Phoenix, Arizona central business district within the 90-square block neighborhood known as Copper Square. There are numerous demand drivers located within immediate proximity to the Renaissance Phoenix Downtown Property, including the Phoenix Convention Center (the “Center”), CityScape Phoenix (“CityScape”), Arizona State University Downtown Phoenix (“ASU Downtown”), Chase Field (home of the Arizona Diamondbacks), Talking Stick Arena (home of the Phoenix Suns), Symphony Hall and various theatres and museums. The Valley Transit and Metro Light Rail provide easy access to the Renaissance Phoenix Downtown Property from the greater Phoenix area and the Sky Harbor Airport, which is less than four miles from the Renaissance Phoenix Downtown Property.

In an effort to transform downtown Phoenix into a 24-hour community, there have been recent capital investments in the Center, CityScape and ASU Downtown campus. The $600.0 million expansion of the Center, which opened in January 2009, was a cooperative effort between the city of Phoenix and the state of Arizona that nearly tripled the size of the facility. The three-phase expansion increased the total rentable space at the Center to approximately 940,000 square feet and the Center is now one of the 20 largest convention centers in the United States. The Center hosted 57 conventions in 2014 with over 203,000 attendees, an increase of over 34.3% from the prior year. The Center is located approximately one block east of the Renaissance Phoenix Downtown Property. Located one block south of the Renaissance Phoenix Downtown Property, CityScape is an approximately $500.0 million mixed-use development consisting of 224 apartment units, approximately 250,000 square feet of retail space and a 600,000 square foot office tower. Since the completion of phase I in 2010, CityScape has helped bolster leisure demand for downtown Phoenix hotels. ASU Downtown, established in 2006, is an approximate 20-acre satellite campus, home to five colleges and 84 degree programs. The campus currently enrolls over 10,000 full-time students. Investments in infrastructure are expected to top $500.0 million by 2016, including the ongoing construction of the $129.0 million Arizona Center for Law and Society. The ASU Downtown campus is located approximately five blocks north of the Renaissance Phoenix Downtown Property. According to the appraisal, the estimated 2014 market mix of the Renaissance Phoenix Downtown Property was 47% meeting and group, 39% transient and 14% contract.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

RENAISSANCE PHOENIX DOWNTOWN

The following table presents certain information relating to the Renaissance Phoenix Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Renaissance Phoenix Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2015 TTM	64.7%	$156.00	$100.98	67.1%	$146.93	$98.54	103.6%	94.2%	97.6%
9/30/2014 TTM	60.0%	$147.20	$88.26	55.7%	$136.80	$76.21	92.9%	92.9%	86.4%
9/30/2013 TTM	57.5%	$145.35	$83.64	51.3%	$130.50	$66.99	89.2%	89.8%	80.1%

(1)	Information obtained from a third party hospitality research report dated October 19, 2015. The competitive set includes the following hotels: Sheraton Hotel Phoenix Downtown, Hyatt Regency Phoenix, Marriott Phoenix Airport, Tempe Mission Palms Hotel, and Renaissance Phoenix Glendale Hotel & Spa.

(2)	The Renaissance Phoenix Downtown Property was operated as a Wyndham until its conversion to a Renaissance in December 2011. The Renaissance Phoenix Downtown Property was still stabilizing during 2013 and 2014.

The Borrower. The borrower is PHXhotel LLC, a Delaware limited liability company and single purpose entity with two independent directors, whose sole member is Adams Hotel Ventures LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Phoenix Downtown Mortgage Loan. Steven Cohn is the guarantor of certain nonrecourse carveouts under the Renaissance Phoenix Downtown Mortgage Loan.

The Sponsor. The sponsor, Steven Cohn, through various companies, has been a partial or sole owner and operator of several hotels and other commercial properties throughout the United States. Mr. Cohn is currently in his fourth term as a member of the Board of Directors of the Greater Phoenix Convention and Visitor’s Bureau. Mr. Cohn was appointed to the Phoenix Civic Plaza Expansion Committee, and appointed by the Governor of Arizona and the Speaker of the Arizona House of Representatives to the strategic task force evaluating the investment of state funds in the Civic Plaza Expansion.

Escrows. The loan documents provide for upfront escrows in the amount of $6.0 million for the Adams Street Activation Project renovation, which is required to be completed by the borrower within 14 months after obtaining all permits. The loan documents also provide for monthly escrows in the amount equal to one-twelfth of the annual GPLET amount (initially $11,967).

As long as the current management agreement is in effect and (i) provided that the property manager, on behalf of the borrower, is obtaining the insurance required thereunder, no monthly insurance escrows will be required, (ii) provided that the property manager, on behalf of the borrower, is paying all taxes from gross revenues, no monthly tax escrow will be required (other than for GPLET payments), (iii) provided that the property manager, on behalf of the borrower, is paying ground rent from gross revenues, no monthly escrows for ground rent will be required, and (iv) provided that the borrower is making monthly FF&E payments to the property manager, equal to one-twelfth of 5% of annual gross revenues, no monthly FF&E reserves will be required.

The approximate $3.0 million remaining PIP will be funded in accordance with the following waterfall: (i) the first $3,696,000 of net cash flow will be distributed to the borrower, and (ii) thereafter, there is a multiple tiered waterfall allocating net cash flow between the borrower and the FF&E reserve (held by the property manager), until the FF&E reserve has been replenished such that the amount in the FF&E Reserve equals the amount that would have been in the FF&E reserve had the FF&E reserve funds not been used to complete the PIP renovation.

The loan documents also provide for a seasonality reserve, pursuant to which the borrower is required to deposit on each payment date in March, April, May and June, an amount equal to $192,149 for potential debt service shortfalls in the months of July, August, September and October. Provided that no event of default has occurred and is continuing, if on a payment date occurring during March, April, May or June, to the extent there are sufficient funds on deposit in the Cash Collateral Subaccount (see “Lockbox and Cash Management” section), if requested by the borrower, the lender is required to disburse funds therefrom for the payment of the next monthly deposit to the extent that amounts on deposit in the Deposit Account (see “Lockbox and Cash Management” section) are insufficient to pay the applicable amount. If on the payment date occurring during the next succeeding March there are funds remaining in the seasonality reserve, then such funds will be applied to the seasonality deposit due for such March and each subsequent March, April, May and June for such calendar year.

Lockbox and Cash Management. The Renaissance Phoenix Downtown Mortgage Loan requires that the borrower deposit all rents and revenues received into operating accounts maintained by the property manager and all remittances due to the borrower (the “Borrower’s Remittance Amount”) into a lender-controlled lockbox account, which is already in place. During a Cash Management Period (as defined below), the loan documents require that the Borrower’s Remittance Amount be deposited directly into a cash management account (the “Deposit Account”) controlled by the lender. During a Cash Management Period, all excess funds on deposit in the Deposit Account after application to required monthly payments are swept to a lender-controlled excess cash flow subaccount (the “Cash Collateral Subaccount”).

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the debt service coverage ratio being less than 1.20x at the end of two consecutive four calendar month periods. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being at least equal to 1.20x for two consecutive four calendar month periods.

Property Management. The Renaissance Phoenix Downtown Property is managed by Renaissance Hotel Operating Company, a subsidiary of Marriott International, Inc.

Assumption. The borrower has the right to transfer the Renaissance Phoenix Downtown Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

RENAISSANCE PHOENIX DOWNTOWN

experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Leases. The borrower’s interest in the Renaissance Phoenix Downtown Property consists of four leasehold interests: (i) the Development Ground Lease with the city of Phoenix (relating to the GPLET), which was put into place to facilitate real estate tax abatement for the Renaissance Phoenix Downtown Property; (ii) a partial hotel lease, which is a third party ground lease for a small portion of the Renaissance Phoenix Downtown Property; and (iii) two air rights leases with the city of Phoenix.

As part of the Development Ground Lease, the borrower entered into a redevelopment agreement on October 6, 2011 with the city of Phoenix, which provided that the borrower would convey the Renaissance Phoenix Downtown Property to the city of Phoenix and the city of Phoenix would lease the Renaissance Phoenix Downtown Property back to the borrower, resulting in the Renaissance Phoenix Property being eligible for GPLET treatment (instead of ad valorem taxation). The Development Ground Lease term is 20 years, expiring on November 1, 2031, at which time the fee interest in the Renaissance Phoenix Downtown Property will revert to the borrower for consideration of $50,000. The Development Ground Lease provides for (a) a fixed rent payment currently equal to approximately $16,000, which is expected to increase to approximately $200,000 at the end of the lease term and (b) a payment in the amount, if any, by which $791,468 exceeds the sum of fixed annual rent, GPLET payments and all other taxes relating to the Renaissance Phoenix Downtown Property. The projected amount of such taxes would likely eliminate the requirement for any such additional payments to the city of Phoenix.

The partial hotel lease, which covers a small portion of the Renaissance Phoenix Downtown Property, is scheduled to expire on December 31, 2049, with the option to renew for an additional 25 years. The current annual rent is $40,000. Commencing on January 1, 2020, the annual rent payment is re-set every five years to an amount equal to 7% of the fair value of the land (as vacant), subject to a minimum rent of $40,000.

The term of the first air rights lease, which consists of 3,424 square feet of ground space and a portion of the air space extending up to 50 feet above the surface situated on the north side of Adams Street between Central Avenue and First Street, commenced on April 27, 2001 and is scheduled to expire on August 3, 2023, with an option to renew for an additional 50 years. The current annual rent is $6,848. The annual rent payment increases by a consumer price index multiple every three years, subject to a maximum increase of 112.0% of the preceding year’s annual rent, with the next rent increase scheduled to occur on August 1, 2016.

The term of the second air rights lease, which covers certain air rights and subsurface rights above and below the sidewalks surrounding the hotel, commenced on August 3, 1973 and is scheduled to expire on August 3, 2023, with an option to renew for an additional 50 years. The current annual rent is $5,481 and does not increase through lease expiration.

Terrorism Insurance. The loan documents provide that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Phoenix Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

ROBERTSON’S CREEK SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ROBERTSON’S CREEK SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

ROBERTSON’S CREEK SHOPPING CENTER

Robertson's Creek Shopping Center
5701, 5731, 5801, 5861, 5891 Long Prairie Road
Flower Mound, TX 75028
DENTON
Fouts Field
University of North Texas
Apogee Stadium
Murchison Performing Arts Ctr.
DOWNTOWN DENTON
DCTA
McKinney St
S. Mayhill Rd
Golden Triangle Mall
Denton Town Centre
MEDPARK
Denton Regional Medical Ctr.
Denton Enterprise Airport
South Lakes Park
Vintage Blvd
Ryan Rd
Teasley Ln
Shady Shores
Atrium Medical Center
Oakmont Country Club
Denton Country Club
Country Club Rd
DENTON COUNTY
Corinth
Teasley Dr
Lake Dallas
Hickory Creek
Hickory Hill Rd
Hilltop Rd
Argyle
Lantana
Bartonville
Bartonville Town Center
Copper Canyon
Village Pkwy
Highland Village
Lewisville Lake
Westlake Park
HIGHLAND VILLAGE/ LEWISVILLE LAKE
The Shops at Highland Village
The Marketplace at Highland Village
Justin Rd
Double Oak
The Highlands at Flower Mound
Highland Ranch
Jones St
Mill St
Kings Rd
Kirkpatrick Ln
Lewisville Lake Environmental Learning Area
Tour 18 Golf Course
Bridlewood Country Club
Cross Timbers Rd
Garden Ridge Blvd
Lewisville Town Center
OLD TOWN
W. Main St
Flower Mound
Morriss Rd
Lewisville
Fox Ave
Old Orchard Ln
Bellaire Blvd
DCTA A-TRAIN
Stemmons Frwy
Wichita Trail
International Pkwy
Flower Mound Rd
Valley Pkwy
Vista Ridge Village
HEBRON
Round Grove Rd
Marshall Creek Park
Trophy Club Country Club
Murrell Park
Vista Ridge Mall
Grapevine Lake
Lakeside Pkwy
Sam Rayburn Tollway
Dallas 22 miles
Intl. Pkwy
Grapevine Municipal Golf Course
Denton Tap Rd
Sandy Lake Rd
Royal Ln
Dove Rd
Southlake
Oak Grove Park
Grapevine Mills
Coppell
DALLAS COUNTY
Vaquero Country Club
Northwest Pkwy
Shady Oak Dr
Dallas - Fort Worth Intl. Airport
Bethel Rd
Belt Line Rd
TARRANT COUNTY
Grapevine
IRVING
Southlake Town Square
Southlake Blvd
Northwest Hwy
Dallas Cowboys HQ
35W
35E
377
77
288
407
121
114
26
97
635
DENTON
McKinney
Prosper
FRISCO
Allen
Flower Mound
Lewisville
Carrollton
PLANO
Northlake
Westlake
Keller
RICHARDSON
Coppell
Farmers Branch
Grapevine
GARLAND
N. Richland Hills
Hurst
Euless
IRVING
DALLAS
MESQUITE
FORT WORTH
ARLINGTON
GRAND PRAIRIE
Benbrook
Duncanville
Rendon
DeSoto
Lancaster
Mansfield
Cedar Hill
Burleson
Midlothian
Alvarado
Cleburne
Waxahachie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

No. 4 – Robertson’s Creek Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$48,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$48,000,000			Location:	Flower Mound, TX
% of Initial Pool Balance:	6.2%			Size:	329,800 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$145.54
Borrower Name:	Robertson’s Creek Dunhill LLC			Year Built/Renovated:	2007/NAP
Sponsor:	William L. Hutchinson			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager:	Self-managed
Note Date:	October 13, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.5% (12/31/2013)
Maturity Date:	November 11, 2025			Most Recent Occupancy (As of):	91.6% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	97.3% (9/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,760,826 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,083,248 (TTM 8/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$5,655,923
Escrows and Reserves(1):				U/W Expenses:	$1,564,971
				U/W NOI:	$4,090,952
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$3,823,203
Taxes	$483,944	$43,995	NAP	U/W NOI DSCR:	1.38x
Insurance	$54,420	$5,442	NAP	U/W NCF DSCR:	1.29x
Replacement Reserves	$0	$3,893	NAP	U/W NOI Debt Yield:	8.5%
TI/LC Reserve	$270,000	$21,019	$810,000	U/W NCF Debt Yield:	8.0%
Dick’s Reserve	$637,000	$0	NAP	As-Is Appraised Value:	$65,000,000
Outstanding TI/LC Reserve	$375,831	$0	NAP	As-Is Appraisal Valuation Date:	August 29, 2015
Rent Reserve	$37,162	$0	NAP	Cut-off Date LTV Ratio:	73.8%
Rent Concession Reserve	$49,715	$0	NAP	LTV Ratio at Maturity or ARD:	67.7%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Robertson’s Creek Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Flower Mound, Texas (the “Robertson’s Creek Shopping Center Property”). The Robertson’s Creek Shopping Center Mortgage Loan was originated on October 13, 2015 by Wells Fargo Bank, National Association. The Robertson’s Creek Shopping Center Mortgage Loan had an original principal balance of $48,000,000, has an outstanding principal balance as of the Cut-off Date of $48,000,000 and accrues interest at an interest rate of 4.610% per annum. The Robertson’s Creek Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Robertson’s Creek Shopping Center Mortgage Loan matures on November 11, 2025.

Following the lockout period, the borrower has the right to defease the Robertson’s Creek Shopping Center Mortgage Loan in whole, but not in part, on any date before August 11, 2025. In addition, the Robertson’s Creek Shopping Center Mortgage Loan is prepayable without penalty on or after August 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

ROBERTSON’S CREEK SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$48,000,000	71.7%	Purchase price	$63,302,296	94.5%
Sponsor’s new cash contribution	18,983,920	28.3	Reserves	1,908,072	2.8
			Closing costs	1,773,552	2.6
Total Sources	$66,983,920	100.0%	Total Uses	$66,983,920	100.0%

The Property. The Robertson’s Creek Shopping Center Property is a class A anchored retail center totaling approximately 329,800 square feet located in Flower Mound, Texas, approximately 30.2 miles northwest of the central business district of Dallas, Texas. Built in 2007, the Robertson’s Creek Shopping Center Property is comprised of eight buildings situated on an approximate 37.4-acre site and is shadow-anchored by JCPenney (“JCP”), which is not part of the collateral, and anchored by Dick’s Sporting Goods (“Dick’s”), Hobby Lobby and Belk, which is on a ground lease and owns its own improvements. The three collateral anchor tenants represent 59.6% of the net rentable area and have been in occupancy since the Robertson’s Creek Shopping Center Property was developed. No other tenant represents more than 4.5% of the net rentable area. The Robertson’s Creek Shopping Center Property is located in a strong retail corridor as evidenced by the four adjacent retail centers exhibiting an average occupancy of 95.0% over the past ten years. Parking at the Robertson’s Creek Shopping Center Property is provided via 1,418 surface parking spaces, resulting in a parking ratio of 4.3 spaces per 1,000 square feet of net rentable area. As of September 1, 2015, the Robertson’s Creek Shopping Center Property was 97.3% leased to 31 tenants and 95.9% physically occupied due to two tenant expansions (representing 2,973 square feet or 0.9% of the net rentable area) and one new tenant with a lease out for signature (representing 1,698 square feet or 0.5% of the net rentable area) that are not yet in occupancy. All outstanding tenant improvements, leasing commissions and gap rent related to these tenants were reserved at the closing of the Robertson’s Creek Shopping Center Mortgage Loan (see “Escrows” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

ROBERTSON’S CREEK SHOPPING CENTER

The following table presents certain information relating to the tenancy at the Robertson’s Creek Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
JCPenney	B-/Caa1/CCC+	103,651	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Dick’s Sporting Goods	NR/NR/NR	45,000	13.6%	$15.00	$675,000	16.0%	NAV	NAV	1/31/2018(4)
Hobby Lobby	NR/NR/NR	55,207	16.7%	$9.00	$496,863	11.8%	NAV	NAV	10/31/2022(5)
Belk(6)	NR/NR/NR	96,240(6)	29.2%	$4.13	$397,471	9.4%	NAV	NAV	3/8/2027(7)
Total Anchor Tenant – Collateral		196,447	59.6%	$7.99	$1,569,334	37.2%

Major Tenants – Collateral
Ulta	NR/NR/NR	10,219	3.1%	$24.15	$246,789	5.9%	NAV	NAV	7/31/2017(8)
Old Navy	BBB-/Baa2/BBB-	15,000	4.5%	$14.00	$210,000	5.0%	$260(9)	6.9%(9)	10/31/2018(10)
Total Major Tenants – Collateral		25,219	7.6%	$18.11	$456,789	10.8%

Non-Major Tenants – Collateral(11)(12)		99,355(11)	30.1%	$22.06(11)	$2,191,582(11)	52.0%

Occupied Collateral Total		321,021	97.3%	$13.14	$4,217,705	100.0%

Vacant Space		8,779	2.7%

Collateral Total		329,800	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through December 2015, totaling $22,771.
(3)	Most tenants are not required to report sales.
(4)	Dick’s has four, five-year lease renewal options.
(5)	Hobby Lobby has three, five-year lease renewal options.
(6)	Belk is on a ground lease and owns its own improvements.
(7)	Belk has four, five-year lease renewal options.
(8)	Ulta has three, five-year lease renewal options.
(9)	Old Navy sales PSF and occupancy cost are based on the trailing 12-month period ending August 31, 2015.
(10)	Old Navy has two, five-year lease renewal options.
(11)	Non-Major Tenants – Collateral excludes square footage related to Red Robin which is on a ground lease and owns its own improvements but includes Red Robin’s annual base rent. The Annual U/W Base Rent PSF excluding the Red Robin rent is $20.78 per square foot.
(12)	Non-Major Tenants – Collateral includes two tenant expansions (totaling 2,973 square feet or 0.9% of the net rentable area) where the tenants are not in occupancy and one new tenant with a lease out for signature (representing 1,698 square feet or 0.5% of the net rentable area) that is expected to take occupancy and be open for business in January 2016. All outstanding tenant improvements, leasing commissions and gap rent related to these tenant spaces were reserved at the closing of the Robertson’s Creek Shopping Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ROBERTSON’S CREEK SHOPPING CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the Robertson’s Creek Shopping Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	TTM 8/31/2015	Current Occupancy Cost
Old Navy	$215	$242	$260	6.9%
Once Upon A Child	$195	$197	$190(2)	9.7%(2)
Kirkland’s Home	$153	$171	$178	11.9%
Lane Bryant	$144	$157	$162	12.9%
Sleep Experts	$425	$341(3)	$369	11.0%
Rift to Reef	$160	$173	NAV	13.6%
Piranha Sushi	$448	$425	$444	5.5%
Jenny Layne Bakery	$154	$198	NAV	7.6%

Total Comparable Sales PSF(4)	$217	$225	$235(6)
Occupancy Costs(4)(5)	10.7%	10.0%	9.7%(6)

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales have been excluded from the chart above.
(2)	Sales and occupancy cost are based on the trailing 12-month period ending February 28, 2015.
(3)	Sleep Experts’ 2014 sales represent an annualized 10-month period.
(4)	Represents the 8 tenants listed immediately above, comprising approximately 49,539 square feet (15.0% of net rentable area) that reported at least two full prior years of comparable sales.
(5)	Occupancy costs are based on the Annual U/W Base Rent and reimbursements, percentage rent and historical sales.
(6)	Two tenants did not report trailing 12-month sales figures, thus the 2014 year-end sales have been used.

The following table presents certain information relating to the lease rollover schedule at the Robertson’s Creek Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,200	0.4%	1,200	0.4%	$30,000	$25.00
2015	0	0	0.0%	1,200	0.4%	$0	$0.00
2016	1	1,988	0.6%	3,188	1.0%	$35,784	$18.00
2017	9	43,315	13.1%	46,503	14.1%	$1,058,805	$24.44
2018	6	75,608	22.9%	122,111	37.0%	$1,193,088	$15.78
2019	4	13,330	4.0%	135,441	41.1%	$251,123	$18.84
2020	1	1,368	0.4%	136,809	41.5%	$32,832	$24.00
2021	2	10,800	3.3%	147,609	44.8%	$190,050	$17.60
2022	1	55,207	16.7%	202,816	61.5%	$496,863	$9.00
2023	0	0	0.0%	202,816	61.5%	$0	$0.00
2024	1	8,577	2.6%	211,393	64.1%	$108,499	$12.65
2025	2	4,671	1.4%	216,064	65.5%	$123,570	$26.45
Thereafter	3	104,957	31.8%	321,021	97.3%	$697,091	$6.64(4)
Vacant	0	8,779	2.7%	329,800	100.0%	$0	$0.00
Total/Weighted Average	31	329,800	100.0%			$4,217,705	$13.14

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Annual U/W Base Rent PSF excludes square footage attributed to Red Robin which is on a ground lease and owns its own improvements.

The following table presents historical occupancy percentages at the Robertson’s Creek Shopping Center Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	9/1/2015(3)
NAV	89.5%	91.6%	97.3%

(1)	The seller purchased the Robertson’s Creek Shopping Center Property in 2013; historical occupancy prior to 2013 was not available.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll and includes two tenant expansions (totaling 2,973 square feet or 0.9% of the net rentable area) where the tenants are not in occupancy and one new tenant with a lease out for signature (representing 1,698 square feet or 0.5% of the net rentable area) that is expected to be in occupancy and open for business in January 2016. All outstanding tenant improvements, leasing commissions and gap rent related to these tenant spaces were reserved upfront. The occupancy excluding these tenants is 95.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ROBERTSON’S CREEK SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Robertson’s Creek Shopping Center Property:

Cash Flow Analysis(1)

	2014	TTM 8/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,953,975	$4,059,909	$4,217,705(2)	74.6%	$12.79
Grossed Up Vacant Space	0	0	210,696	3.7	0.64
Total Reimbursables	1,298,489	1,379,927	1,448,943	25.6	4.39
Other Income	0	50	0	0.0	0.00
Less Vacancy & Credit Loss	(31,379)	(23,564)	(221,420)(3)	(3.9)	(0.67)
Effective Gross Income	$5,221,086	$5,416,322(4)	$5,655,923(4)	100.0%	$17.15

Total Operating Expenses	$1,460,260	$1,333,074	$1,564,971	27.7%	$4.75

Net Operating Income	$3,760,826	$4,083,248	$4,090,952	72.3%	$12.40
TI/LC	0	0	221,037	3.9	0.67
Capital Expenditures	0	0	46,712	0.8	0.14
Net Cash Flow	$3,760,826	$4,083,248	$3,823,203	67.6%	$11.59

NOI DSCR	1.27x	1.38x	1.38x
NCF DSCR	1.27x	1.38x	1.29x
NOI DY	7.8%	8.5%	8.5%
NCF DY	7.8%	8.5%	8.0%

(1)	The seller purchased the Robertson’s Creek Shopping Center Property in 2013; historical operating performance prior to 2013 was not available.
(2)	U/W Base Rent includes contractual rent increases through December 2015 totaling $22,771.
(3)	The underwritten economic vacancy is 5.0%. The Robertson’s Creek Shopping Center Property was 97.3% leased and 95.9% physically occupied as of September 1, 2015.
(4)	The increase from trailing 12-month ending August 31, 2015 Effective Gross Income to U/W Effective Gross Income is due to tenant expansions and new leasing activity totaling approximately 4,671 square feet (1.4% of net rentable area).

Appraisal. As of the appraisal valuation date of August 29, 2015, the Robertson’s Creek Shopping Center Property had an “as-is” appraised value of $65,000,000.

Environmental Matters. According to the Phase I environmental assessment dated September 1, 2015, there was no evidence of any recognized environmental conditions at the Robertson’s Creek Shopping Center Property.

Market Overview and Competition. The Robertson’s Creek Shopping Center Property is located along the FM 2499 (Long Prairie Road), one of the neighborhood’s primary commercial thoroughfares, in Flower Mound, Texas, approximately 30.2 miles northwest of the central business district of Dallas, Texas. According to the appraisal, Dallas has been far less affected by the oil price decline than Houston and has regained the lead in overall job growth among major metro areas in Texas. Employment in Dallas is rising at twice the United States pace with gains across most major industries, with construction and professional services leading the way. Dallas reported an unemployment rate of 4.2% as of March 2015. The Robertson’s Creek Shopping Center Property is located in the primary retail trade area that features approximately 2.0 million square feet of retail space including the Shops at Highland Village, approximately 350,000 square feet of retail and office space anchored by AMC Theaters and Barnes & Noble, the Best Buy-anchored Highland Ranch, the Super Target-anchored Highlands of Flower Mound and The Marketplace of Highland Village, which is anchored by Wal-Mart Supercenter and TJ Maxx.

The estimated 2015 population within a one-, three- and five-mile radius of the Robertson’s Creek Shopping Center Property was 6,385, 73,083 and 159,408, respectively, and the median household income within the same radii was $125,233, $115,162 and $104,078, respectively. Population is expected to increase 2.2% per year over the next five years in the five-mile trade area. According to the appraisal, the Robertson’s Creek Shopping Center Property is located in the Mid Cities retail submarket of the Dallas/Fort Worth retail market. As of the third quarter of 2015, the Mid Cities retail submarket contained a total inventory of 4,184 buildings containing 65.7 million square feet of retail space with a vacancy rate of 5.6% and an average asking rent of $14.25 per square foot, triple net. The appraiser concluded to a blended market rent of $14.60 per square foot, approximately 8.7% above the Robertson’s Creek Shopping Center Property’s weighted average rent of $13.43 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ROBERTSON’S CREEK SHOPPING CENTER

The following table presents certain information relating to some comparable retail properties for the Robertson’s Creek Shopping Center Property:

Competitive Set(1)

	Robertson’s Creek Shopping Center (Subject)	Chaparral Plaza & Chaparral Court	Trophy Club Shopping Center	Flower Mound Riverwalk Market	Flower Mound Plaza
Location	Flower Mound, TX	Flower Mound, TX	Trophy Club, TX	Flower Mound, TX	Flower Mound, TX
Distance from Subject	--	4.0 miles	15.2 miles	2.4 miles	2.4 miles
Property Type	Anchored Retail	Neighborhood Center	Community Center	Neighborhood Center	Shadow Anchored
Year Built/Renovated	2007/NAP	2000/2001	2000/NAP	2013/NAP	2001/NAP
Anchor Tenants	Dick’s Sporting Goods, Hobby Lobby, Belk	NAP	NAP	NAP	NAP
Total GLA	329,800 SF	38,481 SF	106,907 SF	91,800 SF	11,963 SF
Total Occupancy	97%	94%	90%	98%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Robertson’s Creek Dunhill LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Robertson’s Creek Shopping Center Mortgage Loan. William L. Hutchinson is the guarantor of certain nonrecourse carveouts under the Robertson’s Creek Shopping Center Mortgage Loan.

The Sponsor. The sponsor is William L. Hutchinson who is the founder of Dunhill Partners, a commercial real estate brokerage and investment firm that specializes in the acquisition, sale, leasing and management of commercial real estate. Founded in 1984, Dunhill Partners currently owns and manages more than 4.0 million square feet of retail properties located in Texas, California, Oklahoma and Hawaii. The sponsor was involved in one discounted payoff, three foreclosures and one loan default between 2009 and 2012, and a personal bankruptcy in 1987. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves of $483,944 for real estate taxes; $54,420 for insurance premiums; $270,000 for tenant improvements and leasing commissions (“TI/LCs”); 375,831 for outstanding TI/LCs related to Massage Heights ($208,110), Blow Dry Bar ($92,592) and UFC Gym ($75,129); $49,715 for rent concessions related to UFC Gym ($21,639), Blow Dry Bar ($18,041) and Massage Heights ($10,035); $37,162 for a rent reserve for a delinquent tenant and $637,000 for potential re-tenanting costs related to the Dick’s space (“Dick’s Reserve”) (see “Lockbox and Cash Management” section). Ongoing monthly reserves are required in an amount equal to $43,995 for taxes; $5,442 for insurance premiums;$3,893 for replacement reserves and $21,019 for TI/LCs subject to a cap of $810,000 provided (i) no event of default has occurred and is continuing; (ii) the amortizing debt service coverage ratio is at least 1.25x; (iii) the net cash flow debt yield is at least 8.0%; and (iv) the Robertson’s Creek Shopping Center Property is at least 92.0% occupied.

The loan documents do not require monthly deposits for real estate taxes or insurance premiums related to tenants required to reimburse for or pay taxes and insurance premiums directly so long as (a) no event of default exists; (b) such tenants (1) are obligated to reimburse the borrower or pay real estate taxes or insurance premiums directly or (2) such tenant is not in default under its lease; (c) the borrower provides the lender with evidence that real estate taxes or insurance premiums have been paid; or (d) the borrower makes the real estate tax or insurance deposits for tenants required to reimburse real estate taxes or insurance premiums.

Lockbox and Cash Management. The Robertson’s Creek Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x at the end of any calendar month; (iii) the net cash flow debt yield being less than 6.75% at the end of any calendar month; (iv) the occurrence of a Major Tenant Event Period (as defined below); or (v) the occurrence of a JCP Sweep Event Period (as defined below). A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; with regard to clause (iii), the net cash flow debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; with regard to clause (iv), the cure of a Major Tenant Event Period; and with regard to clause (v), the cure of a JCP Sweep Event Period.

A “Major Tenant Event Period” will commence upon the earlier of (i) Dick’s failing to renew or extend its lease the earlier of seven months prior to the lease expiration date or the renewal notice date for a term of at least five years at a rental rate of at least $15.00 per square foot or a rate that would result in a net cash flow debt yield of at least 8.0% based on Dick’s new rental rate; or (ii) Dick’s or Belk (or any approved replacement tenant) going dark, vacating or otherwise failing to occupy its space or giving notice of its intent to commence any of the foregoing, or filing bankruptcy or a similar insolvency proceeding. A Major Tenant Event Period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ROBERTSON’S CREEK SHOPPING CENTER

will expire, with regard to clause (i), upon (a)(1) Dick’s extending its lease for at least five years at a rental rate of either $15.00 per square foot or a rate that would result in a net cash flow debt yield equal to or greater than 8.0%, (2) the lender determining that all TI/LCs with respect to Dick’s have been satisfied or sufficient funds are deposited with the lender for such costs and (3) Dick’s paying full unabated rent, (b) the balance of the Dick’s Reserve (inclusive of the upfront escrow) being greater than or equal to the Dick’s Reserve Cap (as defined below) or (c) a Major Tenant Re-Tenanting Event (as defined below); with regard to clause (ii), upon the applicable tenant resuming its normal business operations for two consecutive calendar quarters, the applicable tenant’s lease being affirmed on terms reasonably satisfactory to the lender or a Major Tenant Re-Tenanting Event.

A “Dick’s Reserve Cap” is defined as an amount equal to the difference of $15.00 less the actual base rent per square foot for Dick’s, multiplied by Dick’s total square footage, multiplied by the number of years of the remaining in the Robertson’s Creek Shopping Center Mortgage Loan term. In the event that the Dick’s base rent per square foot is greater than or equal to $15.00, the Dick’s Reserve Cap is no longer in effect.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving (i) reasonably satisfactory evidence that all of the applicable tenant space has been leased to one or more satisfactory replacement tenants, (ii) each replacement tenant is open for business and paying full unabated rent and (iii) all TI/LCs related to the replacement tenant have been paid or sufficient funds as determined by the lender are deposited to pay for such costs.

A “JCP Sweep Event Period” will commence upon the earlier of JCP going dark, vacating or otherwise failing to occupy its space, allowing certain tenants with co-tenancy clauses related to JCP to pay reduced rent. A JCP Sweep Event Period will end upon JCP resuming its normal business operations and being open for two consecutive calendar quarters, or all tenants with co-tenancy clauses related to JCP resuming or continuing to pay full rent.

In the event that the Cash Trap Event Period results from a JCP Sweep Event Period, excess cash flow held by the lender will be capped at $378,824 (the “JCP Cure Amount”). The JCP Cure Amount will be reduced by an amount listed in the table below provided that the applicable tenant is paying full rent during a JCP Sweep Event Period or its lease no longer contains co-tenancy clauses related to JCP:

Co-Tenancy Tenant	Amount of Reduction of JCP Cure Amount
Kirkland’s	$156,692
Lane Bryant	$106,947
Old Navy	$59,485
Justice	$51,700

Property Management. The Robertson’s Creek Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Robertson’s Creek Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Robertson’s Creek Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WPC SELF STORAGE VIII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WPC SELF STORAGE VIII

JACKSONVILLE
TALLAHASSEE
St. Augustine
Gainesville
Daytona Beach
Atlantic Ocean
Ocala
Leesburg
Spring Hill
Hudson
ORLANDO
Titusville
TAMPA
Kissimmee
Melbourne
Palm Bay
Clearwater
Lakeland
ST. PETERSBURG
Fort Pierce
Port St. Lucie
Sarasota
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
Naples
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
Homestead
Key West
ONTARIO
Lake Ontario
Watertown
ADIRONDACK MOUNTAINS
ADIRONDACK STATE PARK
Oswego
Fulton
ROCHESTER
Baldwinsville
SYRACUSE
Rome
Utica
Macedon
Oneida
Geneva
Auburn
NEW YORK
Cortland
Ithaca
Oneonta
Corning
Johnson City
Binghamton
Elmira
Sayre
PENNSYLVANIA
NORTH LAS VEGAS
Sunrise Manor
Summerlin
LAS VEGAS
Downtown
Winchester
Las Vegas Strip
Paradise
Spring Valley
Fairbanks
Westview
Spring Valley
Hilshire Village
Houston Heights
Hedwig Village
Hunters Creek Village
Bunker Hill Village
Piney Point Village
Tanglewood
River Oaks
Fourth Ward
Downtown
Westchase
HOUSTON
Highland Village
Montrose
Midtown
Uptown
Gulfton
Westpark
West University Place
Sharpstown
Bellaire
Braeswood Place
Braeburn
Willowbend
Southwest Houston
Sunnyside
ILLINOIS
MISSOURI
Godfrey
Alton
St. Paul
Josephville
O'Fallon
Lake St. Louis
St. Charles
Hazelwood
Florissant
Spanish Lake
St. Peters
Dardenne Prairie
Ferguson
Weldon Spring
Overland
Chesterfield
ST. LOUIS
Wildwood
Ballwin
Manchester
Kirkwood
Webster Groves
Crestwood
Affton
Cahokia
Murphy
Concord
Oakville
Columbia

WPC Self Storage VIII

1	Extra Space Storage of Palm Bay	Palm Bay, FL
2	Extra Space Storage at Honore	Sarasota, FL
3	Cubesmart Houston	Houston, TX
4	Extra Space Storage at University	Sarasota, FL
5	State Road	Hudson, FL
6	Extra Space Storage Leesburg	Leesburg, FL
7	Atlantic Self Storage - Lake Mead Blvd	Las Vegas, NV
8	Extra Space Spencer	Saint Peters, MO
9	Secure Self Storage	Ithaca, NY
10	Atlantic Self Storage - Las Vegas Blvd	Las Vegas, NV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

No. 5 – WPC Self Storage VIII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$35,575,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$35,575,000			Location:	Various – See Table
% of Initial Pool Balance:	4.6%			Size:	704,364 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$50.51
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager(3):	Various
Note Date:	October 7, 2015			3rd Most Recent Occupancy (As of):	69.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	72.9% (12/31/2013)
Maturity Date:	October 11, 2025			Most Recent Occupancy (As of):	78.4% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(4):	84.8% (Various)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$3,004,602 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,120,673 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of)(5):	$3,382,102 (Various)
Lockbox Type:	Springing
Additional Debt:	None			U/W Revenues:	$5,935,891
Additional Debt Type:	NAP			U/W Expenses:	$2,798,595
				U/W NOI:	$3,137,296
				U/W NCF:	$3,031,642
				U/W NOI DSCR:	1.88x
Escrows and Reserves(2):				U/W NCF DSCR:	1.82x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value(6):	$61,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	September 1, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(6):	57.8%
Amortization Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(6):	57.8%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WPC Self Storage VIII Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering a portfolio of ten self storage properties located in five states (the “WPC Self Storage VIII Properties”). The WPC Self Storage VIII Mortgage Loan was originated on October 7, 2015 by Wells Fargo Bank, National Association. The WPC Self Storage VIII Mortgage Loan had an original principal balance of $35,575,000, has an outstanding principal balance as of the Cut-off Date of $35,575,000 and accrues interest at an interest rate of 4.610% per annum. The WPC Self Storage VIII Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term on the WPC Self Storage VIII Mortgage Loan. The WPC Self Storage VIII Mortgage Loan matures on October 11, 2025.

Following the lockout period, the borrower has the right to defease the WPC Self Storage VIII Mortgage Loan in whole or in part (see “Partial Release” section), on any day before July 11, 2025. In addition, the WPC Self Storage VIII Mortgage Loan is prepayable without penalty on or after July 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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WPC SELF STORAGE VIII

Sources and Uses

Sources			Uses
Original loan amount	$35,575,000	64.4%	Purchase price	$54,775,000	99.1%
Sponsor’s new cash contribution	19,697,436	35.6%	Closing costs	497,436	0.9
Total Sources	$55,272,436	100.0%	Total Uses	$55,272,436	100.0%

The Properties. The WPC Self Storage VIII Mortgage Loan is secured by the fee interest in a portfolio of ten self storage properties totaling 704,364 rentable square feet or 6,551 units (including 226 RV spaces) located in five states: Florida (5), Nevada (2), Missouri (1), New York (1) and Texas (1). The WPC Self Storage VIII Properties range in size from 40,084 square feet to 123,024 square feet and as of dates ranging from July 31, 2015 to August 31, 2015, the WPC Self Storage VIII Properties were 84.8% occupied.

The following table presents certain information relating to the WPC Self Storage VIII Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)	Allocated LTV(1)
Extra Space Storage of Palm Bay – Palm Bay, FL	$7,150,000	20.1%	96.0%	2000/NAP	123,024	$11,000,000	65.0%
Extra Space Storage of Honore – Sarasota, FL	$5,200,000	14.6%	94.7%	2003/NAP	56,300	$8,050,000	64.6%
Cubesmart Houston – Houston, TX	$4,615,000	13.0%	98.2%	1971/NAP	100,589	$7,100,000	65.0%
Extra Space Storage at University – Sarasota, FL	$3,802,500	10.7%	92.9%	2003/NAP	50,097	$6,050,000	62.9%
State Road – Hudson, FL	$3,250,000	9.1%	96.7%	2008/NAP	43,928	$5,000,000	65.0%
Extra Space Storage Leesburg – Leesburg, FL	$2,405,000	6.8%	90.3%	1988/NAP	60,010	$3,750,000	64.1%
Atlantic Self Storage – Lake Mead Blvd – Las Vegas, NV	$2,340,000	6.6%	56.7%	1984/NAP	86,769	$3,650,000	64.1%
Extra Space Spencer – Saint Peters, MO	$2,307,500	6.5%	96.3%	1991/NAP	40,084	$3,650,000	63.2%
Secure Self Storage – Ithaca, NY	$2,295,000	6.5%	76.3%	1988/1994	61,163	$3,800,000	60.4%
Atlantic Self Storage – Las Vegas Blvd – Las Vegas, NV	$2,210,000	6.2%	59.7%	1987/NAP	82,400	$3,450,000	64.1%
Total/Weighted Average	$35,575,000	100.0%	84.8%		704,364	$61,500,000	57.8%

(1)	The Total Appraised Value and Weighted Average Allocated LTV represents the portfolio “as-is” appraised value. As of the appraisal valuation dates ranging from August 6, 2015 to August 20, 2015, the aggregate “as-is” appraised value of the WPC Self Storage VIII Properties is $55,500,000 which represents a Cut-Off Date LTV Ratio of 64.1% and an LTV Ratio at Maturity of 64.1%.

The following table presents historical occupancy percentages at the WPC Self Storage VIII Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
69.4%	72.9%	78.4%	84.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from July 31, 2015 to August 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

WPC SELF STORAGE VIII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WPC Self Storage VIII Properties:

Cash Flow Analysis

	2013	2014	Various(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,110,793	$5,419,576	$5,654,615	$5,926,232	99.8%	$8.41
Grossed Up Vacant Space	0	0	0	1,009,584	17.0	1.43
Less Concessions	0	0	0	0	0.0	0.00
Other Income	243,802	284,452	301,344	343,087	5.8	0.49
Less Vacancy & Credit Loss	0	0	0	(1,343,012)(2)	(22.6)	(1.91)
Effective Gross Income	$5,354,596	$5,704,028	$5,955,959	$5,935,891	100.0%	$8.43

Total Operating Expenses	$2,349,994	$2,583,355	$2,573,857	$2,798,595	47.1%	$3.97

Net Operating Income	$3,004,602	$3,120,673	$3,382,102	$3,137,296	52.9%	$4.45
Capital Expenditures	0	0	0	105,655	1.8	0.15
Net Cash Flow	$3,004,602	$3,120,673	$3,382,102	$3,031,642	51.1%	$4.30

NOI DSCR	1.80x	1.87x	2.03x	1.88x
NCF DSCR	1.80x	1.87x	2.03x	1.82x
NOI DY	8.4%	8.8%	9.5%	8.8%
NCF DY	8.4%	8.8%	9.5%	8.5%

(1)	The most recent financials represent the trailing 12-month period ending May 31, 2015 for one of the WPC Self Storage VIII Properties, the trailing 12-month period ending July 31, 2015 for seven of the WPC Self Storage VIII Properties, and the 11 months annualized period ending July 31, 2015 for two of the WPC Self Storage VIII Properties.
(2)	The underwritten economic vacancy is 19.4%. As of dates ranging from July 31, 2015 to August 31, 2015, the WPC Self Storage VIII Properties were 84.8% physically occupied.

Appraisal. As of the appraisal valuation date of September 1, 2015, the WPC Self Storage VIII Properties had a portfolio “as-is” appraised value of $61,500,000. As of the appraisal valuation dates ranging from August 6, 2015 to August 20, 2015, the WPC Self Storage VIII Properties had an aggregate “as-is” appraised value of $55,500,000.

Environmental Matters. According to Phase I environmental assessments dated May 12, 2015 through September 23, 2015, there was no evidence of any recognized environmental conditions at nine of the WPC Self Storage VIII Properties.

According to a Phase I environmental assessment dated September 4, 2015, there was a vapor encroachment concern at the State Road (Hudson, FL) property related to an adjoining property that conducted vehicle repair operations. Due to the recognized environmental condition being related to the adjoining property and not the State Road (Hudson, FL) property, no further action was required.

The Borrower. The borrower structure comprises nine separate Delaware limited liability companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WPC Self Storage VIII Mortgage Loan. Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WPC Self Storage VIII Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of June 30, 2015, W.P. Carey managed a global investment portfolio comprising 856 commercial properties totaling 89.3 million square feet with an average occupancy rate of 98.6%.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment prior to delinquency. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WPC Self Storage VIII Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents do not require monthly reserves for replacement reserves except upon the occurrence and continuance of an event of default, at which a time the borrower will be required to deposit $8,805 monthly into a replacement reserve escrow.

The WPC Self Storage VIII Mortgage Loan is also structured with an amortization reserve account. During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement. The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the WPC Self Storage VIII Mortgage Loan had a 30-year amortization period (with the same 4.610% per annum interest rate).

An “Amortization Deposit Period” is defined as any period on or after October 11, 2020, commencing upon the net cash flow debt yield being less than 10.5% at the end of any calendar quarter. An Amortization Deposit Period will end when the net cash flow debt yield is equal to or greater than 11.0% for one calendar quarter and any deposits in the amortization reserve account will be held in escrow until the net cash flow debt yield is greater than 11.0% for two consecutive calendar quarters provided that there is no event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

WPC SELF STORAGE VIII

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the WPC Self Storage VIII Properties will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The WPC Self Storage VIII Properties are managed by Extra Space Management, Inc., CubeSmart Asset Management, LLC, and Storrow Management, LLC.

Assumption. The borrower has a two-time right to transfer the WPC Self Storage VIII Properties in whole, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can only be transferred once) along with the allocated loan amount of such a transferred property in the WPC Self Storage VIII Mortgage Loan (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WPC Self Storage VIII Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WPC Self Storage VIII Mortgage Loan; (ii) the loan-to-value ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.40x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value with respect to the remaining properties will be no greater than the lesser of 64.1% and the loan-to-value immediately prior to the release; (iv) the amortizing debt service coverage ratio with respect to the remaining properties will be no less than the greater of 1.38x and the debt service coverage ratio immediately prior to the release; and (v) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WPC Self Storage VIII Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the loan-to-value of the properties remaining following the substitution must be no greater than the lesser of 64.1% and the loan-to-value immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the released property as to physical condition, building use and quality, lease terms favorable to the borrower and market attributes as determined by the lender; (iv) the substituted property must have a debt service coverage ratio equal to or greater than the released property, and the trailing 12-month amortizing debt service coverage ratio for the properties remaining following the substitution must be no less than the greater of 1.38x and the debt service coverage ratio for the 12 months preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage VIII Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the WPC Self Storage VIII Properties during the loan term. At the time of closing, the WPC Self Storage Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

CITYPLACE I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

CITYPLACE I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

CITYPLACE I

CityPlace I
185 Asylum Street
Hartford, CT 06103
Bradley Intl. Airport 11 miles
North Meadows
New Rd.
Liebert Rd.
Battle St.
Windsor St.
AMTRAK
Weston St.
XFINITY Theatre
Riverside Park
Bellevue St.
Connecticut River
Cedar St.
Prospect St.
East Hartford
Village St.
Governor St.
Connecticut Blvd.
Yankee Expwy
Garvan St.
Asylum Hill
Huntington St.
High St.
Main St.
Chapel St.
Trumbull St.
Market St.
Asylum Ave.
Farmington Ave.
HARTFORD AMTRAK
Hartford Stage
Talcott St.
XL Center
Capital Community Tech. Coll.
Constitution Plaza
Aetna
Pearl St.
Old State House
Founders Bridge
Theater Works
Downtown
Connecticut State Capitol
Bushnell Park
Wadsworth Athenaeum Museum of Art
Plaza Building
Columbus Blvd
Connecticut State Science Center
Pitkin St.
Capitol Ave.
Trinity St.
Broad St.
Connecticut Convention Center
Hartland St.
River Dr.
Russ St.
Bushnell Ctr. for the Performing Arts
Whitehead Hwy
Hartford City Hall
Oak St.
Washington St.
Hudson St.
Sheldon St.
Frog Hollow
Charter Oak Ave.
East River Dr. Ext.
Park St.
HARTFORD
Zion St.
Ward St.
Wyllys St.
Sheldon Charter Oak
Van Dyke Ave.
Jefferson St.
Huyshope Ave.
Connecticut Children's Medical Center
Hartford Hospital
Retreat Ave.
Stonington St.
Wilbur Cross Hwy
Affleck St.
Allen Pl.
Hartford Baseball Grounds at Colt Meadows
Colt Park
Vernon St.
Wawarme Ave.
Naval and Marine Reserve Center
HARTFORD COUNTY
Brownell Ave.
Maple Ave.
Locust St.
Reserve Rd.
Trinity College
School St.
Benton St.
Elliott St.
Webster St.
Wethersfield Ave.
South End
Maxim Rd.
Hartford-Brainard Airport
New Britain Ave.
Bond St.
Meadow St.
South Meadows
Granby
Windsor Locks
Broad Brook
East Windsor
Ellington
Simsbury
Windsor
Vernon
South Windsor
Bloomfield
Avon
East Hartford
Manchester
West Hartford
Farmington
Wethersfield
Glastonbury
Newington
Plainville
New Britain
Rocky Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 6 – CityPlace I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$34,275,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$34,275,000			Location:	Hartford, CT
% of Initial Pool Balance:	4.4%			Size:	884,366 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$89.64
Borrower Name:	RP Asylum, LLC			Year Built/Renovated:	1983/2010
Sponsors:	Kevin McCall; John T. Caldwell			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Self-managed
Note Date:	September 10, 2015			3rd Most Recent Occupancy (As of):	99.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.3% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	99.4% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of):	94.0% (8/1/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$9,061,072 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$8,787,487 (12/31/2014)
Call Protection(2):	L(27),D(89),O(4)			Most Recent NOI (As of):	$8,521,715 (TTM 7/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$22,053,021
				U/W Expenses:	$13,489,391
Escrows and Reserves(3):				U/W NOI:	$8,563,631
				U/W NCF:	$7,155,402
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.24x
Taxes	$556,806	$324,801	NAP	U/W NCF DSCR(1):	1.87x
Insurance	$10,375	$10,373	NAP	U/W NOI Debt Yield(1):	10.8%
Replacement Reserves	$88,437	$88,473	NAP	U/W NCF Debt Yield(1):	9.0%
TI/LC Reserve	$3,000,000	$110,546	$4,500,000	As-Is Appraised Value:	$114,500,000
Tenant Specific TI/LC Reserve	$2,056,337	$0	NAP	As-Is Appraisal Valuation Date:	August 5, 2015
Rent Concession Reserve	$257,028	$0	NAP	Cut-off Date LTV Ratio(1):	69.2%
Environmental Reserve	$25,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	69.2%

(1)	The CityPlace I Loan Combination (as defined below), which had an original principal balance totaling $79,275,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $34,275,000, has an outstanding principal balance as of the Cut-off Date of $34,275,000 and will be contributed to the WFCM 2015-NXS4 Trust. The controlling Note A-1 had an original principal balance of $45,000,000 and is expected to be contributed to the WFCM 2015-C31 Trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the CityPlace I Loan Combination.

(2)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 11, 2015. Defeasance of the CityPlace I Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) September 10, 2019. The assumed lockout period of 27 payments is based on the expected WFCM 2015-NXS4 Trust closing date in December 2015.

(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “CityPlace I Mortgage Loan”) is part of a loan combination (the “CityPlace I Loan Combination”) evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 39-story office building located in Hartford, Connecticut (the “CityPlace I Property”). The CityPlace I Loan Combination was originated on September 10, 2015 by Wells Fargo Bank, National Association. The CityPlace I Loan Combination had an original principal balance of $79,275,000, has an outstanding principal balance as of the Cut-off Date of $79,275,000 and accrues interest at an interest rate of 4.750% per annum. The CityPlace I Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the CityPlace I Loan Combination. The CityPlace I Loan Combination matures on September 11, 2025. See “Description of the Mortgage Pool – Loan Combinations – The CityPlace I Loan Combination” in the Free Writing Prospectus.

The non-controlling Note A-2 will be contributed to the WFCM 2015-NXS4 Trust, had an original principal balance of $34,275,000 and has an outstanding principal balance as of the Cut-off Date of $34,275,000. Note A-1 (the “CityPlace I Companion Loan”), which is expected to be contributed to the WFCM 2015-C31 Trust, had an original principal balance of $45,000,000 and represents the controlling interest in the CityPlace I Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

CITYPLACE I

Following the lockout period, the borrower has the right to defease the CityPlace I Loan Combination in whole, but not in part, on any date before June 11, 2025. In addition, the CityPlace I Loan Combination is prepayable without penalty on or after June 11, 2025.

Sources and Uses

Sources			Uses
Original loan amount	$79,275,000	65.8%	Purchase price	$113,250,000	94.0%
Sponsor’s new cash contribution	40,037,386	33.2	Reserves	5,993,983	5.0
Seller’s credit	1,185,001	1.0	Closing costs	1,253,404	1.0
Total Sources	$120,497,387	100.0%	Total Uses	$120,497,387	100.0%

The Property. The CityPlace I Property is a 39-story, landmark class A office tower totaling approximately 884,366 square feet located in the Hartford, Connecticut central business district. Built in 1983, the CityPlace I Property originally served as the corporate headquarters for Aetna Life and Casualty and, through acquisitions, Travelers Insurance/Citigroup anchored the CityPlace I Property from 1996 to 2005 and then MetLife from 2005 to 2008. In October 2008, MetLife vacated the CityPlace I Property and in March 2009, United Healthcare Services, Inc. (“United Healthcare”) executed a lease for approximately 421,528 square feet (47.7% of the net rentable area) and has since expanded to approximately 444,735 square feet (50.3% of the net rentable area). The CityPlace I Property is comprised of two office and retail floors beneath 37 floors of office space. The second floor includes a full-service cafeteria that is leased to United Healthcare and is open to the public as well as a fitness center that is available to United Healthcare employees. The CityPlace I Property, the tallest building in Connecticut, has a saw-tooth design and, as a result, each office level is provided with at least 10 corner offices.

United Healthcare is the largest tenant, representing 50.3% of the net rentable area, and has the right to rename the CityPlace I Property. In addition, United Healthcare completed a $34.0 million ($76 per square foot) renovation of its space in 2009-2010. Other major tenants include nationally recognized companies such as Bank of America, PricewaterhouseCoopers LLP, Willis HRH, Inc., Morgan Stanley Smith Barney, Wells Fargo Advisors and Deloitte & Touche USA LLP. Approximately 63.2% of the net rentable area at the CityPlace I Property is leased to investment grade tenants and the CityPlace I Property has averaged 94.8% occupancy since 2010. Parking is provided via a three-level below grade parking garage containing 333 parking spaces, of which 235 spaces are allocated to the CityPlace I Property, resulting in a parking ratio of 0.3 spaces per 1,000 square feet of rentable area. The remaining 98 parking spaces are for use by CityPlace II, which also shares the atrium and lobby area with the CityPlace I Property. As of August 1, 2015, the CityPlace I Property was 94.0% occupied by 21 tenants.

The following table presents certain information relating to the tenancy at the CityPlace I Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
United Healthcare	A-/A3/A+	444,735	50.3%	$10.00(3)	$4,232,070	30.2%	4/30/2023(4)(5)
Bank of America	A/Baa1/A-	68,931	7.8%	$24.59	$1,694,738	12.1%	3/31/2018(6)
McCarter & English LLP	NR/NR/NR	46,443	5.3%	$27.98	$1,299,480	9.3%	10/31/2018(7)
PricewaterhouseCoopers LLP	NR/NR/NR	46,374	5.2%	$26.00	$1,205,724	8.6%	6/30/2018(8)
Murtha Cullina LLP	NR/NR/NR	46,366	5.2%	$25.50	$1,182,333	8.4%	4/30/2020(9)
Willis HRH, Inc.	BBB-/Baa3/BBB-	41,349	4.7%	$26.72	$1,104,828	7.9%	6/30/2016(10)
Total Major Tenants		694,198	78.5%	$15.44	$10,719,173	76.5%

Non-Major Tenants(11)		136,697	15.5%	$24.09	$3,292,464	23.5%

Occupied Collateral Total		830,895	94.0%	$16.86	$14,011,637	100.0%

Vacant Space		53,471	6.0%

Collateral Total		884,366	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 1, 2016 totaling $306,226.

(3)	Annual U/W Base Rent PSF for United Healthcare excludes 21,528 square feet (2.4% of the net rentable area) of cafeteria space which has no associated rent. Annual U/W Base Rent PSF including the cafeteria space is $9.52 per square foot.

(4)	United Healthcare has the right to terminate space on any of floors 15-20 (totaling 138,719 square feet or 15.7% of the net rentable area) effective on any or all of the following dates: December 31, 2017; December 31, 2019 and/or December 31, 2020. With respect to any such termination, (i) the contraction space must consist of a full floor or contiguous floors and the contraction space must be the highest leased floor or floors at the time of contraction; (ii) United Healthcare must provide at least 15 months’ notice; and (iii) United Healthcare must pay a termination fee equal to unamortized landlord costs.

(5)	United Healthcare has either two 5-year or one 10-year renewal option.

(6)	Bank of America has two 5-year renewal options.

(7)	McCarter & English LLP has two 5-year renewal options.

(8)	PricewaterhouseCoopers LLP has either one 6-month or two 5-year renewal options.

(9)	Murtha Cullina LLP has two 5-year renewal options.

(10)	Willis HRH, Inc. has two 5-year renewal options.

(11)	Non-Major Tenants includes the mail room and management office totaling 2,596 square feet (0.3% of the net rentable area) which do not have leases or associated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

CITYPLACE I

The following table presents certain information relating to the lease rollover schedule at the CityPlace I Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	3,082	0.3%	3,082	0.3%	$6,000	$1.95
2015	1	0	0.0%	3,082	0.3%	$0	$0.00
2016	3	51,844	5.9%	54,926	6.2%	$1,338,687	$25.82
2017	3	8,333	0.9%	63,259	7.2%	$136,512	$16.38
2018	4	163,400	18.5%	226,659	25.6%	$4,243,262	$25.97
2019	3	59,577	6.7%	286,236	32.4%	$1,478,164	$24.81
2020	2	58,634	6.6%	344,870	39.0%	$1,507,435	$25.71
2021	1	3,702	0.4%	348,572	39.4%	$51,960	$14.04
2022	0	0	0.0%	348,572	39.4%	$0	$0.00
2023	1	444,735	50.3%	793,307	89.7%	$4,232,070	$10.00(5)
2024	0	0	0.0%	793,307	89.7%	$0	$0.00
2025	0	0	0.0%	793,307	89.7%	$0	$0.00
Thereafter	2	37,588	4.3%	830,895	94.0%	$1,017,547	$27.07
Vacant	0	53,471	6.0%	884,366	100.0%	$0	$0.00
Total/Weighted Average	21	884,366	100.0%			$14,011,637	$16.86

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM includes the mail room and management office totaling 2,596 square feet (0.3% of the net rentable area) which do not have leases or associated rent.

(5)	Annual U/W Base Rent PSF for United Healthcare excludes 21,528 square feet (2.4% of the net rentable area) of cafeteria space which has no associated rent. Annual U/W Base Rent PSF including the cafeteria space is $9.52 per square foot.

The following table presents historical occupancy percentages at the CityPlace I Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	8/1/2015(2)

99.2%	99.3%	99.4%	94.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the CityPlace I Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,019,766	$14,081,900	$14,122,265	$14,011,637(1)	63.5%	$15.84
Grossed Up Vacant Space	0	0	0	1,386,003	6.3	1.57
Total Reimbursables	6,816,027	6,942,796	6,909,627	7,220,371	32.7	8.16
Other Income	158,527	164,389	127,610	127,610	0.6	0.14
Parking Income	784,300	797,507	819,265	847,165	3.8	0.96
Less Vacancy & Credit Loss	0	(41,819)	(41,819)	(1,539,764)(2)	(7.0)	(1.74)
Effective Gross Income	$21,778,620	$21,944,773	$21,936,948	$22,053,021	100.0%	$24.94

Total Operating Expenses	$12,717,548	$13,157,286	$13,415,233	$13,489,391	61.2%	$15.25

Net Operating Income	$9,061,072	$8,787,487	$8,521,715	$8,563,631	38.8%	$9.68
TI/LC	0	0	0	1,187,138	5.4	1.34
Capital Expenditures	0	0	0	221,092	1.0	0.25
Net Cash Flow	$9,061,072	$8,787,487	$8,521,715	$7,155,402	32.4%	$8.09

NOI DSCR	2.37x	2.30x	2.23x	2.24x
NCF DSCR	2.37x	2.30x	2.23x	1.87x
NOI DY	11.4%	11.1%	10.7%	10.8%
NCF DY	11.4%	11.1%	10.7%	9.0%

(1)	Base Rent includes contractual rent steps through May 1, 2016 totaling $306,226.

(2)	The underwritten economic vacancy is 10.0%. The CityPlace I Property was 94.0% physically occupied as of August 1, 2015.

Appraisal. As of the appraisal valuation date of August 5, 2015, the CityPlace I Property had an “as-is” appraised value of $114,500,000.

Environmental Matters. According to the Phase I environmental report dated August 7, 2015, there was no evidence of any recognized environmental conditions at the CityPlace I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

CITYPLACE I

Market Overview and Competition. The CityPlace I Property is located in the Hartford, Connecticut central business district (“CBD”), approximately equidistant from New York, New York and Boston, Massachusetts. The CityPlace I Property has convenient access to Interstate 91, which provides north/south access throughout the state, and Interstate 84, which provides east/west access. The Connecticut Governor is focused on revitalizing the Hartford CBD through a number of incentive programs in efforts to position the city as a true 24-hour destination, which has prompted a number of suburban companies and institutions to relocate into the city. In recent quarters, the CBD has seen the relocation of University of Connecticut’s West Hartford campus (approximately 130,000 square feet), CareCentrix (approximately 74,000 square feet), CohnReznick (approximately 50,000 square feet), Whittlesey & Hadley (approximately 25,000 square feet) and Backnine Networks (approximately 20,000 square feet), and several other companies are currently evaluating a downtown relocation. In addition, Hartford is witnessing a number of new residential developments and conversions with an anticipated delivery of more than 2,000 new residential units expected in the Hartford CBD in the coming quarters. Complementing the approximately $300.0 million of on-going residential development are a number of new retail and entertainment options. Most notably, the Front Street District has attracted Capital Grille, Nix’s Seafood, Ted’s Montana Grill, Infinity Music Hall & Bistro and Spotlight Theaters. In addition, the Connecticut Convention Center, Hartford Marriot Hotel and the Connecticut Science Center are located directly across the street from the Front Street District, with easy access to the riverfront. The XL Center, Hartford’s primary entertainment venue and second home to the University of Connecticut men’s and women’s basketball teams, is located across the street from the CityPlace I Property. In 2014, the Connecticut State Legislature approved $38.0 million for renovations to the XL Center that included improvements to the main concourse and concessions level, new signage and lighting, luxury seating and the installation of a new bar inside the arena. According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the CityPlace I Property was 23,416, 155,867 and 278,475, respectively, while the 2015 estimated average household income within the same radii was $42,214, $49,995 and $67,369, respectively.

According to the appraisal, the CityPlace I Property is located in the Hartford office market and the Downtown Hartford office submarket, which, as of the second quarter of 2015, comprises 38 buildings totaling approximately 7.7 million square feet of office space. As of the second quarter of 2015, the class A Downtown Hartford office submarket vacancy rate was 15.7% and the average class A asking rent within the submarket was $23.05 per square foot on a gross basis. Based on the mix of different office suites and floors, storage space, and retail components at the CityPlace I Property, the appraiser concluded to a blended market rate of $17.58 per square foot.

The following table presents certain information relating to comparable office properties for the CityPlace I Property:

Competitive Set(1)

	CityPlace I (Subject)	One Financial Plaza	One State Street	100 Pearl Street	Metro Center One

Location	Harford, CT	Harford, CT	Harford, CT	Harford, CT	Harford, CT
Distance from Subject	--	0.3 miles	0.7 miles	0.2 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1983/2010	1974/2002	1982/NAV	1989/2008	1986/1998
Stories	39	26	24	17	12
Total GLA	884,366 SF	609,266 SF	468,162 SF	281,182 SF	293,639 SF
Total Occupancy	94%	91%	85%	96%	98%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is RP Asylum, LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CityPlace I Loan Combination. Kevin McCall and John T. Caldwell are the guarantors of certain nonrecourse carveouts under the CityPlace I Loan Combination. In lieu of a nonrecourse carveout for losses related to the breach of any representation, warranty, covenant or indemnification provisions in the CityPlace I loan documents concerning environmental laws or hazardous substances, the borrower obtained a $3.0 million environmental insurance policy. There is no evidence of any recognized environmental conditions at the CityPlace I Property (see “Environmental Matters” section).

The Sponsor. The sponsors, Kevin McCall and John T. Caldwell, are the CEO and President, respectively, of Paradigm Properties (“Paradigm”), a private real estate investor and operator formed in 1997. Paradigm currently owns, manages or is in the process of developing 31 commercial real estate properties located in Massachusetts, Michigan, Ohio and the greater Philadelphia area. Mr. McCall and Mr. Caldwell both have over 30 years of real estate experience. The sponsors disclosed six prior defaults between 2004 and 2007. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $556,806 for real estate taxes; $10,375 for insurance premiums, $88,437 for replacement reserves, $257,028 for rent concessions related to the Deloitte & Touche USA LLP lease, and $25,000 for the environmental insurance deductible. The loan documents also provide for ongoing monthly escrows in the amount of $324,801 for real estate taxes, $10,373 for insurance premiums and $88,473 for replacement reserves until the September 2021 payment date and $14,739 thereafter.

The loan documents require an upfront reserve in an amount equal to $3,000,000 for tenant improvements and leasing commissions (“TI/LC”) with ongoing monthly deposits of $110,546 (subject to a cap of $4,500,000). The loan documents also require upfront reserves in an amount equal to $2,056,337 for outstanding TI/LC obligations for Deloitte & Touche USA LLP ($1,236,644), Brown Rudnick ($598,970) and CBRE ($220,723).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

CITYPLACE I

Lockbox and Cash Management. The CityPlace I Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager directs tenants to pay rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x (based on a hypothetical 30-year amortization period, disregarding interest-only periods); or (iii) the occurrence of a United Healthcare Trigger Event Period (as defined below). A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.20x (based on a hypothetical 30-year amortization period) for two consecutive calendar quarters; and with respect to clause (iii), upon the end of such United Healthcare Trigger Event Period. In the event that the Cash Trap Event Period results from a United Healthcare Trigger Event Period, the excess cash flow held by the lender will be capped at $13,350,000 (including any amounts held in the TI/LC reserve) or, in the case of a partial termination of the United Healthcare lease, as described in the United Healthcare Trigger Event Period.

A “United Healthcare Trigger Event Period” will commence upon the earlier of (i) United Healthcare or its parent company files bankruptcy or an involuntary bankruptcy proceeding is filed against United Healthcare or its parent company; (ii) United Healthcare defaults under its lease, enters into a material lease modification, terminates its lease or ceases to be open for business; or (iii) United Healthcare exercises its option to terminate a portion of its space. A United Healthcare Trigger Event Period will end, with respect to clause (i), when (A) a plan of reorganization is confirmed pursuant to a final order of the bankruptcy court and the lease is affirmed and assumed pursuant to the bankruptcy proceedings or (B) one or more acceptable replacement tenants leases the United Healthcare space and are open for business and paying unabated rent; with respect to clause (ii), when (x) the lender receives acceptable evidence that United Healthcare has resumed operations, (y) the default under the lease is cured, or (z) one or more acceptable replacement tenants leases the United Healthcare space and are open for business and paying unabated rent; and with respect to clause (iii), excess cash flow is swept into the TI/LC reserve and the balance, inclusive of termination fees, reaches $30.00 per square foot of terminated space.

Property Management. The CityPlace I Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the CityPlace I Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) rating agency confirmation from Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the CityPlace I Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

MENDHAM SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

MENDHAM SHOPPING CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

MENDHAM SHOPPING CENTER

Mendham Shopping Center
84-88 East Main Street
Mendham, NJ 07945
SUSSEX COUNTY
Hopatcong
Picatinny Arsenal
Rockaway Township
Mt. Hope County Park
White Meadow Lake
Montville
Mount Arlington
Lake Hopatcong
Rockaway Townsquare
Cedar Lake
Tourne Park
Boonton
Wharton
Rockaway
Rockaway River Country Club
Mountain Lakes
Mt. Arlington
St. Clare's Hospital-Dover Campus
Denville
Dover
NJ Transit
Montclair-Boonton Line
Boonton Reservoir
Ledgewood Mall
Kenvil
Roxbury Mall
Hedden County Park
Randolph Ave
Mount Tabor
Canfield Ave
Pleasant Ave
Succasunna
County College of Morris
Eyland Ave
Sussex Tpke
Randolph
Lake Parsippany
Parsippany-Troy Hills
James Andrews Memorial Park
Millbrook Ave
Morris Plains
Morristown Line
Ironia-Mendham Rd
W. Hanover Ave
Cedar Knolls
Old Troy Park
Whippany
Calais Rd
Morris County
Pine Plaza Shopping Center
Dolly Bridge Rd
Sussex Ave
Mennen Sports Arena
Morris County Mall
Hanover
North Rd
Morristown Municipal Airport
Pinch Brook GC
Morristown
Washington's Headquarters Museum
Mendham
Mendham Rd
Honeywell
Columbia Tpke
Morristown Memorial Hospital
Coll. of St. Elizabeth
Florham Park
Spring Brook Country Club
Convent Station
NY Jets Training Facility
Mendham Golf Course
Morristown Natl. Historical Park
Novartis
Fairleigh Dickinson Univ. Madison Campus
AT&T Research Florham Park
Brooklake Country Club
Corey Ln
Wick Farm and Garden
Mt. Paul Memorial Park
Jockey Hollow Visitors Center
New Vernon
Drew University
Madison
Glen Alpin Rd
Blue Mill Rd
Main St
Newark Intl. Airport 15 miles
Roxiticus Golf Club
Loantaka Park
Shunpike Rd
Southern Blvd
Chatham
Lees Hill Rd
Basking Ridge
Great Swamp National Wildlife Refuge
Fairmount Ave
New Providence
Maple Ave
Lord Stirling Park
Meyersville Rd
Springfield Ave
Murray Hill
Somerset County
Lyons
River Rd
Berkeley Heights
Gladstone Line
Union County
Millington
Stirling
Gillette
VA New Jersey Health Care - Lyons Campus
Watchung
New York
Port Jervis
Monroe
Peekskill
Delaware State Forest
Delaware Water Gap Natl. Recr. Area
Vernon Twp.
Harriman State Park
Penn.
Franklin
Ringwood
New City
White Plains
Newton
Kinnelon
Ramsey
East Stroudsburg
Wayne
Paramus
Hopatcong
Paterson
Yonkers
Fort Lee
Passaic
Dover
Morristown
Washington
Newark
New York City
Easton
New Jersey
Phillipsburg
Jersey City
Elizabeth
Bridgewater Twp.
Plainfield
Edison
Flemington
New Brunswick
Atlantic Ocean
East Brunswick
Old Bridge
Lambertville
Princeton
Plainsboro
Long Branch
Doylestown
Eatontown
Trenton
Freehold
Lansdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

No. 7 – Mendham Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,680,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,680,000			Location:	Mendham, NJ
% of Initial Pool Balance:	3.4%			Size(2):	79,940 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(2):	$333.75
Borrower Name:	V Fee Realty Investment, LLC			Year Built/Renovated:	1964/1970
Sponsor:	Thomas Maoli			Title Vesting:	Fee
Mortgage Rate:	4.680%			Property Manager:	Self-managed
Note Date:	October 5, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	October 5, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(3):	97.6% (10/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,213,366 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,181,503 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$2,195,158 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,963,499
				U/W Expenses:	$753,797
				U/W NOI:	$2,209,702
Escrows and Reserves(1):				U/W NCF:	$2,141,874
				U/W NOI DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.29x
Taxes	$0	$39,089	NAP	U/W NOI Debt Yield:	8.3%
Insurance	$18,052	$2,256	NAP	U/W NCF Debt Yield:	8.0%
Replacement Reserves	$0	$1,266	NAP	As-Is Appraised Value:	$36,200,000
TI/LC Reserve	$0	$4,387	$210,560	As-Is Appraisal Valuation Date:	May 4, 2015
Deferred Maintenance	$500	$0	NAP	Cut-off Date LTV Ratio:	73.7%
Environmental Reserve	$125,000	$0	NAP	LTV Ratio at Maturity or ARD:	64.8%

(1)	See “Escrows” section.

(2)	The total square footage excludes the square footage from Mendham Health and Racquet Club, LLC, which is on a ground lease and owns its own improvements (53,914 square feet). Cut-off Date Principal Balance Per SF is $199.32 including the Mendham Health and Racquet Club, LLC square footage.

(3)	The Mendham Shopping Center Property is 100.0% leased and 97.6% physically occupied. Kessler / Select recently signed a lease for 1,920 square feet (2.4% of the net rentable area) and is expected to take occupancy in December 2015. Kessler / Select is expected to commence rental payments in March 2017.

The Mortgage Loan. The mortgage loan (the “Mendham Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Mendham, New Jersey (the “Mendham Shopping Center Property”). The Mendham Shopping Center Mortgage Loan was originated on October 5, 2015 by Natixis Real Estate Capital LLC. The Mendham Shopping Center Mortgage Loan had an original principal balance of $26,680,000, has an outstanding principal balance as of the Cut-off Date of $26,680,000 and accrues interest at an interest rate of 4.680% per annum. The Mendham Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Mendham Shopping Center Mortgage Loan matures on October 5, 2025.

Following the lockout period, the borrower has the right to defease the Mendham Shopping Center Mortgage Loan in whole or in part on any date before July 5, 2025. In addition, the Mendham Shopping Center Mortgage Loan is prepayable without penalty on or after July 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$26,680,000	100.0%	Loan payoff(1)	$17,133,923	64.2%
			Reserves	143,552	0.5
			Closing costs	459,647	1.7
			Return of equity	8,942,878	33.5
Total Sources	$26,680,000	100.0%	Total Uses	$26,680,000	100.0%

(1)	The Mendham Shopping Center Property was previously securitized in the BSCMS 2006-PW11 transaction.

The Property. The Mendham Shopping Center Property is an approximately 79,940 square foot grocery-anchored shopping center located on approximately 12.9 acres in Mendham, New Jersey, approximately 37.8 miles west of Manhattan. The Mendham Shopping Center Property was constructed in 1964, renovated in 1979 and consists of three, single-story buildings. Additionally, a portion of the site (approximately 4.4 acres) is ground leased to Mendham Health and Racquet Club, LLC through November 2040. The Mendham Shopping Center Property has maintained an average occupancy of 98.8% since 2006, and as of October 1, 2015, the Mendham Shopping Center Property was approximately 97.6% occupied and 100.0% leased by 26 tenants. Kessler / Select recently signed a lease for 1,920 square feet (2.4% of the net rentable area) and is expected to take occupancy in December 2015. Kessler / Select is expected to commence rental payments in March 2017 but were considered vacant for underwriting purposes.

The Mendham Shopping Center Property is anchored by Kings Super Markets, Inc. (“Kings” or “Kings Supermarkets”), (approximately 27,300 square feet; 34.2% of the net rentable area), on an initial lease term of 15 years that commenced in 1991, and recently extended for 10 years through June 30, 2026 with two ten-year renewal options remaining. According to the sponsor, Kings spent approximately $5.0 million ($183.15 per square foot of the Kings space) in 2015 to renovate their store, which included interior and exterior renovations along with new signage. Founded in 1936 and based in Parsippany, New Jersey, Kings is an upscale food market with 25 locations in New Jersey, New York, and Connecticut. Kings is a former subsidiary of Marks & Spencer Group plc, and was sold to an American investor group consisting of Angelo, Gordon & Co. and MTN Capital Partners LLC in 2006. Other major tenants at the Mendham Shopping Center Property, include Mendham Apothecary, Inc., Wells Fargo Bank, National Association (“Wells Fargo”), Pet Valu, Inc. and a restaurant. As of June 30, 2015, this Wells Fargo branch held approximately $196.1 million in deposits; comparatively, the average Federal Deposit Insurance Corporation-insured bank branch in Morris County holds approximately $99.3 million in deposits, while the average bank branch in New Jersey holds approximately $97.0 million in deposits. The Mendham Shopping Center Property features 434 surface parking spaces, reflecting a parking ratio of 5.4 spaces per 1,000 square feet of rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MENDHAM SHOPPING CENTER

The following table presents certain information relating to the tenancy at the Mendham Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
Kings Supermarkets	NR/NR/NR	27,300	34.2%	$23.10	$630,630	27.0%	NAV	NAV	7/31/2026(4)
Total Anchor Tenant		27,300	34.2%	$23.10	$630,630	27.0%

Major Tenants
Mendham Apothecary, Inc.	NR/NR/NR	11,680	14.6%	$29.87	$348,882	14.9%	NAV	NAV	4/30/2021(5)
Wells Fargo	AA-/A2/A+	3,840	4.8%	$37.03	$142,195	6.1%	NAV	NAV	10/31/2019(6)
Pet Valu, Inc.	NR/NR/NR	3,560	4.5%	$27.00	$96,120	4.1%	NAV	NAV	7/31/2024(7)
Cerulean Enterprise LLC (Aoyama Restaurant)	NR/NR/NR	2,560	3.2%	$32.64	$83,558	3.6%	NAV	NAV	1/31/2020(8)
Total Major Tenants		21,640	27.1%	$31.00	$670,755	28.7%

Non-Major Tenants(9)		29,080	36.4%	$35.60	$1,035,223	44.3%

Occupied Collateral Total(9)		78,020	97.6%	$29.95	$2,336,608	100.0%

Vacant Space(10)		1,920	2.4%

Collateral Total		79,940	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through November 2016 totaling $120,272.

(3)	No tenants report sales.

(4)	Kings Supermarkets has two ten-year lease extension options remaining.

(5)	Mendham Apothecary, Inc. has two ten-year lease extension options remaining.

(6)	Wells Fargo has one five-year lease extension option remaining.

(7)	Pet Valu, Inc. has two five-year lease extension options remaining.

(8)	Cerulean Enterprise LLC (Aoyama Restaurant) has two five-year lease extension options remaining.

(9)	Includes rent from Mendham Health and Racquet Club, LLC, which is on a ground lease and owns its own improvements (square footage has been excluded from the total square footage for the Mendham Shopping Center Property). Non-Major Tenants and Occupied Collateral Total Annual U/W Base Rent PSF excluding this income are $33.47 and $29.16, respectively.

(10)	Kessler / Select recently signed a lease for 1,920 square feet (2.4% of the net rentable area), is expected to take occupancy in December 2015 and commence rental payments in March 2017.

The following table presents certain information relating to the lease rollover schedule at the Mendham Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	1,280	1.6%	1,280	1.6%	$40,537	$31.67
2016	2	3,840	4.8%	5,120	6.4%	$138,400	$36.04
2017	4	6,040	7.6%	11,160	14.0%	$197,511	$32.70
2018	3	4,480	5.6%	15,640	19.6%	$155,639	$34.74
2019	3	8,320	10.4%	23,960	30.0%	$279,693	$33.62
2020	6	8,960	11.2%	32,920	41.2%	$297,486	$33.20
2021	2	12,960	16.2%	45,880	57.4%	$392,894	$30.32
2022	0	0	0.0%	45,880	57.4%	$0	$0.00
2023	0	0	0.0%	45,880	57.4%	$0	$0.00
2024	1	3,560	4.5%	49,440	61.8%	$96,120	$27.00
2025	0	0	0.0%	49,440	61.8%	$0	$0.00
Thereafter	3	28,580	35.8%	78,020	97.6%	$738,328(4)	$25.83(4)
Vacant(5)	1	1,920	2.4%	79,940	100.0%	$0	$0.00
Total/Weighted Average	26	79,940	100.0%			$2,336,608	$29.95
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF include rent attributed to Mendham Health and Racquet Club, LLC, which is on a ground lease and owns its own improvements. It was excluded from the total square footage for the Mendham Shopping Center Property.

(5)	Kessler / Select recently signed a lease for 1,920 square feet (2.4% of the net rentable area), is expected to take occupancy in December 2015 and commence rental payments in March 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MENDHAM SHOPPING CENTER

The following table presents historical occupancy percentages at the Mendham Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/1/2015(2)
100.0%	100.0%	100.0%	97.6%
(1)	Information obtained from the borrower.

(2)	As of October 1, 2015, the Mendham Shopping Center Property was 100.0% leased and 97.6% physically occupied. Kessler / Select recently signed a lease for 1,920 square feet (2.4% of the net rentable area) and is expected to take occupancy in December 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Mendham Shopping Center Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,193,555	$2,196,680	$2,269,652	$2,336,608(1)	78.8%	$29.23
Grossed Up Vacant Space	0	0	0	50,880	1.7	0.64
Total Reimbursables	653,427	704,529	666,695	731,985	24.7	9.16
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(155,974)(2)	(5.3)	(1.95)
Effective Gross Income	$2,846,982	$2,901,210	$2,936,347	$2,963,499	100.0%	$37.07

Total Operating Expenses	$633,616	$719,707	$741,190	$753,797	25.4%	$9.43

Net Operating Income	$2,213,366	$2,181,503	$2,195,158	$2,209,702	74.6%	$27.64
TI/LC	0	0	0	52,640	1.8	0.66
Capital Expenditures	0	0	0	15,189	0.5	0.19
Net Cash Flow	$2,213,366	$2,181,503	$2,195,158	$2,141,874	72.3%	$26.79

NOI DSCR	1.34x	1.32x	1.33x	1.33x
NCF DSCR	1.34x	1.32x	1.33x	1.29x
NOI DY	8.3%	8.2%	8.2%	8.3%
NCF DY	8.3%	8.2%	8.2%	8.0%
(1)	U/W Base Rent includes contractual rent increases through October 2016 totaling $120,272.

(2)	The underwritten economic vacancy is 5.0%. As of October 1, 2015, the Mendham Shopping Center Property was 100.0% leased and 97.6% physically occupied. Kessler / Select recently signed a lease for 1,920 square feet (2.4% of the net rentable area) and Kessler / Select is expected to commence rental payments in March 2017. They were considered vacant for underwriting purposes.

Appraisal. As of the appraisal valuation date of May 4, 2015, the Mendham Shopping Center Property had an “as-is” appraised value of $36,200,000.

Environmental Matters. The Phase I environmental report dated June 30, 2015 identified a recognized environmental condition pertaining to historical on-site dry-cleaning operations. Soil and groundwater remediation was conducted in 2009 and 2010 through in-situ chemical oxidation and enhanced anaerobic biodegradation, with post-remediation groundwater monitoring/sampling. Soil vapor and indoor air impacts have been addressed through the installation and operation of a sub-slab depressurization system and additional ventilators; however, groundwater continues to be remediated and monitored under the oversight of a New Jersey Licensed Site Remediation Professional (“LSRP”). At origination, the borrower deposited $125,000 in an environmental reserve, which reflects 125% of the LSRP’s recommended amount of $10,000 per year over the anticipated ten-year monitoring period. The environmental reserve can be used to remediate any further issues related to the recognized environmental condition and to obtain the “No Further Action” status from the New Jersey Department of Environmental Protection.

Market Overview and Competition. The Mendham Shopping Center Property is situated on East Main Street in Mendham, Morris County, New Jersey, approximately 37.8 miles west of Manhattan. According to the appraisal, the estimated 2015 population within a three- and five-mile radius of the Mendham Shopping Center Property was approximately 12,555 and 49,042 respectively, with the 2015 estimated median household income for the same radii of $134,112 and $138,125, respectively, which are higher than the median household income for Morris County and approximately 1.9 times higher than the median household income for New Jersey. Primary access to the Mendham Shopping Center Property’s neighborhood is via East Main Street (New Jersey Highway Route 24), an east-west arterial providing access to Morristown to the east and Chester to the west.

According to a third party market research report, the Mendham Shopping Center Property is located in the Western Morris retail submarket. As of the third quarter of 2015, the Western Morris retail submarket was comprised of 947 buildings totaling approximately 13.0 million square feet, with a 6.5% vacancy rate and an average rent of $21.52 per square foot on a triple net basis. The appraiser concluded to a vacancy rate of 5.0% and a weighted average market rent of $27.28 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable retail properties for the Mendham Shopping Center Property:

Competitive Set(1)

	Mendham Shopping Center (Subject)	Campus Village	A&P Center	Sutton Plaza	Chester Spring Shopping Center	Plaza Ten East	Powder Mill West
Location	Mendham, NJ	Randolph, NJ	Randolph, NJ	Flanders, NJ	Chester, NJ	Randolph, NJ	Morris Plains, NJ
Distance from Subject	--	7.7 miles	7.2 miles	8.3 miles	6.5 miles	8.7 miles	9.7 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Community Center	Community Center	Unanchored retail strip	Community Center
Anchors	Kings Super Markets, Inc.	Veterinary Hospital, Wellness Center	A&P	Weis	ShopRite, CVS	NAP	Furnishing Solution, Planet Fitness, Eastern Dental
Year Built/Renovated	1964/1970	1989/NAV	1968/NAV	1974/NAV	1978/NAV	2006/NAV	1980/NAV
Total GLA	79,940 SF	25,000 SF	75,000 SF	163,500 SF	241,337 SF	11,200 SF	120,000 SF
Total Occupancy	98%	100%	92%	89%	100%	87%	100%
(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is V Fee Realty Investments, LLC, a New Jersey limited liability company and single purpose entity with a corporate managing member with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mendham Shopping Center Mortgage Loan. Thomas Maoli is the guarantor of certain nonrecourse carveouts under the Mendham Shopping Center Mortgage Loan.

The Sponsor. The sponsor is Thomas Maoli. Mr. Maoli is the president and chief executive officer of Celebrity Motor Cars, LLC and owner and operator of Lexus of Route 10 and Maserati of Morris County. Additionally, Mr. Maoli owns and operates a substantial portfolio of shopping centers and office buildings throughout the New York metropolitan area. Mr. Maoli has been buying, selling and developing real estate since 1985 and has overseen all phases of commercial real estate from the governmental approval stage to final construction including over 700,000 square feet of commercial space, over 60 residential units, and over 95 acres of land. Mr. Maoli currently owns a majority interest in five commercial real estate properties, including the Mendham Shopping Center Property.

Escrows. The loan documents provide for upfront reserves in the amount of $18,052 for insurance premiums, $125,000 for the environmental reserve and $500 for deferred maintenance. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $39,089), one-twelfth of the estimated annual insurance premiums (currently equates to $2,256), $1,266 for replacement reserves and $4,387 for tenant improvements and leasing commissions (“TI/LC”). The TI/LC reserve is subject to a cap of $210,560 and a minimum balance of $105,280. If, at any time during the Mendham Shopping Center Mortgage Loan term, the balance of the TI/LC reserve falls below $105,280, monthly deposits are required to resume until the cap is met.

Lockbox and Cash Management. The Mendham Shopping Center Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The Mendham Shopping Center Mortgage Loan requires all rents to be deposited directly by tenants of the Mendham Shopping Center Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter; or (iii) a Kings Supermarkets Trigger Event or a Successor Tenant Trigger Event (each defined below). A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.25x for six consecutive months; and with respect to clause (iii), the occurrence of a Kings Supermarkets Trigger Cure Event or a Successor Tenant Trigger Cure Event (each defined below).

A “Kings Supermarkets Trigger Event” means any of: (i) Kings Supermarkets becomes the subject of a bankruptcy action; (ii) Kings Supermarkets ceases to operate in the Kings Supermarkets space during normal business hours (other than temporary cessation in connection with renovations to the Kings Supermarkets space or due to an event of force majeure); (iii) a monetary or material non-monetary default (beyond any applicable notice and/or cure period) occurs under the Kings Supermarkets lease; (iv) the earlier of the date that is six months prior to the expiration of the Kings Supermarkets lease or the final date on which Kings Supermarkets is permitted to exercise any remaining lease extension option available to the tenant under the terms of the Kings Supermarkets lease; or (v) the termination of the Kings Supermarkets lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MENDHAM SHOPPING CENTER

A “Kings Supermarkets Trigger Cure Event” will occur, with respect to clause (i), the Kings Supermarkets lease is affirmed; with respect to clause (ii), Kings Supermarkets resumes operations at the Mendham Shopping Center Property; with respect to clause (iii), such lease default is cured and no other default has occurred under the Kings Supermarkets lease for three consecutive months; with respect to clause (iv), (a) Kings Supermarkets renews the Kings Supermarkets lease on terms acceptable to the lender or (b) the Kings Supermarkets Lease is terminated and all of the Kings Supermarkets Space has been re-tenanted pursuant to one or more acceptable replacement leases and the tenants thereunder have delivered acceptable tenant estoppels to the lender; and with respect to clause (v), all of the Kings Supermarkets space has been re-tenanted pursuant to one or more acceptable replacement leases and the tenants thereunder have delivered acceptable tenant estoppels.

A “Successor Tenant Trigger Event” means for any successor tenant, the occurrence of any of the events set forth in the Kings Supermarkets Trigger Event applicable to such successor tenant.

A “Successor Tenant Trigger Cure Event” means for any successor tenant, the occurrence of any of the events set forth in the Kings Supermarkets Trigger Cure Event applicable to such successor tenant.

Property Management. The Mendham Shopping Center Property is managed by the borrower.

Assumption. The borrower has the right to transfer the Mendham Shopping Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency comfort letter from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Mendham Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

ONE PARK SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

ONE PARK SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

ONE PARK SQUARE

Paseo del Norte
Los Ranchos
Balloon Fiesta Park
North Albuquerque Acres
Paseo del Norte
Rio Grande
Rio Grande Blvd.
4th St.
Los Ranchos de Albuquerque
NM RAIL RUNNER
Edith Blvd.
San Antonio Dr.
Wyoming Blvd.
Ventura St.
Eubank Blvd.
Far Northeast Heights
Albuquerque Academy
Osuna Rd.
Jefferson St.
Far North Shopping Center
Los Poblanos Fields
North Valley
Montaño Rd.
Academy Rd.
Arroyo del Oso Golf Course
Montaño
Griegos Rd.
Osuna Rd.
Montgomery Blvd
Montgomery Blvd
Montgomery Crossing
12th St. NW
4th St. NW
2nd St. NW
Edith Blvd.
Comanche Rd.
Carlisle Blvd.
San Mateo Blvd.
San Pedro Dr.
Louisiana Blvd.
Wyoming Blvd.
Comanche Rd.
Candelaria Rd.
Pan American Fwy
Northeast Heights
Candelaria Rd.
Candelaria Rd.
ALBUQUERQUE
Menaul Blvd.
Menaul Blvd
Coronado Frwy
Uptown Mass Transit Center
Coronado Center
Uptown
Old Town
Broadway
Indian School Rd.
ABQ Uptown
Indian School Rd.
Odelia Rd.
5th St. NW
Winrock Shopping Ctr.
12th St. NW
Metro Court
Mountain Rd.
UNM Carrie Tingley Hospital
UNM Health Sciences Center
Constitution Ave.
Albuquerque Indian Health Center
One Park Square
2125 Louisiana Boulevard;
6501, 6511, 6521 Americas Parkway Northeast;
6600 & 6646 Indian School Road
Albuquerque, NM 87110
Kiva Auditorium
Heart Hospital of NM
UNM Hospital
Lomas Blvd.
Coronado Frwy
Eubank Blvd.
Lomas Blvd.
ABQ Convention & Visitors Bureau
University of New Mexico
Central Ave.
Downtown
Lead Ave.
Popejoy Hall
NM State Fairgrounds/ Expo NM
Los Altos Golf Course
ABQ BioPark Zoo
4th St. SW
2nd St. SW
Central NM Comm. College
Nob Hill
UNM Research Center
BERNALILLO COUNTY
Isotopes Park
Carlisle Blvd.
San Mateo Blvd.
San Pedro Dr.
National Hispanic Cultural Ctr.
UNM Stadium
UNM Arena (The Pit)
Yale Blvd.
Girard Blvd.
Puerto del Sol Golf Course
Rio Grande
Broadway Blvd.
Univ. Blvd.
Gibson Blvd.
Raymond G. Murphy VA Medical Center
NM RAIL RUNNER
Sunport Blvd.
Albuquerque International Sunport
The Championship Golf Course at UNM
South Valley
Kirtland Air Force Base
Durango
COLORADO
Trinidad
Farmington
Raton
Bloomfield
OK
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Rio Rancho
Grants
Tucumcari
ALBUQUERQUE
Los Lunas
AZ
NEW MEXICO
Clovis
Portales
Roswell
Silver City
Alamogordo
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

No. 8 – One Park Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$25,725,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$25,725,000			Location:	Albuquerque, NM
% of Initial Pool Balance:	3.3%			Size:	248,553 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$103.50
Borrower Names(1):	Various			Year Built/Renovated:	1985/2000
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	4.650%			Property Manager:	Self-managed
Note Date:	October 28, 2015			3rd Most Recent Occupancy (As of)(4):	92.0% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	87.2% (12/31/2014)
Maturity Date:	November 11, 2025			Most Recent Occupancy (As of)(4):	87.2% (6/30/2015)
IO Period:	24 months			Current Occupancy (As of)(4):	92.7% (9/22/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(5):	$1,921,689 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$2,304,416 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,290,195 (TTM 7/31/2015)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(3):				U/W Revenues:	$5,079,671
				U/W Expenses:	$2,264,982
Type:	Initial	Monthly	Cap (If Any)	U/W NOI:	$2,814,689
Taxes	$227,612	$28,439	NAP	U/W NCF:	$2,540,583
Insurance	$0	Springing	NAP	U/W NOI DSCR:	1.77x
Replacement Reserves	$0	$4,893	$176,155	U/W NCF DSCR:	1.60x
TI/LC Reserve	$1,925,000	$20,713	$900,000	U/W NOI Debt Yield:	10.9%
Deferred Maintenance	$90,850	$0	NAP	U/W NCF Debt Yield:	9.9%
Gap Rent Reserve	$342,317	$0	NAP	As-Is Appraised Value(6):	$34,300,000
Tenant Specific TI/LC	$977,294	$0	NAP	As-Is Appraisal Valuation Date(6):	September 2, 2015
Uptown Funk Holdback	$950,000	$0	NAP	Cut-off Date LTV Ratio(6):	75.0%
WHPacific Holdback	$675,000	$0	NAP	LTV Ratio at Maturity or ARD(6):	64.3%

(1)	See “The Borrowers” section.

(2)	See “The Sponsors” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $36,250,000 based on an “as-stabilized” valuation date of September 1, 2016, which results in an “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 71.0% and 60.8%, respectively.

The Mortgage Loan. The mortgage loan (the “One Park Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed-use complex located in Albuquerque, New Mexico (the “One Park Square Property”). The One Park Square Mortgage Loan was originated on October 28, 2015 by Wells Fargo Bank, National Association. The One Park Square Mortgage Loan had an original principal balance of $25,725,000, has an outstanding principal balance as of the Cut-off Date of $25,725,000 and accrues interest at an interest rate of 4.650% per annum. The One Park Square Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The One Park Square Mortgage Loan matures on November 11, 2025.

Following the lockout period, the borrower has the right to defease the One Park Square Mortgage Loan in whole, but not in part, on any date before August 11, 2025. In addition, the One Park Square Mortgage Loan is prepayable without penalty on or after August 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$25,725,000	63.9%	Purchase price	$34,300,000	85.2%
Sponsor’s new cash contribution	14,526,250	36.1	Reserves	5,188,073	12.9
			Closing costs	763,177	1.9
Total Sources	$40,251,250	100.0%	Total Uses	$40,251,250	100.0%

The Property. The One Park Square Property is a six-building, mixed-use complex totaling approximately 248,553 square feet located in Albuquerque, New Mexico, approximately 6.4 miles east of the Albuquerque central business district. Constructed in 1985 by Hines and most recently renovated in 2000, the One Park Square Property contains a 10-story Class A office tower totaling approximately 180,156 square feet of office space and five, one- and two-story retail buildings totaling approximately 51,061 square feet of retail space and approximately 17,336 square feet of second story office space. In total, office space comprises 78.5% of net rentable area and retail space comprises 21.5% of net rentable area at the One Park Square Property.

The office tower provides sweeping views to the east of the Sandia Mountains and west over downtown Albuquerque and the Rio Grande river valley. The office tower, retail shops and restaurants create a self-contained campus surrounding a courtyard garden and outdoor seating. The office and retail components of the One Park Square Property offer reciprocal benefits as office tenants have immediate access to approximately 51,061 square feet of retail and restaurant space and the retail tenants benefit from a steady demand created by nearby office tenants at the One Park Square Property and the adjacent Two Park Square office building (not part of the collateral for the One Park Square Mortgage Loan). Over the past five years, the seller has invested approximately $5.7 million into the One Park Square Property, establishing the complex as a high-quality Class A asset in the Albuquerque area. The One Park Square Property contains a five-story parking structure, and together with surface parking, there are 859 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area. Due to the acquisition, historical occupancy for the entire One Park Square Property is unavailable, but the 10-story, 180,156 square foot office tower has maintained an average occupancy of 84.8% since 2005. As of September 22, 2015 the One Park Square Property was 92.7% leased to 34 tenants and is 87.4% physically occupied as two tenants are in the process of building out their space and are expected to both be in occupancy by April 1, 2016. Outstanding tenant improvements, leasing commissions, gap rent and estimated expense reimbursements for these tenants were reserved upfront (see “Escrows” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the One Park Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants - Office
WHPacific, Inc	NR/Caa1/B	29,466(3)	11.9%	$19.48	$574,109	12.5%	12/31/2017(4)
Atkinson & Co, Ltd.	NR/NR/NR	19,660	7.9%	$22.75	$447,265	9.7%	6/30/2019(5)
URS Corporation	NR/Ba2/BB	19,404	7.8%	$20.00	$388,080	8.5%	10/31/2016(6)
Merrill Lynch, Pierce, Fenner & Smith Inc.	A/Baa1/NR	18,486	7.4%	$18.81	$347,763	7.6%	7/31/2024(7)(8)
Wells Fargo Advisors, LLC	AA-/A2/A+	13,605	5.5%	$23.00	$312,915	6.8%	8/31/2017(9)
Los Alamos Technical Associates, Inc.	NR/NR/NR	16,788	6.8%	$17.71	$297,259	6.5%	3/31/2020(10)(11)
Total Major Tenants - Office		117,409	47.2%	$20.16	$2,367,391	51.6%

Non-Major Tenants - Office		65,816	26.5%	$20.50	$1,349,156	29.4%

Occupied Total - Office		183,225	73.7%	$20.28	$3,716,547	80.9%

Major Tenants - Retail
Japanese Kitchen Matsue Corp.	NR/NR/NR	8,030	3.2%	$22.70	$182,281	4.0%	6/30/2016
Ruths Chris Steak House(12)	NR/NR/NR	9,708	3.9%	$18.50	$179,598	3.9%	3/30/2026(13)(14)
Walking by Faith, Inc. (Le Peep Restaurant)	NR/NR/NR	5,980	2.4%	$17.32	$103,574	2.3%	11/30/2023(15)
SSNM, LLC (Sola Salon)	NR/NR/NR	5,613	2.3%	$14.00	$78,582	1.7%	3/31/2024(16)
Total Major Tenants - Retail		29,331	11.8%	$18.55	$544,035	11.8%

Non-Major Tenants - Retail		17,959	7.2%	$18.46	$331,450	7.2%

Occupied Total - Retail		47,290	19.0%	$18.51	$875,485	19.1%

Occupied Collateral Total		230,515	92.7%	$19.92	$4,592,032	100.0%

Vacant Space - Office		11,847	4.8%

Vacant Space - Retail		6,191	2.5%

Collateral Total		248,553	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2016 totaling $59,614.

(3)	WHPacific, Inc. subleases 5,319 square feet (2.1% of net rentable area) to a subsidiary entity for $30,000 annually ($5.64 per square foot, gross). WHPacific, Inc. has an additional 5,938 square foot (2.4% of net rentable area) sublease out for signature to Chicago Bridge & Iron Co. for $59,380 annually ($10.00 annual base rent per square foot, triple-net). Both sublease expirations are coterminous with the primary lease expiration date of December 31, 2017. Annual U/W Base Rent for this space was underwritten to WHPacific, Inc’s primary lease rate of $19.48 per square foot, modified gross.

(4)	WHPacific, Inc has one, 5-year lease renewal option.

(5)	Atkinson & Co, Ltd. has one, 5-year lease renewal option.

(6)	URS Corporation has two, 5-year lease renewal options.

(7)	Merrill Lynch has two, 5-year lease renewal options.

(8)	Merrill Lynch has the right to terminate its lease on May 31, 2020 with payment of a termination fee of $247,846 and on July 31, 2022 with payment of a termination fee of $146,123, both with 365 days’ prior written notice.

(9)	Wells Fargo Advisors, LLC has two, 5-year lease renewal options.

(10)	Los Alamos Technical Associates, Inc. has one, 3-year lease renewal option and one 5-year lease renewal option.

(11)	Los Alamos Technical Associates, Inc. has the right to terminate its lease on March 31, 2018 with 9 months’ prior written notice.

(12)	Ruths Chris Steak House is in the process of building out its space and is expected to take occupancy and begin paying rent on April 1, 2016. All outstanding tenant improvements, leasing commissions, gap rent and estimated expense reimbursements have been reserved upfront.

(13)	Ruths Chris Steak House has two, 5-year lease renewal options.

(14)	Ruths Chris Steak House has the right to terminate its lease from April 1, 2021 to March 31, 2022 or pay percentage rent equal to 6.0% of gross sales in lieu of base rent if the tenant’s annual gross sales do not exceed $3.5 million from April 1, 2019 to March 31, 2020 and from April 1, 2020 to March 31, 2021.

(15)	Walking by Faith, Inc. has two, 5-year lease renewal options.

(16)	SSNM, LLC (Sola Salon) has three, 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the One Park Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	1,795	0.7%	1,795	0.7%	$17,653	$9.83
2015	0	0	0.0%	1,795	0.7%	$0	$0.00
2016	10	45,817	18.4%	47,612	19.2%	$955,410	$20.85
2017	5	48,975	19.7%	96,587	38.9%	$1,010,037	$20.62
2018	6	25,094	10.1%	121,681	49.0%	$526,135	$20.97
2019	2	23,245	9.4%	144,926	58.3%	$520,758	$22.40
2020	5	30,032	12.1%	174,958	70.4%	$540,855	$18.01
2021	1	3,063	1.2%	178,021	71.6%	$64,323	$21.00
2022	2	7,558	3.0%	185,579	74.7%	$170,112	$22.51
2023	1	5,980	2.4%	191,559	77.1%	$103,574	$17.32
2024	3	24,099	9.7%	215,658	86.8%	$426,345	$17.69
2025	1	5,149	2.1%	220,807	88.8%	$77,235	$15.00
Thereafter	1	9,708	3.9%	230,515	92.7%	$179,598	$18.50
Vacant	0	18,038	7.3%	248,553	100.0%	$0	$0.00
Total/Weighted Average	39(4)	248,553	100.0%			$4,592,032	$19.92

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	The One Park Square Property is occupied by 34 tenants subject to 39 leases.

The following table presents historical occupancy percentages at the One Park Square Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	6/30/2015(1)	9/22/2015(2)
92.0%	87.2%	87.2%	92.7%

(1)	Information obtained from the borrower and only represents the office building portion of the One Park Square Property. Historical occupancy for the retail and second story office portions are unavailable.
(2)	Information obtained from the underwritten rent roll. The One Park Square Property was 92.7% leased and 87.4% physically occupied as two tenants are in the process of building out their space and are expected to both be in occupancy by April 1, 2016. Outstanding tenant improvements and leasing commissions, gap rent and estimated expense reimbursements for these tenants were reserved upfront (see “Escrows” section).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Park Square Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,725,040	$4,077,098	$4,104,685	$4,592,032(2)	90.4%	$18.48
Grossed Up Vacant Space	0	0	0	365,881	7.2	1.47
Total Reimbursables	304,853	294,085	327,392	415,818	8.2	1.67
Other Income	78,817	81,063	57,774	71,821	1.4	0.29
Less Vacancy & Credit Loss	(97,429)	(10,360)	(8,776)	(365,881)(3)	(7.2)	(1.47)
Effective Gross Income	$4,011,280	$4,441,886	$4,481,076	$5,079,671	100.0%	$20.44

Total Operating Expenses	$2,089,592	$2,137,470	$2,190,881	$2,264,982	44.6%	$9.11

Net Operating Income	$1,921,689	$2,304,416	$2,290,195	$2,814,689	55.4%	$11.32
TI/LC	0	0	0	224,395	4.4	0.90
Capital Expenditures	0	0	0	49,711	1.0	0.20
Net Cash Flow	$1,921,689	$2,304,416	$2,290,195	$2,540,583	50.0%	$10.22

NOI DSCR	1.21x	1.45x	1.44x	1.77x
NCF DSCR	1.21x	1.45x	1.44x	1.60x
NOI DY	7.5%	9.0%	8.9%	10.9%
NCF DY	7.5%	9.0%	8.9%	9.9%

(1)	The increase in Effective Gross Income and Net Operating Income from 2013 through 2014 was due to 5 tenants (11.6% of Annual U/W Base Rent) signing leases and taking occupancy in the second half of 2013.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include a contractual rent step through September 2016 totaling $59,614.

(3)	The underwritten economic vacancy is 7.4%. The One Park Square Property was 92.7% leased and 87.4% physically occupied as of September 22, 2015. Two tenants are in the process of building out their space and are expected to both be in occupancy by April 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. As of the appraisal valuation date of September 2, 2015, the One Park Square Property had an “as-is” appraised value of $34,300,000. The appraiser also concluded to an “as-stabilized” value of $36,250,000 with an “as-stabilized” valuation date of September 1, 2016, assuming the One Park Square Property attains a physical occupancy of 92.6%.

Environmental Matters. According to the Phase I environmental report dated September 18, 2015, there was no evidence of any recognized environmental conditions at the One Park Square Property.

Market Overview and Competition. The One Park Square Property is situated on an approximate 7.2-acre site immediately adjacent to I-40, the busiest interstate in the southern United States, approximately 6.4 miles west of downtown Albuquerque. Since construction in 1985, the One Park Square has been at the center of business services, retail shopping, and dining in Albuquerque’s thriving Uptown neighborhood. Uptown has historically been the financial district of Albuquerque and boasts a daytime population of over 16,000 employees within walking distance of the One Park Square Property. Adding to the strong employment in the area, Uptown is also home to Albuquerque’s three largest retail centers. The Coronado Center, Winrock Mall, and ABQ Uptown lifestyle center surround the One Park Square Property and make Uptown one of the busiest and most successful retail destinations in New Mexico. According to the appraisal, Uptown has the largest concentration of retail space in the Albuquerque area, and its retail and office uses combine to rival the central business district and offer a highly competitive alternative to downtown Albuquerque as the most densely developed area in Albuquerque. The 2014 estimated population within a one-, three- and five-mile radius of the One Park Square Property was 14,559, 151,270, and 317,606, respectively, and the estimated average household income within the same radii was $53,657, $54,555, and $60,188, respectively.

According to the appraiser, the One Park Square Property is located in the Uptown office submarket. As of the second quarter 2015, the Uptown office submarket contained approximately 2.3 million square feet of total office space with an 18.4% vacancy rate and average asking rent of $17.07 per square foot on a gross basis. For the same period, the Uptown office submarket contained 824,000 square feet of class A office space with a 16.3% vacancy rate and average asking rent of $18.78 per square foot on a gross basis. Also according to the appraiser, the One Park Square Property is located in the Northeast retail submarket. As of the second quarter of 2015, the Northeast retail submarket contained approximately 4.7 million square feet of retail space with an 8.8% vacancy rate and average asking rent of $14.67 per square foot on a gross basis. Based on the mixed-use nature and competitive position of the One Park Square Property, the appraiser concluded to an overall stabilized occupancy of 92.6% and a blended market rate of $21.22 per square foot on a gross basis. The blended underwritten base rent ($20.10 per square foot) is approximately 5.3% below the appraiser’s blended market rate.

The following table presents certain information relating to comparable office properties for the One Park Square Property:

Competitive Set(1)

	One Park Square (Subject)	Two Park Square	City Place	CBRE Centre	4400 Masthead	One Sun Plaza
Location	Albuquerque, NM	Albuquerque, NM	Albuquerque, NM	Albuquerque, NM	Albuquerque, NM	Albuquerque, NM
Distance from Subject	--	0.1 miles	0.2 miles	0.4 miles	5.5 miles	5.7 miles
Property Type	Mixed Use(2)	Office	Office	Office	Office	Office
Year Built/Renovated	1985/2000	1989/NAV	1987/NAV	1985/NAV	2003/NAV	2001/NAV
Number of Stories	10(2)	10	10	7	3	6
Total GLA	248,553 SF(2)	182,511 SF	160,000 SF	95,650 SF	162,806 SF	183,000 SF
Total Occupancy	93%	95%	91%	82%	91%	79%

(1)	Information obtained from the appraisal and the underwritten rent roll.
(2)	The One Park Square Property is comprised of a 10-story office tower totaling 180,156 square feet of office space and six, one- and two-story retail buildings totaling 51,061 square feet of retail space and 17,336 square feet of second story office space.

The Borrowers. The borrower structure is comprised of OPS Office Investment, LLC and OPS Office Subsidiary 1, LLC, two Delaware limited companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Park Square Mortgage Loan. Christopher R. Smith and James M. Long are the guarantors of certain nonrecourse carveouts under the One Park Square Mortgage Loan.

The Sponsors. The loan sponsors are Christopher R. Smith and James M. Long. Christopher R. Smith is the chief operating officer of Allegiance Realty Corporation (“Allegiance”), a private real estate investment company founded in 1996 and headquartered in Charlotte, North Carolina. Allegiance has acquired over seven million square feet of commercial real estate since 1996 and has invested over $125.0 million of equity. Allegiance’s portfolio consists of approximately 3.5 million square feet of commercial real estate assets located in 10 states. James M. Long founded Heritage Hotels & Resorts in 2005, which is based in Albuquerque, New Mexico and owns eight hotel properties in New Mexico. Christopher R. Smith disclosed three prior deed-in-lieu foreclosures and two discounted pay-offs which occurred between 2012 and 2014. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $227,612 for real estate taxes; $1,925,000 for tenant improvements and leasing commissions (“TI/LC”); $90,850 for deferred maintenance; $342,317 for gap rent and estimated expense reimbursements related to Ruth Chris ($253,959) and Uptown Funk ($88,358) , neither of whom have taken occupancy at the One Park Square Property; and $977,294 for outstanding TI/LC obligations for Ruth Chris ($890,414), Uptown Funk ($71,400), Walther Family Law ($9,656) and TMFS Albuquerque ($5,824). Additionally, the loan documents provide for ongoing monthly escrows in the amount of $28,439 for real estate taxes, $4,893 for replacement reserves (subject to a cap of $176,155) and $20,713 for TI/LC (subject to a cap of $900,000). The loan documents do not require monthly deposits for insurance premiums as long as (i) no event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of default has occurred or is continuing; (ii) the One Park Square Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

The loan documents also provide for a $950,000 holdback related to Uptown Funk’s lease termination option should they be unable to obtain a liquor license. The Uptown Funk holdback will be disbursed provided no event of default has occurred and is continuing and (i) upon receipt of satisfactory evidence that Uptown Funk has obtained a liquor license from the applicable governmental authorities and has otherwise waived their lease termination option or (ii) if Uptown Funk elects to terminate its lease, receipt of satisfactory evidence that a satisfactory replacement tenant or tenants have leased and taken occupancy of all or a portion of the Uptown Funk space at an annual base rent equal to or greater than $88,358, provided that the net cash flow debt yield is greater than 8.0%.

The loan documents also provide for a $675,000 holdback related to WHPacific’s 5,938 square foot sublease space (for which a lease is currently out for signature to Chicago Bridge & Iron). The WHPacific holdback will be disbursed provided no event of default has occurred or is continuing and (i) upon receipt of satisfactory evidence that the WHPacific sublease space has been subleased to a satisfactory tenant or replacement tenant or (ii) upon receipt of satisfactory evidence that Chicago Bridge & Iron or a satisfactory replacement tenant or tenants have leased and taken occupancy of all or a portion of the WHPacific sublease space at an annual sublease rent equal to or greater than $62,349, provided that the net cash flow debt yield is greater than 8.0%.

If the Uptown Funk holdback or WHPacific holdback have not been fully released by October 28, 2020, the lender may either retain the applicable unreleased proceeds as additional collateral or apply such proceeds to pay down the outstanding principal balance of the One Park Square Mortgage Loan.

Lockbox and Cash Management. The One Park Square Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into such lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio being less than 1.15x tested quarterly. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The One Park Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the One Park Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Park Square Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

PAYLESS SELF STORAGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

PAYLESS SELF STORAGE

Payless Self Storage
321 Canal Boulevard
Richmond, CA 94804
San Pablo Bay
Point San Pablo
San Pablo
RICHMOND
Richmond San Rafael Bridge
Point Richmond
Miller/Knox Regional Shoreline
Ford Assembly Plant
Rosie the Riveter WWII Home Front
Brooks Island
El Cerrito
CONTRA COSTA COUNTY
San Pablo Reservoir
Tilden Regional Park
Tilden Park Golf Course
Albany
ALAMEDA COUNTY
North Berkeley
University of California-Berkeley
BERKELEY
Claremont
East Shore State Park
San Francisco Bay
Angel Island
Alcatraz Island
Emeryville
Rockridge
Treasure Island
Yerba Buena Island
SF-Oakland Bay Bridge
OAKLAND
Piedmont
Downtown
West Oakland
Lake Merritt
PORT OF OAKLAND
Alameda
Oakland Intl. Airport 5 miles
SAN FRANCISCO
North Beach
Downtown
SoMa
John T. Knox Fwy
Eastshore Fwy
Richmond Pkwy
Castro St
Macdonald Ave
Ohio Ave
Cutting Blvd
Potrero Ave
San Pablo Ave
Solano Ave
University Ave
Ashby Ave
Alcatraz Ave
Dwight Way
Grand Ave
Broadway
51st St
BART
AMTRAK CAPITAL CORRIDOR
80
580
880
980
24
61
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Pacific Ocean
Sunnyvale
Santa Clara
SAN JOSE
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

No. 9 – Payless Self Storage

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$22,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$22,000,000			Location:	Richmond, CA
% of Initial Pool Balance:	2.8%			Size:	143,321 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$153.50
Borrower Name:	Richmond Associates, Ltd.			Year Built/Renovated:	1980/NAP
Sponsor:	Paul Butler			Title Vesting:	Fee
Mortgage Rate:	4.460%			Property Manager:	Self-managed
Note Date:	October 14, 2015			3rd Most Recent Occupancy (As of):	93.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.5% (12/31/2013)
Maturity Date:	November 5, 2025			Most Recent Occupancy (As of):	91.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(3):	94.8% (9/10/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$1,700,264 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,888,331 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,964,697 (TTM 7/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$2,905,045
				U/W Expenses:	$945,099
				U/W NOI:	$1,959,946
				U/W NCF:	$1,938,412
				U/W NOI DSCR:	1.96x
Escrows and Reserves(2):				U/W NCF DSCR:	1.94x
				U/W NOI Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$18,549	$9,274	NAP	As-Is Appraised Value:	$34,000,000
Insurance	$11,667	$1,745	NAP	As-Is Appraisal Valuation Date:	August 10, 2015
Replacement Reserves	$0	$1,792	$42,996	Cut-off Date LTV Ratio:	64.7%
Deferred Maintenance	$313	$0	NAP	LTV Ratio at Maturity or ARD:	64.7%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Payless Self Storage Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a self-storage facility located in Richmond, California (the “Payless Self Storage Property”). The Payless Self Storage Mortgage Loan was originated on October 14, 2015 by Natixis, New York Branch. The Payless Self Storage Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.460% per annum. The Payless Self Storage Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Payless Self Storage Mortgage Loan. The Payless Self Storage Mortgage Loan matures on November 5, 2025.

Following the lockout period, the borrower has the right to defease the Payless Self Storage Mortgage Loan in whole or in part on any date before August 5, 2025. In addition, the Payless Self Storage Mortgage Loan is prepayable without penalty on or after August 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

PAYLESS SELF STORAGE

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$14,703,664	66.8%
			Reserves	30,529	0.1
			Closing costs	390,998	1.8
			Return of equity	6,874,809	31.2
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The Payless Self Storage Property was previously securitized in the WFRBS 2011-C3 transaction.

The Property. The Payless Self Storage Property is a 1,839-unit self-storage facility comprising 143,321 net rentable square feet located on approximately 2.9 acres in Richmond, California, approximately 19.0 miles north of San Francisco. The Payless Self Storage Property was built in phases between 1980 and 2003. The Payless Self Storage Property is secured with a perimeter fence and a main gate with key code access. The Payless Self Storage Property amenities include drive-up access to alarmed units, video surveillance, 483 climate controlled self-storage units in one building, elevator access, free moving truck rental, fire sprinklers, solar panels and motion-sensor lighting in loading areas, hallways and units. The Payless Self Storage Property has averaged 93.2% occupancy over the past five years. As of September 10, 2015, the Payless Self Storage Property is 95.1% occupied on a per unit basis and 94.8% occupied on a per square foot basis.

The following table presents historical occupancy percentages at the Payless Self Storage Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	9/10/2015(2)
93.1%	92.5%	91.0%	94.8%
(1)	Information obtained from the borrower. Historical occupancy is based on a per unit basis.
(2)	Information obtained from the underwritten rent roll. As of September 10, 2015, the Payless Self Storage Property is 95.1% occupied on a per unit basis and 94.8% occupied on a per square foot basis.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Payless Self Storage Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,433,528	$2,579,424	$2,652,244	$3,026,821	104.2%	$21.12
Grossed Up Vacant Space	0	0	0	184,524	6.4	1.29
Less Concessions	0	0	0	0	0.0	0.00
Other Income	138,847	172,999	252,800	252,800	8.7	1.76
Less Vacancy & Credit Loss	0	0	0	(559,101)(1)	(19.2)	(3.90)
Effective Gross Income	$2,572,375	$2,752,423	$2,905,045	$2,905,045	100.0%	$20.27

Total Operating Expenses	$872,112	$864,093	$940,348	$945,099	32.5%	$6.59

Net Operating Income	$1,700,264	$1,888,331	$1,964,697	$1,959,946	67.5%	$13.68
Capital Expenditures	0	0	0	21,533	0.7	0.15
Net Cash Flow	$1,700,264	$1,888,331	$1,964,697	$1,938,412	66.7%	$13.52

NOI DSCR	1.70x	1.89x	1.97x	1.96x
NCF DSCR	1.70x	1.89x	1.97x	1.94x
NOI DY	7.7%	8.6%	8.9%	8.9%
NCF DY	7.7%	8.6%	8.9%	8.8%

(1)	The underwritten economic vacancy is 19.2%. As of September 10, 2015, the Payless Self Storage Property was 95.1% physically occupied on a per unit basis and 94.8% on a per square foot basis.

Appraisal. As of the appraisal valuation date of August 10, 2015, the Payless Self Storage Property had an “as-is” appraised value of $34,000,000.

Environmental Matters. According to Phase I environmental assessment dated from August 20, 2015, there was no evidence of any recognized environmental conditions at any of the Payless Self Storage Property.

Market Overview and Competition. The Payless Self Storage Property is located in Richmond, Contra Costa County, California approximately 19.0 miles north of San Francisco, California. According to the appraisal, the estimated 2015 population within a five-mile radius of the Payless Self Storage Property was approximately 168,005, with a 2015 estimated median household income of $55,309 for the same radius. The Payless Self Storage Property has good visibility from Interstate 580, and has nearby access to and from Interstate 580, a major freeway that connects the greater Bay Area region, San Francisco (via Interstate 80), Oakland, and nearby communities to the east and southeast, such as Berkeley and El Cerrito. According to the California Department of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

PAYLESS SELF STORAGE

Transportation, as of 2014, westbound traffic counts along Interstate 580 at the nearby Canal Boulevard interchange were 80,000 vehicles per day, while eastbound traffic counts were 66,000 vehicles per day.

According to a third party market research report, the San Francisco, Oakland, and Fremont market, in which the Payless Self Storage Property is located, has 15.9 million square feet of self storage space within 311 self storage facilities, equating to a square footage per person of 3.5. The square footage per person is well below the national average of 8.3 square feet per person. The appraiser concluded an average market rent of $164.85 per unit per month (compared to the in-place rent of $144.30 per unit per month) and occupancy of 93.0% for the Payless Self Storage Property. The Payless Self Storage Property’s direct competitive set reported occupancy rates ranging from 90.0% to 100.0%, with an average occupancy of 95.2% (excluding the Payless Self Storage Property).

Competitive Set(1)

	Payless Self Storage (Subject)	Interstate Storage	Bridge Self Storage and Art Spaces	Point Richmond Self Storage	StoragePro	Extra Space Storage	Extra Space Storage	Public Storage
Location	Richmond, CA	Richmond, CA	Richmond, CA	Richmond, CA	Richmond, CA	Richmond, CA	Berkley, CA	El Sobrante, CA
Distance from Subject	--	1.3 miles	1.9 miles	0.5 miles	1.3 miles	2.7 miles	6.8 miles	5.3 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1980/NAP	2007/NAV	2000/NAV	2008/NAV	2000/NAV	2000/NAV	1995/NAV	2003/NAV
Total Units	1,839	550	545	700 (Est.)	600 (Est.)	702	2,115	713
Total Occupancy	95%	100%	92%	90%	94%	98%	95%	98%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Richmond Associates, Ltd., a California limited partnership and a single purpose entity, whose general partner is Richmond Associates GP LLC, a Delaware limited liability company, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Payless Self Storage Mortgage Loan. Paul Butler is the guarantor of certain nonrecourse carveouts under the Payless Self Storage Mortgage Loan.

The Sponsor. The sponsor is Paul Butler, who owns 94.8% of the borrowing entity and is the sole member of the borrower’s general partner. Mr. Butler is a private real estate investor with more than 30 years’ experience in acquisition, rehabilitation and management of single- and multi-family, self-storage, office, and condominium properties. His existing portfolio comprises the Payless Self Storage Property, two light industrial buildings, an office building, a flex building, and a single-family home rental, which have a combined market value of approximately $79.3 million.

Escrows. The loan documents provide for upfront reserves in the amount of $18,549 for real estate taxes, $11,667 for insurance premiums and $313 for deferred maintenance. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $9,274), one-twelfth of the estimated annual insurance premiums (currently equates to $1,745) and $1,792 for replacement reserves. The replacement reserve is subject to a cap of $42,996.

Lockbox and Cash Management. The Payless Self Storage Mortgage Loan is structured with a lender-controlled soft lockbox, which is already in place, and springing cash management. The Payless Self Storage Mortgage Loan requires that the borrower and property manager deposit all rents directly into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of : (i) an event of default; (ii) prior to the origination of any approved mezzanine loan or creation of any new mezzanine loan, the Payless Self Storage Mortgage Loan amortizing debt service coverage ratio falling below 1.25x at the end of any calendar quarter; (iii) after the origination of any approved mezzanine loan or creation of any new mezzanine loan, the aggregate amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter; (iv) the occurrence of any mezzanine loan event of default; or (v) the occurrence of any Mezzanine Trigger Period (as defined below). A Cash Management Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii) or (iii), upon the amortizing debt service coverage ratio being (aggregate, in the case of clause (iii)) at least 1.30x for six consecutive months; and with respect to clause (iv), the cure of such mezzanine loan event of default.

A “Mezzanine Trigger Period” will commence and continue for so long as any approved mezzanine loan is outstanding.

Property Management. The Payless Self Storage Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Payless Self Storage Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing and (iii) if required by the lender, a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

PAYLESS SELF STORAGE

Subordinate and Mezzanine Indebtedness. Future mezzanine debt is permitted subject to: (i) a maximum aggregate loan-to-value ratio of 75.0%; (ii) a minimum combined amortizing debt service coverage ratio of 1.45x; (iii) the receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) no event of default exists with respect to the Payless Self Storage Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Payless Self Storage Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated August 18, 2015 indicated a probable maximum loss of 12.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

SOMERSET PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

SOMERSET PARK

Somerset Park
4401-4407 Bland Road
Raleigh, NC 27609
RALEIGH
Downtown
North Hills
Hickory Hills
Chestnut Hills
Crabtree Forest
Laurel Hills
Hayes Barton
New Hope Acres
Cary
Garner
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Research Triangle Park 8 miles
Northern Wake Expwy
Cliff Benson Beltline
Wade Ave Extension
Tom Bradshaw Frwy
Six Forks Rd
Falls of Neuse Rd
Glenwood Ave
Capital Blvd
Wake Forest Rd
Atlantic Ave
Millbrook Rd
Spring Forest Hwy
Duke Raleigh Hospital
Rex Hospital
WakeMed Health and Hospitals
Crabtree Valley Mall
Quail Corners Shopping Center
The Falls Centre
Sutton Square
North Carolina State University
Lake Johnson
Lake Wheeler
NCSU Agricultural Research Land
WAKE COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

No. 10 – Somerset Park

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$20,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$20,500,000			Location:	Raleigh, NC
% of Initial Pool Balance:	2.6%			Size:	206,829 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$99.12
Borrower Name:	MF Somerset Park LLC			Year Built/Renovated:	1987/NAP
Sponsor:	The Mountain Real Estate Group, LLC			Title Vesting:	Fee
Mortgage Rate:	4.811%			Property Manager:	TP Triangle, LLC
Note Date:	July 31, 2015			3rd Most Recent Occupancy (As of)(2):	69.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	81.5% (12/31/2013)
Maturity Date:	August 6, 2025			Most Recent Occupancy (As of):	85.7% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	90.5% (9/30/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,339,459 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$1,470,634 (12/31/2013)
Call Protection:	L(28),D(88),O(4)			Most Recent NOI (As of)(3):	$1,184,613 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	NAP
Additional Debt Type:	NAP
				U/W Revenues:	$3,028,883
				U/W Expenses:	$1,129,035
				U/W NOI(3):	$1,899,847
				U/W NCF(3):	$1,651,653
Escrows and Reserves(1):				U/W NOI DSCR:	1.47x
				U/W NCF DSCR:	1.28x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.3%
Taxes	$149,986	$16,665	NAP	U/W NCF Debt Yield:	8.1%
Insurance	$6,951	$2,317	NAP	As-Is Appraised Value:	$27,300,000
Replacement Reserve	$0	$3,447	NAP	As-Is Appraisal Valuation Date:	May 29, 2015
TI/LC Reserve	$1,500,000	$17,234	$2,000,000	Cut-off Date LTV Ratio:	75.1%
Deferred Maintenance	$47,500	$0	NAP	LTV Ratio at Maturity or ARD:	69.1%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” Section.

The Mortgage Loan. The mortgage loan (the “Somerset Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a suburban office complex located in Raleigh, North Carolina (the “Somerset Park Property”). The Somerset Park Mortgage Loan was originated on July 31, 2015 by Silverpeak Real Estate Finance LLC. The Somerset Park Mortgage Loan had an original principal balance of $20,500,000, has an outstanding principal balance as of the Cut-off Date of $20,500,000 and accrues interest at an interest rate of 4.811% per annum. The Somerset Park Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Somerset Park Mortgage Loan matures on August 6, 2025.

Following the lockout period, the borrower has the right to defease the Somerset Park Mortgage Loan in whole, but not in part, on any date before May 6, 2025. In addition, the Somerset Park Mortgage Loan is prepayable without penalty on or after May 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

SOMERSET PARK

Sources and Uses

Sources			Uses
Original loan amount	$20,500,000	70.9%	Purchase price	$27,000,000	93.3%
Sponsor’s new cash contribution	8,428,406	29.1	Reserves	1,704,437	5.9
			Closing costs	223,969	0.8
Total Sources	$28,928,406	100.0%	Total Uses	$28,928,406	100.0%

The Property. The Somerset Park Property is comprised of four, two-story suburban Class A/B office buildings encompassing approximately 206,829 square feet located in Raleigh, North Carolina, approximately 5.0 miles north of the central business district. Built in 1987, the Somerset Park Property is situated on a 17.5-acre parcel. The previous owner invested approximately $2.2 million in renovations to the Somerset Park Property over the past four years including roof replacement, lobby refurbishment and new rooftop HVAC units on all buildings. Each building has a two-story, atrium-style lobby near the front entrance, where access to the second floor is available via a stairwell and an elevator. The Somerset Park Property features approximately 773 surface parking spaces, resulting in a parking ratio of 3.7 spaces per 1,000 square feet of rentable area.

Tenancy at the Somerset Park Property is comprised of federal and state government tenants, representing 52.4% of the net rentable area, and one technology company, Itron, Inc. (NASDAQ:ITRI), representing 38.1% of the net rentable area. The U.S. Department of Agriculture, representing 31.1% of the net rentable area, has been at the Somerset Park Property since 1991. Itron, Inc. is a Washington-based technology and services company providing comprehensive solutions that measure, manage and analyze energy and water.  Itron, Inc. has over 8,000 customers in more than 100 countries and reported $2.0 billion of revenue in 2014. Itron, Inc. has been at the Somerset Park Property since 2002 and expanded into an additional 26,558 square feet (12.8% of the net rentable area) in 2013. As of September 30, 2015, the Somerset Park Property was 90.5% occupied by five tenants.

The Somerset Park Property previously secured a loan that was securitized in 2001 (CSFB 2001-CP4) and was transferred to special servicing after the prior owner defaulted on such mortgage loan and filed for bankruptcy. The prior mortgage was paid off in 2015 at a 2.5% discount to the then outstanding principal balance, fees, interests and other costs as provided in the bankruptcy court confirmed plan of reorganization. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The following table presents certain information relating to the tenancy at the Somerset Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Itron, Inc.	NR/NR/NR	78,810	38.1%	$15.05	$1,185,842	39.2%	3/31/2019(3)(4)
GSA – USDA	AAA/Aaa/AA+	64,238	31.1%	$15.90	$1,021,384	33.8%	8/31/2019(5)
State of North Carolina	AAA/Aaa/AAA	22,714	11.0%	$19.04	$432,513	14.3%	10/31/2019(6)(7)
GSA – Internal Revenue Service	AAA/Aaa/AA+	14,240	6.9%	$18.40	$262,072	8.7%	9/30/2017
GSA – Dept. of Labor	AAA/Aaa/AA+	7,144	3.5%	$17.33	$123,815	4.1%	7/31/2024(8)
Total Major Tenants		187,146	90.5%	$16.17	$3,025,626	100.0%

Occupied Collateral Total		187,146	90.5%	$16.17	$3,025,626	100.0%

Vacant Space		19,683	9.5%

Collateral Total		206,829	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2015, totaling $41,416.

(3)	Itron, Inc. has the right to terminate its lease at any time between November 1, 2016 and August 30, 2017 with payment of the unamortized portion of the expenses as outlined in the lease.

(4)	Itron, Inc. has two, three-year lease renewal options.

(5)	GSA – USDA has the right to terminate its lease at any time upon providing 60 days’ written notice.

(6)	State of North Carolina has one, five-year lease renewal option.

(7)	The State of North Carolina lease is subject to the appropriation, allocation or availability of funds and if the tenant determines that available funding is insufficient to continue operating at the Somerset Park Property, it may terminate its lease at any time upon written notice.

(8)	GSA – Dept. of Labor has the right to terminate its lease at any time after August 1, 2019 by providing written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Somerset Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	14,240	6.9%	14,240	6.9%	$262,072	$18.40
2018	0	0	0.0%	14,240	6.9%	$0	$0.00
2019	3	165,762	80.1%	180,002	87.0%	$2,639,739	$15.92
2020	0	0	0.0%	180,002	87.0%	$0	$0.00
2021	0	0	0.0%	180,002	87.0%	$0	$0.00
2022	0	0	0.0%	180,002	87.0%	$0	$0.00
2023	0	0	0.0%	180,002	87.0%	$0	$0.00
2024	1	7,144	3.5%	187,146	90.5%	$123,815	$17.33
2025	0	0	0.0%	187,146	90.5%	$0	$0.00
Thereafter	0	0	0.0%	187,146	90.5%	$0	$0.00
Vacant	0	19,683	9.5%	206,829	100.0%	$0	$0.00
Total/Weighted Average	5	206,829	100.0%			$3,025,626	$16.17

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Somerset Park Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	9/30/2015(3)
69.0%	81.5%	85.7%	90.5%

(1)	The increase in occupancy is due in part to the State of North Carolina executing a new lease for 22,714 square feet (11.0% of net rentable area) commencing on November 1, 2014 and Itron, Inc. renewing its lease and expanding into an additional 26,558 square feet (12.8% of net rentable area) of space commencing on November 1, 2013.
(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Somerset Park Property:

Cash Flow Analysis(1)

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,543,083	$2,388,785	$2,268,323	$3,025,626(2)(3)	99.9%	$14.63
Grossed Up Vacant Space	0	0	0	354,294	11.7	1.71
Total Reimbursables	10,735	9,101	1,655	0	0.0	0.00
Other Income	0	7,345	3,256	3,256	0.1	0.02
Less Vacancy & Credit Loss	0	0	0	(354,294)(4)	(11.7)	(1.71)
Effective Gross Income	$2,553,818	$2,405,230	$2,273,234	$3,028,883	100.0%	$14.64

Total Operating Expenses	$1,214,359	$934,597	$1,088,621	$1,129,035	37.3%	$5.46

Net Operating Income	$1,339,459	$1,470,634	$1,184,613	$1,899,847(3)	62.7%	$9.19
TI/LC	0	0	0	206,829	6.8	1.00
Capital Expenditures	0	0	0	41,366	1.4	0.20
Net Cash Flow	$1,339,459	$1,470,634	$1,184,613	$1,651,653	54.5%	$7.99

NOI DSCR	1.04x	1.14x	0.92	1.47x
NCF DSCR	1.04x	1.14x	0.92	1.28x
NOI DY	6.5%	7.2%	5.8%	9.3%
NCF DY	6.5%	7.2%	5.8%	8.1%

(1)	Trailing 12-month 2015 financials are not available as the sponsor recently acquired the Somerset Park Property and such financials were not provided by the seller.

(2)	The U/W Base Rent includes contractual rent steps through November 2015, totaling $41,416.

(3)	The increase in the U/W Base Rent and U/W Net Operating Income from 2013 and 2014 is due in part to the State of North Carolina executing a new lease for 22,714 square feet (11.0% of net rentable area) commencing on November 1, 2014 with a current annual U/W Base Rent of $420,019 and Itron, Inc. renewing its lease and expanding into an additional 26,558 square feet (12.8% of net rentable area) of space commencing on November 1, 2013 with a current annual U/W Base Rent of $306,375.

(4)	The underwritten economic vacancy is 10.5%. As of September 30, 2015, the Somerset Park Property was 90.5% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. As of the appraisal valuation date of May 29, 2015, the Somerset Park Property had an “as-is” appraised value of $27,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 3, 2015, there was no evidence of any recognized environmental condition at the Somerset Park Property.

Market Overview and Competition. The Somerset Park Property is located in Raleigh, North Carolina, approximately 5.0 miles north of the central business district. Primary access to the Somerset Park Property neighborhood is provided by Falls of the Neuse Road, the primary north/south thoroughfare, which connects with Interstate 440, located a few minutes south of the Somerset Park Property, and Interstate 540, which connects with Falls of the Neuse Road about 5.0 miles north of the Somerset Park Property. Interstate 440 and Interstate 540 form a loop around the city of Raleigh and connect with Interstate 40, Research Triangle Park and the Raleigh-Durham Airport.

The city of Raleigh is home to the “Research Triangle” area consisting of eight counties and over 2.0 million residents across the cities of Raleigh, Durham, and Chapel Hill. The 7,000-acre Research Triangle Park is located less than 25.0 miles northwest of the Somerset Park Property. Three major research universities (North Carolina State, University of North Carolina, and Duke University) are all located within 30.0 miles of the Somerset Park Property and an additional 15 universities are spread across the Research Triangle. National retailers such as Walmart Supercenter, Walgreens, Dollar Tree, Lowe’s Home Improvement, Home Depot, Sam’s Club, and Trader Joes are all located within four miles of the Somerset Park Property. According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the Somerset Park Property was 10,289, 85,577 and 229,489, respectively, while the 2015 estimated average household income within the same radii was $68,682, $73,831 and $78,796, respectively.

According to a third party market research report, the Somerset Park Property is located in the Raleigh/Durham office market and the 6 Forks Falls of Neuse office submarket, which, as of the second quarter of 2015, comprises 529 buildings totaling approximately 10.5 million square feet of office space. As of the second quarter of 2015, the 6 Forks Falls of Neuse office submarket vacancy was 7.8% and the average asking rent within the submarket was $19.28 per square foot on a gross basis. The appraiser concluded to a market rent of $18.00 per square foot on a gross basis.

The following table presents certain information relating to comparable office properties to the Somerset Park Property:

Competitive Set(1)

	Somerset Park (Subject)	Somerset Place	Somerset Center	4700 Falls of Neuse Road	4109 Wake Forest Road	100 East Six Forks Road
Location	Raleigh, NC	Raleigh, NC	Raleigh, NC	Raleigh, NC	Raleigh, NC	Raleigh, NC
Distance from Subject	--	0.3 miles	0.2 miles	0.4 miles	0.5 miles	2.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1987/NAP	1998/NAV	1984/NAV	2000/NAV	1975/NAV	1967/NAV
Stories	2	4	6	4	4	3
Total GLA	206,829 SF	56,011 SF	110,052 SF	173,831 SF	34,038 SF	36,031 SF
Occupancy	91%	80%	60%	83%	90%	89%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is MF Somerset Park LLC, a Delaware limited liability company and single purpose entity with one independent director. MF Somerset Park LLC is 100.0% owned (indirectly) by the sponsor, The Mountain Real Estate Group, LLC (“Mountain”). Mountain is the guarantor of certain nonrecourse carveouts under the Somerset Park Mortgage Loan.

The Sponsor. The sponsor, Mountain, is a private equity real estate group that was founded in 1993. Mountain is headquartered in Charlotte, NC with offices in Minneapolis and San Diego. Since 2010, Mountain has committed over $950.0 million in equity to its partners to acquire more than 48,000 lots in over 400 communities across 20 states. Mountain’s investment structures include standard equity joint ventures, preferred equity investments, general partner equity and land banking. Founder and chief executive officer, Peter Fioretti, has 30 years of real estate experience across a broad range of investment strategies and ownership platforms. Mr. Fioretti has invested more than $3.0 billion of investment capital since founding Mountain.

Escrows. The loan documents provide for upfront reserves in the amount of $149,986 for real estate taxes, $6,951 for insurance premiums and $47,500 for deferred maintenance. The loan documents also provide for ongoing monthly escrows in the amount equal to one-twelfth of the annual real estate taxes (initially $16,665), one-twelfth of the annual insurance premiums (initially $2,317), and $3,447 for replacement reserves.

The loan documents require an upfront reserve equal to $1,500,000 for tenant improvements and leasing commissions (“Rollover Reserve Subaccount”) with ongoing monthly deposits of $17,234 (subject to a cap of $2,000,000). In the event that funds in the Rollover Reserve Subaccount are less than the sum of (i) the amount of approved leasing expenses then due and/or coming due during the term of the Somerset Park Mortgage Loan and (ii) the amount of any other expenses (including without limitation brokerage commissions, tenant improvements and rent abatements) that the lender reasonably determines would be necessary for the borrower to incur in order to continue to ensure that the Somerset Park Property remains fully leased (such sum, a “Rollover Reserve Shortfall”), the borrower is required to, within ten business days after receipt of notice of such Rollover Reserve Shortfall,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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deliver to the lender a letter of credit in an amount equal to such Rollover Reserve Shortfall, provided, that in no event will the borrower be required to deliver a letter of credit in excess of $500,000.

Lockbox and Cash Management. The Somerset Park Mortgage Loan requires a lender-controlled hard lockbox, which is already in place, and that the borrower directs tenants to pay rents directly into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are distributed to the borrower. During a Cash Management Period, all funds are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar quarter; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (i), upon the cure of such default or event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; and, with respect to clause (iii), upon the lender’s determination that such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of the earlier of (i) the date that is 12 months prior to the end of the term of any lease (inclusive of renewal terms) at the Somerset Park Property that represents more than 20,000 square feet or more than 10.0% of gross annual rent (a “Major Lease”); (ii) the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) the date any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date (other than with the lender’s consent); (iv) the date any tenant under a Major Lease discontinues its business at its premises or gives notice that it intends to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default in the payment of rent or a material non-monetary obligation under any Major Lease by the applicable tenant thereunder; or (vi) an insolvency proceeding with respect to a tenant under a Major Lease.

A Lease Sweep Period will end, with respect to (i), (ii), (iii) and (iv) above, upon the occurrence of the earlier of (x) a tenant under a Major Lease exercises its renewal or extension option on a lease acceptable to the lender and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods in connection with such extension or (y) all Major Lease space being leased to one or more tenants acceptable to the lender and the lender determining that funds accumulated in the Rollover Reserve Subaccount are sufficient to cover leasing expenses and rent abatement periods under such acceptable lease; with respect to (v) above, the applicable default has been cured, and no default by any other tenant under a Major Lease has occurred for a period of six consecutive months following such cure; or with respect to (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Property Management. The Somerset Park Property is managed by TP Triangle, LLC.

Assumption. The borrower has the right to transfer the Somerset Park Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor are acceptable to the lender, taking into consideration the transferee’s experience and financial strength; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Somerset Park Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Yosemite Resorts

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$19,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$18,927,884			Location:	El Portal, CA
% of Initial Pool Balance:	2.4%			Size:	536 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$157,980
Borrower Names:	Cedar Lodge SPE LLC; Yosemite View Lodge SPE LLC			Year Built/Renovated:	Various – See Table
Sponsors(2):	Gerald D. Fischer; Karane Fischer			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	September 1, 2015			3rd Most Recent Occupancy (As of):	58.7% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	56.6% (12/31/2013)
Maturity Date:	September 5, 2025			Most Recent Occupancy (As of):	58.5% (12/31/2014)
IO Period:	NAP			Current Occupancy (As of):	62.8% (6/30/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$9,912,372 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$10,902,384 (12/31/2014)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of):	$11,616,089 (TTM 6/30/2015)
Lockbox Type(3):	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$20,838,801
				U/W Expenses:	$9,222,712
				U/W NOI:	$11,616,089
				U/W NCF:	$10,782,537
				U/W NOI DSCR(1):	2.23x
Escrows and Reserves:				U/W NCF DSCR(1):	2.07x
				U/W NOI Debt Yield(1):	13.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.7%
Taxes	$258,877	$32,360	NAP	As-Is Appraised Value(6):	$122,500,000
Insurance	$137,968	$43,533	NAP	As-Is Appraisal Valuation Date(6):	July 27, 2015
FF&E Reserves	$0	(4)	NAP	Cut-off Date LTV Ratio(1)(6):	69.1%
Seasonality Reserve	$2,710,000	(5)	NAP	LTV Ratio at Maturity or ARD(1)(6):	56.2%

(1)	The Yosemite Resorts Loan Combination (as defined below), which had an original principal balance of $85,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $19,000,000, has an outstanding principal balance of $18,927,884 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS4 Trust. The controlling Note A-1 had an original principal balance of $66,000,000, and was contributed to the WFCM 2015-NXS3 Trust. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Yosemite Resorts Loan Combination.
(2)	The sponsors were involved in a foreclosure action for which they have entered into a settlement agreement. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.
(3)	The Yosemite Resorts Loan Combination is structured with a lender-controlled soft (springing hard) lockbox with respect to rents derived from leases (for the food and beverage operators at the Yosemite Resorts Properties (as defined below)) and a hard lockbox with respect to credit card payments.
(4)	The loan documents require monthly deposits of an amount equal to one-twelfth of 4.0% of the gross revenues generated by the Yosemite Resorts Properties (as defined below) for the prior calendar year for FF&E reserves.
(5)	The loan documents require deposits into the seasonality reserve of $390,000 in June, $730,000 in July, $850,000 in August, $740,000 in September and $490,000 in October. For so long as no event of default has occurred and is continuing and until the Yosemite Resorts Loan Combination has been repaid in full, the lender will advance to itself on the applicable payment date from the seasonality reserve an amount equal to $260,000 in November, $570,000 in December, $400,000 in January, $630,000 in February, $620,000 in March, $550,000 in April and $170,000 in May, to the extent there are sufficient funds on deposit in the seasonality reserve. Such advances may be increased and/or decreased from time to time by the lender in such amount as the lender deems to be necessary in its reasonable discretion to reflect any anticipated decreases and/or increases in net operating income.
(6)	The “as-stabilized” appraised value is $135,800,000 as of August 1, 2018, following the completion of the capital expenditure program, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 62.4% and 50.7%, respectively.

The Yosemite Resorts mortgage loan is part of a loan combination (the “Yosemite Resorts Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in two full-service hotels located a few miles west of the Yosemite National Park (the “Park”) western boundary, along State Route 140, adjacent to the Merced River in El Portal, California, approximately 187.0 miles west of San Francisco (the “Yosemite Resorts Properties”). The Yosemite Resorts Properties are comprised of two full-service hotels, totaling 536 rooms. The Yosemite View Lodge property is an eight building, 327-room full-service hotel located on a 13.4 acre site. The Yosemite Cedar Lodge property is an eight building, 209-room full-service hotel located on a 29.2 acre site. The Yosemite Resorts Properties are among the closest hotels to the Park’s Arch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Rock Entrance (2.3 and 8.2 miles southwest of the Arch Rock Entrance for Yosemite View Lodge and Yosemite Cedar Lodge, respectively). The Yosemite Resorts Properties are located along State Route 140, which provides access to the only year-round entrance to the Park, and approximately 30.0 miles southeast of Mariposa. The Park is a popular destination for recreational activities such as hiking, camping, biking, rock climbing, rafting, zip lining, horseback riding, fishing, and learning about the history of the area. In 1984, the Park was designated a World Heritage Site. Since 2005, the Park has had annual visitation ranging from approximately 3.2 million to 4.0 million. There are five entrances to the Park and the Arch Rock Entrance is the only designated all-weather entrance to the Park, and represents 25.0% of the annual visitor counts.

Sources and Uses

Sources			Uses
Original loan combination amount	$85,000,000	100.0%	Loan payoff(1)	$60,393,025	71.1%
			Reserves	3,106,845	3.7
			Closing costs	1,229,882	1.4
			Return of equity	20,270,248	23.8
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Yosemite Resorts Properties were previously securitized in the CMLT 2008-LS1 transaction.

The following table presents certain information relating to the Yosemite Resorts Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Balance Per Room	Year Built/ Renovated	Appraised Value	Allocated Cut-Off Date LTV
Yosemite View Lodge	$13,806,221	72.9%	327	$188,883	1990/2015	$89,100,000	69.3%
Yosemite Cedar Lodge	$5,121,663	27.1%	209	$109,630	1984/2015	$33,400,000	68.6%
Total/Weighted Average	$18,927,884	100.0%	536	$157,980		$122,500,000	69.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Yosemite Resorts Properties:

Cash Flow Analysis

	2013	2014	TTM 6/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	56.6%	58.5%	62.8%	62.8%
ADR	$152.33	$159.98	$157.12	$157.12
RevPAR	$86.19	$93.56	$98.59	$98.59

Total Revenue	$18,074,638	$19,661,390	$20,838,801	$20,838,801	100.0%	$38,878
Total Department Expenses	3,929,752	4,382,066	4,695,647	4,695,647	22.5	8,761
Gross Operating Profit	$14,144,886	$15,279,324	$16,143,154	$16,143,154	77.5%	$30,118

Total Undistributed Expenses	3,542,227	3,645,207	3,815,590	3,815,590	18.3	7,119
Profit Before Fixed Charges	$10,602,659	$11,634,117	$12,327,564	$12,327,564	59.2%	$22,999

Total Fixed Charges	690,287	731,733	711,475	711,475	3.4	1,327

Net Operating Income	$9,912,372	$10,902,384	$11,616,089	$11,616,089	55.7%	$21,672
FF&E	0	0	0	833,552	4.0	1,555
Net Cash Flow	$9,912,372	$10,902,384	$11,616,089	$10,782,537	51.7%	$20,117

NOI DSCR(1)	1.90x	2.09x	2.23x	2.23x
NCF DSCR(1)	1.90x	2.09x	2.23x	2.07x
NOI DY(1)	11.7%	12.8%	13.7%	13.7%
NCF DY(1)	11.7%	12.8%	13.7%	12.7%

(1)	Based on the Yosemite Resorts Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

YOSEMITE RESORTS

The following tables present certain information relating to the Yosemite Resorts Properties’ competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR

Yosemite View Lodge(1)

	Competitive Set			Yosemite View Lodge			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Estimated 2014	72.5%	$220.05	$159.63	61.1%	$169.62	$103.66	84.3%	77.1%	64.9%
Estimated 2013	70.3%	$214.98	$151.21	58.0%	$161.81	$93.86	82.5%	75.3%	62.1%
Estimated 2012	71.9%	$209.08	$150.27	59.9%	$158.22	$94.70	83.3%	75.7%	63.0%

(1)	Information obtained from the appraiser. The competitive set includes the following hotels: Yosemite Cedar Lodge, Tenaya Lodge, Yosemite Lodge, Ahwahnee Hotel, Best Western Yosemite Way Station and Comfort Inn Mariposa. Two hotels in the competitive set (Ahwahnee Hotel and Yosemite Lodge) totaling 368 rooms are located in the Park and are owned by the NPS; they operate at a price point significantly higher than the Yosemite View Lodge.

Yosemite Cedar Lodge(1)

	Competitive Set			Yosemite Cedar Lodge			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Estimated 2014	72.5%	$220.05	$159.63	53.7%	$144.89	$77.75	74.1%	65.8%	48.7%
Estimated 2013	70.3%	$214.98	$151.21	53.9%	$137.51	$74.18	76.7%	64.0%	49.1%
Estimated 2012	71.9%	$209.06	$150.32	57.0%	$125.26	$71.38	79.3%	59.9%	47.5%

(1)	Information obtained from the appraiser. The competitive set includes the following hotels: Yosemite View Lodge, Tenaya Lodge, Yosemite Lodge, Ahwahnee Hotel, Best Western Yosemite Way Station and Comfort Inn Mariposa. Two hotels in the competitive set (Ahwahnee Hotel and Yosemite Lodge) totaling 368 rooms are located in the Park and are owned by the NPS; they operate at a price point significantly higher than the Yosemite Cedar Lodge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

No. 12 – The Colonnade

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,600,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,600,000			Location:	Kennewick, WA
% of Initial Pool Balance:	2.4%			Size:	166,702 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$111.58
Borrower Names:	Argo Colonnade, LLC; Kovalik & Associates, LLC			Year Built/Renovated:	1996/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.360%			Property Manager:	Self-managed
Note Date:	September 30, 2015			3rd Most Recent Occupancy (As of):	92.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.9% (12/31/2013)
Maturity Date:	October 11, 2025			Most Recent Occupancy (As of):	98.3% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	99.2% (9/1/2015)
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$1,716,890 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$1,751,637 (12/31/2014)
Lockbox Type:	Springing			Most Recent NOI (As of):	$1,831,326 (TTM 7/31/2015)
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$2,286,245
				U/W Expenses:	$530,447
				U/W NOI:	$1,755,798
				U/W NCF:	$1,580,352
				U/W NOI DSCR	1.58x
Escrows and Reserves:				U/W NCF DSCR:	1.42x
				U/W NOI Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.5%
Taxes	$21,612	$21,612	NAP	As-Is Appraised Value:	$25,600,000
Insurance(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 2, 2015
Replacement Reserves	$0	$2,778	$66,681	Cut-off Date LTV Ratio:	72.7%
TI/LC Reserve	$0	$6,946	$300,000	LTV Ratio at Maturity or ARD:	66.3%

(1)	The sponsors are Marshall David Kovalik and Stephen B. Jaeger, individually, and as the trustee of the Stephen B. Jaeger Living Trust.

(2)	The borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions, including (i) the aggregate debt service coverage ratio of The Colonnade mortgage loan and the mezzanine debt is no less than 1.35x; (ii) the net cash flow debt yield of The Colonnade mortgage loan is no less than 9.0% on the date the mezzanine debt is incurred; (iii) the aggregate LTV of The Colonnade mortgage loan and the mezzanine debt cannot exceed 75.0%; (iv) the lender of the mezzanine debt executes and delivers an intercreditor and standstill agreement; (v) the mezzanine debt is subordinate to The Colonnade mortgage loan; and (vi) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that incurring the mezzanine debt will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS4 certificates.

(3)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) The Colonnade Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

The Colonnade mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 166,702 square foot, class A anchored retail center (the “The Colonnade Property”) located in Kennewick, Washington, which is approximately 143 miles southwest of Spokane, Washington. Constructed in phases in 1996, 1997 and 2002, The Colonnade Property is situated on a 14.6-acre site and is anchored by Best Buy, Ross Dress for Less, PetSmart, Office Depot and Michaels Stores. The Colonnade Property features 907 surface parking spaces resulting in a parking ratio of 5.4 spaces per 1,000 square feet of rentable area. The Colonnade Property is located in the Tri-Cities metropolitan statistical area, which consists of three cities: Kennewick, Pasco and Richland; and is home to the most Ph.D.’s per capita in the state of Washington. The estimated 2015 population within a one-, three- and five-mile radius of The Colonnade Property was 3,525, 62,518 and 150,419, respectively, while the 2015 estimated average household income within the same radii was $46,303, $62,586 and $59,005, respectively. As of September 1, 2015, The Colonnade Property was 99.2% occupied by 13 tenants.

According to the appraisal, The Colonnade Property is located in the Tri-Cities retail market, which contained approximately 11.0 million square feet of retail space as of the second quarter of 2015. As of the second quarter of 2015, the Tri-Cities retail market reported a vacancy rate of 6.1% and an average annual rental rate of $11.53 per square foot, triple-net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

THE COLONNADE

Sources and Uses

Sources			Uses
Original loan amount	$18,600,000	71.7%	Purchase price	$25,600,000	98.6%
Sponsor new cash contribution	7,352,848	28.3	Closing costs	331,236	1.3
			Reserves	21,612	0.1
Total Sources	$25,952,848	100.0%	Total Uses	$25,952,848	100.0%

The following table presents certain information relating to the tenancy at The Colonnade Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Best Buy	BBB-/Baa1/BB+	33,308	20.0%	$10.48	$349,068	17.9%	NAV	NAV	5/31/2019(4)
Ross Dress for Less	NR/A3/A-	30,010	18.0%	$11.50	$345,115	17.7%	NAV	NAV	1/31/2019(5)
PetSmart	NR/NR/B+	26,103	15.7%	$10.42	$271,993	13.9%	NAV	NAV	1/31/2017(6)
Office Depot	NR/B2/B-	20,922	12.6%	$9.70	$202,943	10.4%	NAV	NAV	4/30/2021(7)
Michaels Stores	NR/Ba3/B+	17,500	10.5%	$11.30	$197,748	10.1%	NAV	NAV	2/28/2021
Total Anchor Tenants		127,843	76.7%	$10.69	$1,366,867	70.1%

Major Tenants
Famous Footwear	NR/NR/NR	10,000	6.0%	$15.73	$157,300	8.1%	NAV	NAV	3/31/2018(8)
Outback Steakhouse	NR/Ba2/BB	6,200	3.7%	$20.57	$127,531	6.5%	NAV	NAV	3/31/2017(9)
Rue21	NR/B3/B-	9,056	5.4%	$11.59	$104,940	5.4%	NAV	NAV	1/31/2026
Total Major Tenants		25,256	15.2%	$15.43	$389,771	20.0%

Non-Major Tenants		12,224	7.3%	$15.84	$193,648	9.9%

Occupied Collateral Total		165,323	99.2%	$11.80	$1,950,286	100.0%

Vacant Space		1,379	0.8%

Collateral Total		166,702	100.0%

(1)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $22,942.

(3)	Most tenants are not required to report sales.

(4)	Best Buy has two, 5-year lease renewal options.

(5)	Ross Dress for Less has three, 5-year lease renewal options.

(6)	PetSmart has four, 5-year renewal lease options.

(7)	Office Depot has three, 5-year lease renewal options.

(8)	Famous Footwear has one, 5-year lease renewal option.

(9)	Outback Steakhouse has one, 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

THE COLONNADE

The following table presents certain information relating to the lease rollover schedule at The Colonnade Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	5,158	3.1%	5,158	3.1%	$76,528	$14.84
2017	3	35,303	21.2%	40,461	24.3%	$452,774	$12.83
2018	3	14,066	8.4%	54,527	32.7%	$221,170	$15.72
2019	2	63,318	38.0%	117,845	70.7%	$694,183	$10.96
2020	0	0	0.0%	117,845	70.7%	$0	$0.00
2021	2	38,422	23.0%	156,267	93.7%	$400,691	$10.43
2022	0	0	0.0%	156,267	93.7%	$0	$0.00
2023	0	0	0.0%	156,267	93.7%	$0	$0.00
2024	0	0	0.0%	156,267	93.7%	$0	$0.00
2025	0	0	0.0%	156,267	93.7%	$0	$0.00
Thereafter	1	9,056	5.4%	165,323	99.2%	$104,940	$11.59
Vacant	0	1,379	0.8%	166,702	100.0%	$0	$0.00
Total/Weighted Average	13	166,702	100.0%			$1,950,286	$11.80

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Colonnade Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	9/1/2015(2)
92.9%	92.9%	98.3%	99.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Colonnade Property:

Cash Flow Analysis

	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,778,845	$1,813,558	$1,876,001	$1,950,286(1)	85.3%	$11.70
Grossed Up Vacant Space	0	0	0	22,064	1.0	0.13
Total Reimbursables	422,818	443,296	447,838	412,512	18.0	2.47
Other Income	0	4,659	327	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(98,618)(2)	(4.3)	(0.59)
Effective Gross Income	$2,201,663	$2,261,513	$2,324,166	$2,286,245	100.0%	$13.71

Total Operating Expenses	$484,772	$509,876	$492,840	$530,447	23.2%	$3.18

Net Operating Income	$1,716,890	$1,751,637	$1,831,326	$1,755,798	76.8%	$10.53

TI/LC	0	0	0	129,862	5.7	0.78
Capital Expenditures	0	0	0	45,583	2.0	0.27
Net Cash Flow	$1,716,890	$1,751,637	$1,831,326	$1,580,352	69.1%	$9.48

NOI DSCR	1.54x	1.57x	1.65x	1.58x
NCF DSCR	1.54x	1.57x	1.65x	1.42x
NOI DY	9.2%	9.4%	9.8%	9.4%
NCF DY	9.2%	9.4%	9.8%	8.5%

(1)	Annual U/W Base Rent includes contractual rent steps through May 2016 totaling $22,942.

(2)	The underwritten economic vacancy is 5.0%. The Colonnade Property was 99.2% physically occupied as of September 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

No. 13 – 1954 Halethorpe Farms Road

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$16,700,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$16,700,000			Location:	Halethorpe, MD
% of Initial Pool Balance:	2.2%			Size(1):	677,375 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$24.65
Borrower Name:	1954 Halethorpe Owner LLC			Year Built/Renovated:	1943/2000
Sponsor:	Jonathan Ehrenfeld			Title Vesting:	Fee
Mortgage Rate:	5.102%			Property Manager:	Blue Ocean Realty, LLC
Note Date:	October 30, 2015			3rd Most Recent Occupancy (As of):	80.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	80.0% (12/31/2013)
Maturity Date:	November 5, 2025			Most Recent Occupancy (As of):	84.9% (12/31/2014)
IO Period:	48 months			Current Occupancy (As of):	81.1% (10/15/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,894,396 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,892,142 (12/31/2014)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of):	$1,847,707 (TTM 5/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,400,030
				U/W Expenses:	$641,185
				U/W NOI:	$1,758,845
Escrows and Reserves:				U/W NCF:	$1,467,065
				U/W NOI DSCR:	1.62x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.35x
Taxes	$128,342	$25,668	NAP	U/W NOI Debt Yield:	10.5%
Insurance	$61,596	$10,266	NAP	U/W NCF Debt Yield:	8.8%
Replacement Reserves	$0	$5,742	NAP	As-Is Appraised Value(2):	$26,300,000
TI/LC Reserve	$0	$10,355	NAP	As-Is Appraisal Valuation Date:	August 15, 2015
O&M Reserve	$500	$0	NAP	Cut-off Date LTV Ratio(2):	63.5%
Deferred Maintenance	$224,625	$0	NAP	LTV Ratio at Maturity or ARD(2):	57.5%

(1)	The 1954 Halethorpe Farms Road Property is comprised of 689,000 square feet including 677,375 of net rentable area and one ancillary building (11,625 square feet), which is not included in the net rentable area.
(2)	No value was attributed to the ancillary building (see below). The “as-stabilized” appraised value is $27,900,000 as of August 15, 2016. The “as-stabilized” value is primarily based on a stabilized occupancy of 91.0%, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 59.9% and 54.2%, respectively.

The 1954 Halethorpe Farms Road mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 689,000 square foot industrial/warehouse property with 677,375 square feet of net rentable area, located on a 32.8-acre site in Halethorpe, Maryland, approximately 4.9 miles southwest of the Baltimore central business district (the “1954 Halethorpe Farms Road Property”). The 1954 Halethorpe Farms Road Property, originally built in 1943 and most recently renovated in 2000, is comprised of one primary building (677,375 square feet) and one small ancillary building (11,625 square feet, which is not included in the rentable area). The 1954 Halethorpe Farms Road Property has 21 dock-high loading entrances with seven drive-in truck doors, each with its own overhead door. The 1954 Halethorpe Farms Road Property offers wide 100’ column spacing, high level of electrical power, 25 5-10 ton crane services, 26’ to 32’ clear ceiling heights, and large bays with approximately 3.6% of office finish. The 1954 Halethorpe Farms Road Property has direct access to an active CSX rail line with two loading entrances equipped for handling rail cargo. Parking at the 1954 Halethorpe Farms Road Property is provided via 69 surface parking spaces resulting in a parking ratio of 0.1 spaces per 1,000 square feet of net rentable area. The 1954 Halethorpe Farms Road Property is located within one mile of four interstate highways (I-95, I-195, I-695 and I-895). I-95 is one of the most heavily traveled north/south highways along the Atlantic Coast and connects major cities such as Boston, New York, Philadelphia, Baltimore, Washington, DC to the north and Jacksonville, Fort Lauderdale and Miami to the south. I-195 provides direct access to the Baltimore / Washington International Airport (approximately 5.6 miles south of the 1954 Halethorpe Farms Road Property). I-695 and I-895 are alternative routes to I-95 and provide access to the Port of Baltimore (approximately 8.5 miles northeast of the 1954 Halethorpe Farms Road Property).

The 1954 Halethorpe Farms Road Property is located in the Arbutus industrial submarket. According to a third party market research report, as of the third quarter of 2015, the Arbutus industrial submarket had a total industrial inventory of approximately 10.2 million square feet, an overall vacancy rate of 7.8% and average asking rent of $5.17 per square feet on a gross basis. As of October 15,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

1954 HALETHORPE FARMS ROAD

2015, the 1954 Halethorpe Farms Road Property was 81.1% physically occupied by six tenants. The largest tenant is Halethorpe Extrusions, Inc a subsidiary of Alcoa, Inc. (NYSE: AA, rated BB+/Ba1/BBB- by Fitch/Moody’s/S&P), leasing approximately 55.9% of the net rentable area.

Sources and Uses

Sources			Uses
Original loan amount	$16,700,000	94.6%	Loan payoff	$16,937,595	95.9%
Sponsor’s new cash contribution	956,894	5.4	Reserves	415,063	2.4
			Closing costs	304,236	1.7
Total Sources	$17,656,894	100.0%	Total Uses	$17,656,894	100.0%

The following table presents certain information relating to the tenancy at the 1954 Halethorpe Farms Road Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Halethorpe Extrusion, Inc (subsidiary of Alcoa, Inc.)	BB+/Ba1/BBB-	378,928	55.9%	$3.20	$1,212,570	62.2%	6/30/2020(3)
Fence & Deck Direct, Inc(4)	NR/NR/NR	52,000	7.7%	$4.71	$244,688	12.5%	3/31/2019
The Poole and Kent Corporation	NR/NR/NR	48,000	7.1%	$3.94	$189,086	9.7%	1/20/2018
Venezia Stone, Inc.	NR/NR/NR	44,400	6.6%	$4.00	$177,600	9.1%	5/31/2022
Redirect Recycling, LLC	NR/NR/NR	18,000	2.7%	$4.24	$76,385	3.9%	12/31/2018
Total Major Tenants		541,328	79.9%	$3.51	$1,900,329	97.4%

Non-Major Tenants		8,000	1.2%	$6.34	$50,686	2.6%

Occupied Collateral Total		549,328	81.1%	$3.55	$1,951,015	100.0%

Vacant Space(5)		128,047	18.9%

Collateral Total		677,375	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through November 30, 2016, totaling $42,776.
(3)	Halethorpe Extrusion, Inc (subsidiary of Alcoa, Inc.) has two five-year lease extension options remaining.
(4)	Fence & Deck Direct, Inc leases 52,000 square feet and approximately one acre of land. No square footage is attributed to the land, but related rent was included in the Annual U/W Base Rent.
(5)	The vacant space includes 65,647 square feet of structural vacancy and approximately 3.5 acres of land for trailer storage (no square footage is attributed to the land).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

1954 HALETHORPE FARMS ROAD

The following table presents certain information relating to the lease rollover schedule at the 1954 Halethorpe Farms Road Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	2	66,000	9.7%	66,000	9.7%	$265,471	$4.02
2019	3(3)	60,000(3)	8.9%(3)	126,000	18.6%	$295,374(3)	$4.92(3)
2020	1	378,928	55.9%	504,928	74.5%	$1,212,570	$3.20
2021	0	0	0.0%	504,928	74.5%	$0	$0.00
2022	1	44,400	6.6%	549,328	81.1%	$177,600	$4.00
2023	0	0	0.0%	549,328	81.1%	$0	$0.00
2024	0	0	0.0%	549,328	81.1%	$0	$0.00
2025	0	0	0.0%	549,328	81.1%	$0	$0.00
Thereafter	0	0	0.0%	549,328	81.1%	$0	$0.00
Vacant	0	128,047	18.9%	677,375	100.0%	$0	$0.00
Total/Weighted Average	7	677,375	100.0%			$1,951,015	$3.55

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(3)	No square footage is attributed to the one acre of land leased by Fence & Deck Direct, Inc but the related lease and rent was included in the No. of Leases Expiring and in the Annual U/W Base Rent.

The following table presents historical occupancy percentages at the 1954 Halethorpe Farms Road Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	10/15/2015(2)
80.0%	80.0%	84.9%	81.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1954 Halethorpe Farms Road Property:

Cash Flow Analysis

	2013	2014	TTM 5/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,424,197	$2,477,082	$2,232,535	$1,951,015(1)	81.3%	$2.88
Grossed Up Vacant Space	0	0	0	481,933	20.1	0.71
Total Reimbursables(2)	0	0	134,784	449,016	18.7	0.66
Other Income	102,834(3)	92,113(3)	84,742(3)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(481,933)(4)	(20.1)	(0.71)
Effective Gross Income	$2,527,032	$2,569,194	$2,452,061	$2,400,030	100.0%	$3.54

Total Operating Expenses	$632,635	$677,052	$604,354	$641,185	26.7%	$0.95

Net Operating Income	$1,894,396	$1,892,142	$1,847,707	$1,758,845	73.3%	$2.60
TI/LC	0	0	0	121,928	5.1	0.18
Capital Expenditures	0	0	0	169,852	7.1	0.25
Net Cash Flow	$1,894,396	$1,892,142	$1,847,707	$1,467,065	61.1%	$2.17

NOI DSCR	1.74x	1.74x	1.70x	1.62x
NCF DSCR	1.74x	1.74x	1.70x	1.35x
NOI DY	11.3%	11.3%	11.1%	10.5%
NCF DY	11.3%	11.3%	11.1%	8.8%

(1)	U/W Base Rent includes contractual rent increases through November 2016 totaling $42,776.
(2)	Historical reimbursements were included in the Base Rent.
(3)	Historical other income represents antenna lease income, which is not part of the collateral.
(4)	The underwritten economic vacancy is 20.1%. The 1954 Halethorpe Farms Road Property was 81.1% occupied as of October 15, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

No. 14 – Bed Bath & Beyond Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$16,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$16,437,129			Location:	Yonkers, NY
% of Initial Pool Balance:	2.1%			Size:	54,400 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$302.15
Borrower Name:	WBP Central Associates, LLC			Year Built/Renovated:	2004/NAP
Sponsors:	Theodore Weinberg; Saul Weinberg; William Weinberg			Title Vesting:	Fee
Mortgage Rate:	4.540%			Property Manager:	Self-managed
Note Date:	September 10, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.8% (12/31/2013)
Maturity Date:	September 11, 2025			Most Recent Occupancy (As of):	97.8% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	100.0% (6/4/2015)
Loan Term (Original):	120 months
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(2):	$1,581,713 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			2nd Most Recent NOI (As of)(2):	$1,838,066 (12/31/2014)
Lockbox Type:	Springing			Most Recent NOI (As of):	$1,808,721 (TTM 10/31/2015)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,366,995
				U/W Expenses:	$801,062
				U/W NOI:	$1,565,933
				U/W NCF:	$1,489,624
Escrows and Reserves:				U/W NOI DSCR:	1.55x
				U/W NCF DSCR:	1.48x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.5%
Taxes	$28,963	$34,303	NAP	U/W NCF Debt Yield:	9.1%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$27,700,000
Replacement Reserve	$0	$907	$54,820	As-Is Appraisal Valuation Date:	June 10, 2015
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	59.3%
Deferred Maintenance	$11,413	$0	NAP	LTV Ratio at Maturity or ARD:	48.2%

(1)	Ongoing reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Bed, Bath & Beyond Center Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(2)	See “Cash Flow Analysis” section.

The Bed Bath & Beyond Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 54,400 square foot anchored retail center (the “Bed Bath & Beyond Center Property”) located in Yonkers, New York, approximately 20.0 miles north of Midtown Manhattan, New York. The Bed Bath & Beyond Center Property was built by the sponsor in 2004 and is located on a 4.3-acre site. The Bed Bath & Beyond Center Property is comprised of one, single tenant building and one, two-story multi-tenant building anchored by a 40,000 square foot Bed Bath & Beyond. Other major tenants include Webster Bank, Harmon’s, H&R Block, Company Nail Salon and Marcellos Deli. Approximately 94.1% of the underwritten base rent is from tenants that have occupied their space for over 10 years.

The Bed Bath & Beyond Center Property features 101 covered parking spaces via a below-grade parking structure and 137 surface parking spaces for a total of 238 spaces resulting in a parking ratio of 4.4 spaces per 1,000 square feet of net rentable area. The 2015 population within a one-, three- and five-mile radius of the Bed Bath & Beyond Center Property was 18,345, 141,013 and 455,203, respectively, while the 2015 estimated average household income within the same radii was $110,145, $135,438 and $110,199, respectively. As of June 4, 2015, the Bed Bath & Beyond Center Property was 100.0% occupied by six tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

BED BATH & BEYOND CENTER

Sources and Uses

Sources			Uses
Original loan amount	$16,500,000	100.0%	Loan payoff(1)	$13,958,055	84.6%
			Reserves	40,376	0.2
			Closing costs	184,895	1.1
			Return of equity	2,316,674	14.0
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%

(1)	The Bed Bath & Beyond Center Property was previously securitized in the BSCMS 2006-PW12 transaction.

The following table presents certain information relating to the tenancy at the Bed Bath & Beyond Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
Bed Bath & Beyond	NR/Baa1/A-	40,000	73.5%	$29.50	$1,180,000	65.7%	NAV	NAV	10/31/2018(4)
Total Anchor Tenant		40,000	73.5%	$29.50	$1,180,000	65.7%

Major Tenants
Webster Bank	NR/Baa1/BBB-	4,079	7.5%	$62.50	$254,938	14.2%	NAV	NAV	7/31/2019(5)
Harmon’s	NR/Baa1/A-	6,500	11.9%	$29.50	$191,750	10.7%	NAV	NAV	10/31/2018(6)
H&R Block	NR/NR/BBB	1,370	2.5%	$45.32	$62,088	3.5%	NAV	NAV	4/30/2017(7)
Company Nail Salon	NR/NR/NR	1,199	2.2%	$44.95	$53,892	3.0%	NAV	NAV	12/31/2024
Marcellos Deli	NR/NR/NR	1,252	2.3%	$41.89	$52,451	2.9%	NAV	NAV	12/31/2022(8)
Total Major Tenants		14,400	26.5%	$42.72	$615,118	34.3%

Occupied Collateral Total		54,400	100.0%	$33.00	$1,795,118	100.0%

Vacant Space		0	0.0%

Collateral Total		54,400	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2016 totaling $13,420.
(3)	Tenants are not required to report sales.
(4)	Bed, Bath & Beyond has three, 5-year lease renewal options.
(5)	Webster Bank has two, 5-year lease renewal option.
(6)	Harmon’s has three, 5-year lease renewal options.
(7)	H&R Block has one, 3-year lease renewal option.
(8)	Marcellos Deli has one, 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

BED BATH & BEYOND CENTER

The following table presents certain information relating to the lease rollover schedule at the Bed Bath & Beyond Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	1,370	2.5%	1,370	2.5%	$62,088	$45.32
2018	2	46,500	85.5%	47,870	88.0%	$1,371,750	$29.50
2019	1	4,079	7.5%	51,949	95.5%	$254,938	$62.50
2020	0	0	0.0%	51,949	95.5%	$0	$0.00
2021	0	0	0.0%	51,949	95.5%	$0	$0.00
2022	1	1,252	2.3%	53,201	97.8%	$52,451	$41.89
2023	0	0	0.0%	53,201	97.8%	$0	$0.00
2024	1	1,199	2.2%	54,400	100.0%	$53,892	$44.95
2025	0	0	0.0%	54,400	100.0%	$0	$0.00
Thereafter	0	0	0.0%	54,400	100.0%	$0	$0.00
Vacant	0	0	0.0%	54,400	100.0%	$0	$0.00
Total/Weighted Average	6	54,400	100.0%			$1,795,118	$33.00

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Bed Bath & Beyond Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	6/4/2015(2)
100.0%	97.8%	97.8%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Bed Bath & Beyond Center Property:

Cash Flow Analysis

	2013	2014	TTM 10/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,657,833	$1,812,111	$1,849,402	$1,795,118(1)	75.8%	$33.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	634,972	668,071	601,355	661,633	28.0	12.16
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(89,756)(2)	(3.8)	(1.65)
Effective Gross Income	$2,292,805	$2,480,182	$2,450,757	$2,366,995	100.0%	$43.51

Total Operating Expenses	$711,092	$642,116	$642,036	$801,062	33.8%	$14.73

Net Operating Income	$1,581,713(3)	$1,838,066(3)	$1,808,721	$1,565,933	66.2%	$28.79

TI/LC	0	0	0	65,429	2.8	1.20
Capital Expenditures	0	0	0	10,880	0.5	0.20
Net Cash Flow	$1,581,713	$1,838,066	$1,808,721	$1,489,624	62.9%	$27.38

NOI DSCR	1.57x	1.82x	1.79x	1.55x
NCF DSCR	1.57x	1.82x	1.79x	1.48x
NOI DY	9.6%	11.2%	11.0%	9.5%
NCF DY	9.6%	11.2%	11.0%	9.1%

(1)	The U/W Base Rent includes rent steps through January 2016 totaling $13,420.
(2)	The underwritten economic vacancy is 5.0%. The Bed Bath & Beyond Center Property was 100.0% physically occupied as of June 4, 2015.
(3)	Net Operating Income increased from 2013 to 2014 due to contractual rent steps in November 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

No. 15 – Towneplace Suites Anaheim

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$15,600,000	Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$15,579,827	Location:	Anaheim, CA
% of Initial Pool Balance:	2.0%	Size:	139 Rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$112,085
Borrower Name:	Harvard Grand LP	Year Built/Renovated:	1999/2014
Sponsors:	IL Sung Won; Ock Ja Won; Won Family Trust	Title Vesting:	Fee
Mortgage Rate:	4.600%	Property Manager:	Twenty4Seven Hotels
Note Date:	October 15, 2015	3rd Most Recent Occupancy (As of)(4):	77.9% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(4):	75.8% (12/31/2013)
Maturity Date:	November 11, 2025	Most Recent Occupancy (As of)(4):	81.3% (12/31/2014)
IO Period:	None	Current Occupancy (As of):	85.2% (7/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of)(4):	$1,536,266 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	$1,775,065 (12/31/2014)
Call Protection:	L(25),D(88),O(7)	Most Recent NOI (As of)(4):	$2,071,192 (TTM 7/31/2015)
Lockbox Type:	Springing
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Unsecured Debt
U/W Revenues:	$5,134,540
U/W Expenses:	$3,008,525
U/W NOI:	$2,126,015
U/W NCF:	$1,920,634
U/W NOI DSCR:	2.22x
U/W NCF DSCR:	2.00x
Escrows and Reserves:	U/W NOI Debt Yield:	13.6%
U/W NCF Debt Yield:	12.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$22,300,000
Taxes	$36,131	$18,066	NAP	As-Is Appraisal Valuation Dates:	August 26, 2015
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	69.9%
FF&E Reserve	$0	$17,106(3)	NAP	LTV Ratio at Maturity or ARD:	56.8%

(1)	The borrower is permitted to incur up to $156,000 in future unsecured debt from an affiliate, subject to the satisfaction of certain conditions, including: (i) payments on such loans are only permitted out of excess net cash flow; and (ii) the unsecured debt shall be fully subordinate to the Towneplace Suites Anaheim mortgage loan.
(2)	Ongoing monthly reserves for insurance premiums are not required so long as (i) no event of default has occurred and is continuing; (ii) Towneplace Suites Anaheim Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(3)	The borrower is required to deposit an amount equal to the greater of the then existing monthly reserve or one-twelfth of 4.0% of gross revenues for the previous year monthly (initially estimated to be $17,106).
(4)	See “Cash Flow Analysis” section.

The Towneplace Suites Anaheim mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 139-room extended stay hotel located in Anaheim, California (the “Towneplace Suites Anaheim Property”). The four-story hotel was constructed in 1999, is situated on a 2.7-acre site and has 153 surface parking spaces resulting in a parking ratio of 1.1 spaces per room. The Towneplace Suites Anaheim Property underwent a recent $1.6 million renovation ($11,511 per room) between late 2013 and early 2014 to update the guest rooms and common areas. All guestrooms feature queen beds, a couch, a work desk, a dresser, a nightstand, a lounge chair, a telephone, a fully equipped kitchen and a flat screen TV. Amenities at the Towneplace Suites Anaheim Property include a business center, sundries market, outdoor pool and picnic area, complimentary breakfast, two fitness centers and two laundry rooms. The Towneplace Suites Anaheim Property benefits from its excellent location 1.0 mile northwest of Angel Stadium of Anaheim, home of Major League Baseball’s Los Angeles Angels, and 4.0 miles east of Disneyland. According to the appraisal, the estimated 2014 market mix of the Towneplace Suites Anaheim Property was 44% extended stay, 44% leisure, 7% commercial and 5% meeting and group. The franchise agreement with Marriott expires in November 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Towneplace Suites Anaheim

Sources and Uses

Sources			Uses
Original loan amount	$15,600,000	100.0%	Loan payoff	$12,435,439	79.7%
			Reserves	36,131	0.2
			Closing costs	219,392	1.4
			Return of equity	2,909,038	18.6
Total Sources	$15,600,000	100.0%	Total Uses	$15,600,000	100.0%

The following table presents certain information relating to the Towneplace Suites Anaheim Property’s competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Towneplace Suites Anaheim			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/31/2015	79.5%	$131.25	$104.28	83.8%	$118.75	$99.55	105.5%	90.5%	95.5%
TTM 7/31/2014	81.1%	$125.87	$102.04	73.3%	$107.49	$78.78	90.4%	85.4%	77.2%
TTM 7/31/2013	81.8%	$117.62	$96.20	79.8%	$97.38	$77.76	97.6%	82.8%	80.8%
(1)	Information obtained from a third party hospitality report dated August 18, 2015. The competitive set includes the following hotels: Residence Inn Anaheim Maingate, Hampton Inn Suites Los Angeles Disneyland Area, Candlewood Suites Garden Grove Anaheim Area, Homewood Suites Anaheim Main Gate Area, Extended Stay America Orange County Katella Avenue, Staybridge Suites Anaheim, Holiday Inn Express & Suites Garden Grove Anaheim South.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Towneplace Suites Anaheim Property:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 7/31/2015(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.8%	81.3%	85.2%	85.2%
ADR	$103.22	$105.80	$116.82	$116.82
RevPAR	$78.20	$86.00	$99.48	$99.48

Total Revenue	$4,021,154	$4,445,289	$5,134,539	$5,134,540	100.0%	$36,939
Total Department Expenses	1,125,262	1,179,214	1,354,561	1,354,561	26.4	9,745
Gross Operating Profit	$2,895,892	$3,266,075	$3,779,978	$3,779,979	73.6%	$27,194

Total Undistributed Expenses	1,125,936	1,236,356	1,403,382	1,408,171	27.4	10,131
Profit Before Fixed Charges	$1,769,956	$2,029,719	$2,376,596	$2,371,808	46.2%	$17,063

Total Fixed Charges	233,690	254,654	305,404	245,793	4.8	1,768

Net Operating Income	$1,536,266	$1,775,065	$2,071,192	$2,126,015	41.4%	$15,295
FF&E	0	0	0	205,382	4.0	1,478
Net Cash Flow	$1,536,266	$1,775,065	$2,071,192	$1,920,634	37.4%	$13,818

NOI DSCR	1.60x	1.85x	2.16x	2.22x
NCF DSCR	1.60x	1.85x	2.16x	2.00x
NOI DY	9.9%	11.4%	13.3%	13.6%
NCF DY	9.9%	11.4%	13.3%	12.3%
(1)	Net Operating Income increased from 2013 to 2014 and from 2014 to TTM 7/31/2015 due to renovations at the Towneplace Suites Anaheim Property in 2013 that were completed in early 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS4	Transaction Contact Information

VI.          Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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